                   SUBJECT TO COMPLETION, DATED JULY 10, 1998
INFORMATION CONTAINED IN THIS PRELIMINARY PROSPECTUS SUPPLEMENT IS SUBJECT TO COMPLETION OR AMENDMENT. THIS PRELIMINARY PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

PROSPECTUS SUPPLEMENT
(To Prospectus dated April 27, 1998)

                         8,000,000 PREFERRED SECURITIES

                          LINCOLN NATIONAL CAPITAL III
                   % TRUST ORIGINATED PREFERRED SECURITIES(SM),

                             SERIES C ("TOPRS(SM)")
                (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY)
         FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY
                          LINCOLN NATIONAL CORPORATION
                             ----------------------

    The   % Trust Originated Preferred Securities, Series C (the "Series C
TOPrS"), offered hereby represent beneficial interests in Lincoln National Capital III, a trust formed under the laws of the State of Delaware (the "Series C Issuer"). Lincoln National Corporation, an Indiana corporation (the "Company" or "Lincoln"), will be the owner of all of the beneficial interests represented by common securities of the Series C Issuer ("Series C Common Securities" and, collectively with the Series C TOPrS, the "Series C Securities"). The First National Bank of Chicago is the Property Trustee of the Series C Issuer. The Series C Issuer exists for the sole purpose of issuing the Series C TOPrS

                                                        (CONTINUED ON NEXT PAGE)

    SEE "RISK FACTORS" BEGINNING ON PAGE S-5 HEREOF FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE SERIES C TOPRS, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS OF DISTRIBUTIONS ON THE SERIES C TOPRS MAY BE DEFERRED AND THE RELATED UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF SUCH DEFERRAL.
                                ----------------

    Application has been made to have the Series C TOPrS approved for listing on the New York Stock Exchange, Inc. (the "New York Stock Exchange"). Trading of the Series C TOPrS on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the Series C TOPrS. See "Underwriting."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
     COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
      PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES.
             ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                                                            PROCEEDS TO
                                                                  PRICE TO            UNDERWRITING          THE SERIES C
                                                                 PUBLIC(1)           COMMISSION(2)          ISSUER(3)(4)
Per Series C TOPrS........................................           $                    (3)                    $
Total.....................................................           $                    (3)                    $

(1) Plus accrued distributions, if any, from July   , 1998.

(2) The Series C Issuer and Lincoln have each agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(3) In view of the fact that the proceeds of the sale of the Series C TOPrS will be invested in the Series C Subordinated Debentures, Lincoln has agreed to pay to the Underwriters as compensation ("Underwriters' Compensation") for
    their arranging the investment therein of such proceeds $    per Series C
    TOPrS (or $    in the aggregate). See "Underwriting."

(4) Expenses of the offering, which are payable by Lincoln, are estimated to be $225,000.
                              --------------------

    The Series C TOPrS offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the Series C TOPrS will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company in New York, New York, on or about
July   , 1998, against payment therefor in immediately available funds.
                              --------------------

MERRILL LYNCH & CO.
          CHASE SECURITIES INC.
                     LEHMAN BROTHERS
                                MORGAN STANLEY DEAN WITTER
                                          PAINEWEBBER INCORPORATED
                              --------------------

            The date of this Prospectus Supplement is July   , 1998.

(SM) "Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co., Inc.

    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SERIES C TOPRS. SUCH TRANSACTIONS MAY INCLUDE STABILIZING, THE PURCHASE OF SERIES C TOPRS TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

    FOR NORTH CAROLINA INVESTORS: THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED THIS OFFERING NOR HAS SUCH COMMISSIONER PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT.
                               ------------------

(CONTINUED FROM PREVIOUS PAGE)

and the Series C Common Securities and investing the proceeds thereof in
$206,186,000 initial principal amount of    % Junior Subordinated Deferrable
Interest Debentures, Series C (the "Series C Subordinated Debentures"), to be issued by Lincoln. The Series C Subordinated Debentures will mature on September 30, 2028, which date may be extended to a date not later than September 30, 2047 if certain conditions are met. The Series C TOPrS will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Series C Common Securities. See "Description of Preferred Securities--Subordination of Common Securities" in the accompanying Prospectus.

    Holders of the Series C TOPrS will be entitled to receive preferential cumulative cash distributions accruing from the date of original issuance and payable quarterly in arrears on the last day of March, June, September and December of each year (or, if any such day is not a Business Day, the next succeeding Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day), commencing September 30, 1998, at the annual rate of
  % of the Liquidation Amount of $25 per Series C TOPrS ("Distributions"). Lincoln has the right to defer payment of interest on the Series C Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity (as defined herein) of the Series C Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, Lincoln may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Series C Subordinated Debentures are so deferred, Distributions on the Series C TOPrS will also be deferred and Lincoln will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to Lincoln's capital stock or debt securities of Lincoln that rank PARI PASSU with or junior to the Series C Subordinated Debentures. During an Extension Period, interest on the Series C Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Series C TOPrS are entitled
will accumulate) at the rate of   % per annum, compounded quarterly, and holders
of Series C TOPrS will be required to accrue interest income for United States federal income tax purposes. See "Certain Terms of Series C Subordinated Debentures--Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences--Original Issue Discount."

    Lincoln has, through the Series C Guarantee, the Trust Agreement, the Series C Subordinated Debentures, the Indenture and the Expense Agreement (each as defined herein), taken together, fully, irrevocably and unconditionally guaranteed all of the Series C Issuer's obligations under the Series C TOPrS. See "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures and the Guarantees--Full and Unconditional Guarantee" in the accompanying Prospectus. The Series C Guarantee of Lincoln guarantees the payment of Distributions and payments on liquidation or redemption of the Series C TOPrS, but only in each case to the extent of funds held by the Series C Issuer, as described herein (the "Series C Guarantee"). See "Description of Guarantees" in the accompanying Prospectus. If Lincoln does not make interest payments on the Series C Subordinated Debentures held by the Series C Issuer, the Series C Issuer will have insufficient funds to pay Distributions on the Series C TOPrS. The Series C Guarantee does not cover payment of Distributions when the Series C Issuer does not have sufficient funds to pay such Distributions. In such event, a holder of Series C TOPrS may institute a legal proceeding directly against Lincoln to enforce payment of such Distributions to such holder. See "Description of Junior Subordinated Debt Securities--Enforcement of Certain Rights By Holders of Preferred Securities" in the accompanying Prospectus. The obligations of Lincoln under the Series C Guarantee and the Series C TOPrS are subordinate and junior in right of payment to all Senior Debt (as defined in "Description of Junior Subordinated Debt Securities--Subordination" in the accompanying Prospectus) of Lincoln.

    The Series C Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Series C Subordinated Debentures at maturity or their earlier redemption. The Series C Subordinated Debentures are redeemable
prior to maturity at the option of Lincoln (i) on or after       , 2003, in
whole at any time or in part from time to time, at a redemption price equal to the accrued and unpaid interest on the Series C Subordinated Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof or (ii) at any time, in whole (but not in part), upon the occurrence and continuation of a Special Event (as defined herein), at a redemption price equal to the accrued and unpaid interest on the Series C Subordinated Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof, in each case subject to the further conditions described under "Description of Junior Subordinated Debt Securities--Redemption" in the accompanying Prospectus.

    At any time, Lincoln will have the right to terminate the Series C Issuer and cause the Series C Subordinated Debentures to be distributed to the holders of the Series C TOPrS in liquidation of the Series C Issuer. If Lincoln elects to liquidate the Series C Issuer and thereby causes the Series C Subordinated Debentures to be distributed to holders of the Series C TOPrS in liquidation of the Series C Issuer, Lincoln shall have the right to extend the maturity of such Series C Subordinated Debentures, provided that it can extend the maturity only if at the time such election is made and at the time of extension (i) Lincoln is not in bankruptcy, otherwise insolvent or in liquidation, (ii) Lincoln is not in default in the payment of any interest or principal on the Series C Subordinated Debentures, (iii) the Series C Issuer is not in arrears on payments of Distributions on the Series C TOPrS and no deferred Distributions are accumulated, (iv) the Series C Subordinated Debentures are rated not less than BBB- by Standard & Poor's Ratings Services or Baa3 by Moody's Investors Service, Inc. or the equivalent by any other nationally recognized statistical rating organization and (v) the extended Stated Maturity is no later than the 49th anniversary of the initial issuance of the Series C TOPrS. See "Certain Terms of Series C Subordinated Debentures--General."

    The Series C Subordinated Debentures are subordinate and junior in right of payment to all Senior Debt of Lincoln. As of May 31, 1998, Lincoln had approximately $811.7 million aggregate principal amount of Senior Debt outstanding. The terms of the Series C Subordinated Debentures place no limitation on the amount of Senior Debt that may be incurred by Lincoln. Lincoln is a non-operating holding company and almost all of the operating assets of Lincoln and its consolidated subsidiaries are owned by such subsidiaries. Lincoln relies primarily on interest and dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. See "Lincoln National Corporation." Accordingly, the Series C Subordinated Debentures will be subordinated to all Senior Debt of Lincoln and effectively subordinated to all existing and future liabilities of Lincoln's subsidiaries, and holders of Series C Subordinated Debentures should look only to the assets of Lincoln for payments on Series C Subordinated Debentures. The payment of dividends and interest on surplus notes by Lincoln's insurance company subsidiaries is limited under the insurance holding company laws of the states in which such subsidiaries are domiciled. See "Description of Junior Subordinated Debt Securities--Subordination" in the accompanying Prospectus.

    In the event of the termination of the Series C Issuer, after satisfaction of liabilities to creditors of the Series C Issuer as required by applicable law, the holders of the Series C TOPrS will be entitled to receive a Liquidation Amount of $25 per Series C TOPrS plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount in Series C Subordinated Debentures, subject to certain exceptions. See "Description of Preferred Securities--Liquidation Distribution Upon Termination" in the accompanying Prospectus.

    Application has been made to have the Series C TOPrS approved for listing on the New York Stock Exchange under the symbol "LNC PrZ." If the Series C Subordinated Debentures are distributed to the holders of Series C TOPrS upon the liquidation of the Series C Issuer, Lincoln will use its best efforts to list the Series C Subordinated Debentures on the New York Stock Exchange or such other stock exchanges or other self-regulatory organizations, if any, on which the Series C TOPrS are then listed or traded.

    The Series C TOPrS will be represented by global certificates registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Series C TOPrS will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC. Except as described in the accompanying Prospectus, Series C TOPrS in certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance" in the accompanying Prospectus.

    THE FOLLOWING INFORMATION SUPPLEMENTS AND SHOULD BE READ IN CONJUNCTION WITH THE INFORMATION CONTAINED IN THE ACCOMPANYING PROSPECTUS. AS USED HEREIN, (I) THE "INDENTURE" MEANS THE JUNIOR SUBORDINATED INDENTURE, AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME, BETWEEN LINCOLN AND THE FIRST NATIONAL BANK OF CHICAGO, AS TRUSTEE (THE "DEBENTURE TRUSTEE"), AND (II) THE "TRUST AGREEMENT" MEANS THE AMENDED AND RESTATED TRUST AGREEMENT RELATING TO THE SERIES C ISSUER AMONG LINCOLN, AS DEPOSITOR, THE FIRST NATIONAL BANK OF CHICAGO, AS PROPERTY TRUSTEE (THE "PROPERTY TRUSTEE"), FIRST CHICAGO DELAWARE INC., AS DELAWARE TRUSTEE (THE "DELAWARE TRUSTEE"), AND THE ADMINISTRATIVE TRUSTEES NAMED THEREIN (COLLECTIVELY, WITH THE PROPERTY TRUSTEE AND DELAWARE TRUSTEE, THE "ISSUER TRUSTEES"). EACH OF THE OTHER CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT AND NOT OTHERWISE DEFINED IN THIS PROSPECTUS SUPPLEMENT HAS THE MEANING SET FORTH IN THIS PROSPECTUS SUPPLEMENT OR IN THE ACCOMPANYING PROSPECTUS.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by Lincoln with the Commission are incorporated into this Prospectus Supplement by reference:

    1.  Lincoln's Annual Report on Form 10-K for the year ended December 31,
       1997.

    2. Lincoln's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

    3. Lincoln's Current Reports on Form 8-K, dated January 13, 1998, March 24, and May 28, 1998.

    Each document or report filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date hereof and prior to the termination of any offering of securities made by the Prospectus and this Prospectus Supplement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such document. Any statement contained in the Prospectus or this Prospectus Supplement, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference therein or herein, shall be deemed modified or superseded for purposes of the Prospectus and this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus or this Prospectus Supplement.

    The Company will provide without charge to any person to whom this Prospectus Supplement is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to: C. Suzanne Womack, Secretary, Lincoln National Corporation, 200 East Berry Street, Fort Wayne, Indiana 46802-2706, telephone number (219) 455-3271.

                                  RISK FACTORS

    PROSPECTIVE PURCHASERS OF THE SERIES C TOPRS SHOULD CAREFULLY REVIEW THE INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS AND SHOULD PARTICULARLY CONSIDER THE FOLLOWING MATTERS.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE SERIES C GUARANTEE AND THE SERIES
  C SUBORDINATED DEBENTURES

    The obligations of Lincoln under the Series C Guarantee issued by Lincoln for the benefit of the holders of Series C TOPrS are unsecured and rank subordinate and junior in right of payment to all Senior Debt of Lincoln. The obligations of Lincoln under the Series C Subordinated Debentures are subordinate and junior in right of payment to all such Senior Debt. At May 31, 1998, the Senior Debt of Lincoln was approximately $811.7 million. Lincoln is a non-operating holding company and almost all of the operating assets of Lincoln and its consolidated subsidiaries are owned by such subsidiaries. Lincoln relies primarily on interest and dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. Accordingly, the Series C Subordinated Debentures will be effectively subordinated to all existing and future liabilities of Lincoln's subsidiaries, and holders of Series C Subordinated Debentures should look only to the assets of Lincoln for payments on the Series C Subordinated Debentures. The payment of dividends and interest on surplus notes by Lincoln's insurance company subsidiaries is limited under the insurance holding company laws of the states in which such subsidiaries are domiciled. See "Risk Factors--Holding Company Structure." Neither of the Indenture, the Series C Guarantee nor the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Debt, that may be incurred by Lincoln. See "Description of Guarantees--Status of the Guarantees" and "Description of Junior Subordinated Debt Securities--Subordination" in the accompanying Prospectus.

    The ability of the Series C Issuer to pay amounts due on the Series C TOPrS is solely dependent upon Lincoln making payments on the Series C Subordinated Debentures as and when required.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES

    Lincoln has the right under the Indenture to defer the payment of interest on the Series C Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series C Subordinated Debentures. As a consequence of any such deferral, quarterly Distributions on the Series C TOPrS by the Series C Issuer will be deferred (and the amount of Distributions to which holders of the Series C TOPrS
are entitled will accumulate additional Distributions thereon at the rate of   %
per annum, compounded quarterly from the relevant payment date for such Distributions) during any such Extension Period. During any such Extension Period, Lincoln may not, and may not permit any subsidiary of Lincoln to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Lincoln's capital stock or
(ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Lincoln (including other Junior Subordinated Debentures) that rank PARI PASSU with or junior in interest to the Series C Subordinated Debentures or make any guarantee payments with respect to any guarantee by Lincoln of the debt securities of any subsidiary of Lincoln if such guarantee ranks PARI PASSU or junior in interest to the Series C Subordinated Debentures (other than (a) dividends or distributions in common stock of Lincoln, (b) redemptions or purchases of any rights pursuant to Lincoln's Rights Plan, or any successor to such Rights Plan, and the declaration of a dividend of such rights or the issuance of stock under such plans in the future, (c) payments under any Guarantee, and (d) purchases of common stock related to the issuance of common stock or rights under any of Lincoln's benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, Lincoln may further extend the interest payment period, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Series C Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, Lincoln may elect to begin a new Extension Period subject to the above requirements. There is no limitation on the number of times that Lincoln may elect to begin an Extension Period. See "Certain Terms of Series C TOPrS--Distributions" and "Certain Terms of Series C Subordinated Debentures--Option to Extend Interest Payment Period."

    Should an Extension Period occur, a holder of Series C TOPrS will continue to accrue income (in the form of original issue discount on a constant yield method) in respect of its pro rata share of the Series C Subordinated Debentures held by the Series C Issuer for United States federal income tax purposes. As a result, a holder of Series C TOPrS will include such income in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash related to such income from the Series C Issuer if the holder disposes of the Series C TOPrS prior to the record date for the payment of Distributions. See "Certain Federal Income Tax Consequences--Original Issue Discount" and "--Sale or Redemption of Series C TOPrS."

    Lincoln has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Series C Subordinated Debentures. However, should Lincoln elect to exercise such right in the future, the market price of the Series C TOPrS is likely to be affected. A holder that disposes of its Series C TOPrS during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Series C TOPrS. In addition, as a result of the existence of Lincoln's right to defer interest payments, the market price of the Series C TOPrS (which represent preferred beneficial interests in the Series C Issuer) may be more volatile than the market prices of other securities on which original issue discount accrues that are not subject to such deferrals.

SPECIAL EVENT REDEMPTION

    Upon the occurrence and continuation of a Special Event, Lincoln has the right to redeem the Series C Subordinated Debentures in whole (but not in part) within 90 days following the occurrence of such Special Event and therefore cause a mandatory redemption of the Series C Securities at the redemption price. "Special Event" means an Investment Company Event or a Tax Event. An "Investment Company Event" means the receipt by the Series C Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the Series C Issuer is or will be considered an investment company that is required to be registered under the Investment Company Act of 1940, as amended, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Series C TOPrS. A "Tax Event" means the receipt by the Series C Issuer of an opinion of counsel experienced in such matters to the effect that, (a) as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or (b) as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of issuance of the Series C TOPrS under the Trust Agreement, there is more than an insubstantial risk that (i) the Series C Issuer is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Series C Subordinated Debentures, (ii) interest payable by Lincoln on the Series C Subordinated Debentures is not, or within 90 days of such opinion, will not be, deductible by Lincoln, in whole or in part, for United States federal income tax purposes, or (iii) the Series C Issuer is, or will be within 90 days of the date of the opinion, subject to more than a DE MINIMUS amount of other taxes, duties or other governmental charges.

EXCHANGE OF SERIES C TOPRS FOR SERIES C SUBORDINATED DEBENTURES

    There can be no assurance as to the market prices for Series C TOPrS or Series C Subordinated Debentures that may be distributed in exchange for Series C TOPrS if a liquidation of the Series C Issuer occurs. Accordingly, the Series C TOPrS that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Series C Subordinated Debentures that a holder of Series C TOPrS may receive on liquidation of the Series C Issuer, may trade at a discount to the price that the investor paid to purchase the Series C TOPrS offered hereby. In addition, because Lincoln has the right to extend the maturity of the Series C Subordinated Debentures upon a termination of the Series C Issuer and the distribution of the Series C Subordinated Debentures to holders of Series C TOPrS, there can be no assurance that Lincoln will not exercise its option to change the maturity of the Series C Subordinated Debentures upon an exchange.

    Under current United States federal income tax law and interpretations, a distribution of the Series C Subordinated Debentures upon liquidation of the Series C Issuer would not be a taxable event to holders of the Series C TOPrS. However, if any event described in clauses (a) and (b) of the definition of "Tax Event" above were to occur which would cause the Series C Issuer to be subject to United States federal income tax with respect to income received or accrued on the Series C Subordinated Debentures, as the case would be if, for example, the Series C Issuer were treated as an association taxable as a corporation, a distribution of the Series C Subordinated Debentures by the Series C Issuer could be a taxable event to the Series C Issuer and the holders of the Series C TOPrS. See "Certain Federal Income Tax Consequences-- Distribution of Series C Subordinated Debentures to Holders of Series C TOPrS."

RIGHTS UNDER THE SERIES C GUARANTEE

    The Series C Guarantee will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The First National Bank of Chicago will act as the indenture trustee under the Series C Guarantee (the "Guarantee Trustee") for the purposes of compliance with the Trust Indenture Act and will hold the Series C Guarantee for the benefit of the holders of the Series C TOPrS. The First National Bank of Chicago will also act as Debenture Trustee for the Series C Subordinated Debentures and as Property Trustee and First Chicago Delaware, Inc. will act as Delaware Trustee under the Trust Agreement. The Series C Guarantee guarantees to the holders of the Series C TOPrS the following payments, to the extent not paid by the Series C Issuer:
(i) any accumulated and unpaid Distributions required to be paid on the Series C TOPrS, to the extent that the Series C Issuer has funds on hand available therefor at such time, (ii) the redemption price with respect to any Series C TOPrS called for redemption, to the extent that the Series C Issuer has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Series C Issuer (unless the Series C Subordinated Debentures are distributed to holders of the Series C TOPrS), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment to the extent that the Series C Issuer has funds on hand available therefor at such time and (b) the amount of assets of the Series C Issuer remaining available for distribution to holders of the Series C TOPrS. The holders of not less than a majority in aggregate liquidation amount of the Series C TOPrS have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Series C Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Series C Guarantee. Any holder of the Series C TOPrS may institute a legal proceeding directly against Lincoln to enforce its rights under the Series C Guarantee without first instituting a legal proceeding against the Series C Issuer, the Guarantee Trustee or any other person or entity. If Lincoln were to default on its obligation to pay amounts payable under the Series C Subordinated Debentures, the Series C Issuer would lack funds for the payment of Distributions or amounts payable on redemption of the Series C TOPrS or otherwise, and, in such event, holders of the Series C TOPrS would not be able to rely upon the Series C Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of Lincoln to pay interest on or principal of the Series C Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Series C TOPrS may institute a legal proceeding directly against Lincoln for enforcement of payment to such holder of the principal of or interest on such Series C Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Series C TOPrS of such holder (a "Direct

Action"). In connection with such Direct Action, Lincoln will have a right of set-off under the Indenture to the extent of any payment made by Lincoln to such holder of Series C TOPrS in the Direct Action. Except as described herein, holders of Series C TOPrS will not be able to exercise directly any other remedy available to the holders of the Series C Subordinated Debentures or assert directly any other rights in respect of the Series C Subordinated Debentures. See "Description of Junior Subordinated Debt Securities--Enforcement of Certain Rights by Holders of Preferred Securities," "Description of Junior Subordinated Debt Securities--Junior Subordinated Debt Security Events of Default" and "Description of Guarantees" in the accompanying Prospectus. The Trust Agreement provides that each holder of Series C TOPrS by acceptance thereof agrees to the provisions of the Series C Guarantee and the Indenture.

LIMITED VOTING RIGHTS

    Holders of Series C TOPrS will generally have limited voting rights relating only to the modification of the Series C TOPrS, the dissolution, winding-up or liquidation of the Series C Issuer, and the exercise of the Series C Issuer's rights as holder of Series C Subordinated Debentures. Holders of Series C TOPrS will not be entitled to vote to appoint, remove or replace the Property Trustee or the Delaware Trustee, and such voting rights are vested exclusively in the holder of the Series C Common Securities except upon the occurrence of certain events described herein. The Property Trustee, the Administrative Trustees and Lincoln may amend the Trust Agreement without the consent of holders of Series C TOPrS to ensure that the Series C Issuer will be classified for United States federal income tax purposes as a grantor trust even if such action adversely affects the interests of such holders. See "Description of Preferred Securities--Voting Rights; Amendment of Each Trust Agreement" and "--Removal of Issuer Trustees" in the accompanying Prospectus.

TRADING CHARACTERISTICS OF SERIES C TOPRS

    Application has been made to have the Series C TOPrS approved for listing on the New York Stock Exchange. The Series C TOPrS may trade at prices that do not fully reflect the value of accrued but unpaid interest with respect to the underlying Series C Subordinated Debentures. A holder of Series C TOPrS that disposes of its Series C TOPrS between record dates for payments of Distributions (and consequently does not receive a Distribution from the Series C Issuer for the period prior to such disposition) will nevertheless be required to include accrued but unpaid interest on the Series C Subordinated Debentures through the date of disposition in income as ordinary income and to add such amount to its adjusted tax basis in the Series C TOPrS disposed of. Such holder will recognize a capital loss to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than its adjusted tax basis (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences--Sale or Redemption of Series C TOPrS."

    As indicated above, application has been made to have the Series C TOPrS approved for listing on the New York Stock Exchange. If the Series C TOPrS are not listed on a national securities exchange or the NASDAQ National Market and the Underwriters do make a market in the Series C TOPrS, the liquidity of the Series C TOPrS could be adversely affected.

HOLDING COMPANY STRUCTURE

    As a holding company with no significant business operations of its own, Lincoln relies on dividends and interest on surplus notes from its insurance company subsidiaries, which are primarily domiciled in Indiana, as the principal source of cash to meet its obligations, including the payment of principal of (and premium, if any) and any interest on debt obligations of Lincoln (including the Series C Subordinated Debentures), and to pay dividends to holders of its capital stock. An Indiana-domiciled insurer may not pay a dividend or interest on surplus notes without notifying the state insurance department and providing certain information. In addition, the payment of dividends by Indiana-domiciled insurers is limited under the insurance holding company laws which require notice to and approval by the state insurance commissioner for the declaration or payment of any dividend, which together with other dividends or distributions made within the preceding twelve months, exceeds the greater of (i) 10% of the insurer's statutory surplus as of December 31 of the preceding year or (ii) net income if the insurer is a property-casualty insurance company or net gain from operations if the insurer is a life insurance company, for the twelve-month period ending on the thirty-first day of December last preceding. The insurance holding company laws of the other jurisdictions in which Lincoln's insurance subsidiaries are incorporated generally contain similar (although in certain instances somewhat more restrictive) limitations on the payment of dividends. Based upon these regulations, Lincoln's insurance subsidiaries could pay dividends to Lincoln in 1998 of approximately $396.2 million, without obtaining specific approval from the insurance commissioners. Dividends payable by non-insurance subsidiaries are not subject to regulatory limitations.

    In connection with the acquisition of the CIGNA individual life insurance and annuity business, Lincoln National Life Insurance Company issued a $500 million surplus note to Lincoln. The note bears interest at a fixed 6.56% rate. Principal repayments are not required until the note matures in the year 2028. However, beginning in the year 2003, Lincoln has an annual demand right for repayment of all, or any portion, of the outstanding principal balance of the surplus note. Under applicable law, approval of the Commissioner of Insurance of the State of Indiana must be obtained prior to the payment of any interest or principal on the surplus note. It is anticipated that an additional intercompany surplus note will be issued in connection with the acquisition of Aetna's domestic individual life insurance business by Lincoln National Life Insurance Company.

                           FORWARD-LOOKING STATEMENTS

    Investors are cautioned that certain statements contained or incorporated by reference in this Prospectus are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Statements which are predictive in nature, which depend upon or refer to future events or conditions, or which include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions constitute forward-looking statements. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future Lincoln actions, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to, among other things, risks, uncertainties and assumptions about Lincoln, economic factors and the insurance industry generally. Such statements are not guaranties of future performance and Lincoln has no specific intentions to update those statements.

    Actual events and results could differ materially from those indicated in the forward-looking statements made by Lincoln due to, among other changes not currently known, subsequent significant changes in: Lincoln (E.G., acquisitions and dispositions), financial markets (E.G., interest rates and securities markets), legislation (E.G., taxes and product taxation), regulation (insurance and securities regulation), acts of God (E.G., hurricanes, earthquakes and storms), insurance risks (E.G., policyholder mortality and morbidity) and competition.

                          LINCOLN NATIONAL CAPITAL III

    Lincoln National Capital III is a statutory business trust formed under Delaware law pursuant to (i) the Trust Agreement executed by Lincoln, as Depositor, The First National Bank of Chicago, as Property Trustee, First Chicago Delaware, Inc., Delaware Trustee, and the Administrative Trustees named therein, and (ii) the filing of a certificate of trust with the Delaware Secretary of State on May 20, 1996. The Series C Issuer's business and affairs are conducted by the Issuer Trustees: The First National Bank of Chicago, as Property Trustee, and First Chicago Delaware, Inc., Delaware Trustee, and two individual Administrative Trustees who are employees or officers of or affiliated with Lincoln. The Series C Issuer exists for the exclusive purposes of (i) issuing and selling the Series C TOPrS and Series C Common Securities,
(ii) using the proceeds from the sale of Series C TOPrS and Series C Common Securities to acquire Series C Subordinated Debentures issued by Lincoln and
(iii) engaging in only those other
activities necessary or incidental thereto (such as registering the transfer of the Series C Securities). Accordingly, the Series C Subordinated Debentures will be the sole assets of the Series C Issuer, and payments under the Series C Subordinated Debentures will be the sole revenue of the Series C Issuer. All of the Series C Common Securities will be owned by Lincoln. The Series C Common Securities will rank PARI PASSU, and payments will be made thereon pro rata, with the Series C TOPrS, except that upon the occurrence and continuance of an event of default under the Trust Agreement resulting from an Event of Default under the Indenture, the rights of Lincoln as holder of the Series C Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Series C TOPrS. See "Description of Preferred Securities--Subordination of Common Securities" in the accompanying Prospectus. Lincoln will acquire Series C Common Securities in an aggregate liquidation amount equal to approximately 3% of the total capital of the Series C Issuer. The Series C Issuer has a term of 55 years, but may terminate earlier as provided in the Trust Agreement. The principal executive office of the Series C Issuer is 200 East Berry Street, Fort Wayne, Indiana 46802, Attention: Secretary, and its telephone number is (219) 455-3271.

    No separate financial statements of the Series C Issuer have been included herein. The Company and the Series C Issuer do not consider that such financial statements would be material to holders of the Series C TOPrS because the Series C Issuer is a special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than its holding as trust assets the Series C Subordinated Debentures and the issuance of the Series C TOPrS. The Series C Issuer is not currently subject to the information reporting requirements of the Exchange Act. The Series C Issuer will become subject to such requirements upon the effectiveness of the Registration Statement, although the Trust intends to seek and expects to receive an exemption therefrom.

                          LINCOLN NATIONAL CORPORATION

    Lincoln National Corporation is a holding company with consolidated assets as of March 31, 1998 of approximately $87.9 billion and shareholders' equity of approximately $5.1 billion. Through subsidiaries, Lincoln operates multiple insurance and investment management businesses. Operations are divided into four business segments: (1) Life Insurance and Annuities, (2) Lincoln UK, (3) Reinsurance and (4) Investment Management. Lincoln is an Indiana corporation with its principal office at 200 East Berry Street, Fort Wayne, Indiana 46802-2706. Its telephone number is (219) 455-2000.

    LIFE INSURANCE AND ANNUITIES. The Life Insurance and Annuities segment is comprised of the operations of Lincoln National Life Insurance Company, First Penn-Pacific Life Insurance Company, Lincoln Life & Annuity Company of New York and Lincoln Financial Advisors Corporation. A network of 68 life insurance agencies, independent life insurance brokers, insurance agencies located within financial institutions and specifically trained employees sells fixed annuities, variable annuities, pension products, universal life insurance, variable universal life insurance, whole life and other individual insurance coverages in most states of the United States. The distribution network includes approximately 2,200 career agents, 15,600 brokers and access to 51,800 stockbrokers and financial planners. This segment reported income from operations of $255.8 million in 1997, a 20% increase over the $212.5 million reported in 1996. This earnings growth is primarily attributable to the annuity business where earnings increased 23% in 1997 to $203.0 million.

    Account values for this segment's annuities, 401(k) retirement plans, life insurance and pensions totaled $53.7 billion as of December 31, 1997, an increase of 14.5% over the account values as of December 31, 1996. Life insurance in force in this segment as of December 31, 1997, totaled $63.5 billion, an increase of 29% over $49.1 billion as of December 31, 1996.

    Income from operations for the quarter ended March 31, 1998 was $90.0 million versus $56.8 million in the prior year quarter. This increase is the result of the addition of the life and annuity business acquired from CIGNA Corporation ("CIGNA") and the continuation of strong earnings from annuities. As of March 31, 1998 account values and life insurance in-force totaled $61.7 billion and $108.8 billion, respectively. The growth since December 31, 1997 includes $4.4 billion and $42 billion related to the business acquired from CIGNA.

    Prior to the acquisition of additional life insurance and annuities business (see "--Recent Developments" below), this segment accounted for approximately 50% of income from operations. Following the completion of these acquisitions, it is anticipated that this segment will account for approximately 75% of Lincoln's consolidated income from operations.

    LINCOLN UK. Lincoln UK offers life, investment and income protection and retirement planning products in the U.K. market, primarily through 1,800 direct sales representatives and tied agents. The products offered are primarily unit-linked products where investment risk is borne by the policyholder. The segment reported income from operations of $66.6 million in 1997, excluding an after-tax charge of $174.9 million to strengthen reserves for future liabilities concerning past sales of pension products to individuals. Excluding the charge, this segment's 1997 income from operations was slightly higher than in 1996.

    Income from operations for the quarter ended March 31, 1998 was $17.2 million versus $16.5 million in the prior year quarter.

    REINSURANCE. The Reinsurance segment, conducted through Lincoln's reinsurance companies ("Lincoln Re"), is one of the leading life-health reinsurers in the world, with worldwide net premium income of $1.7 billion in 1997. As of December 31, 1997, Lincoln Re's individual and group life business in-force was $183.5 billion, an increase of 14% over the prior year.

    By providing innovative programs, tailored to clients' needs, Lincoln Re has achieved a client base of more than 1,700 U.S. and 350 international companies and a client retention rate of more than 95%. Lincoln Re does business in more than 50 countries and has offices in Toronto, Brussels, London, Mexico City, Buenos Aires, Manila and Singapore. Lincoln also maintains representative offices in China.

    This segment had income from operations, excluding special charges, of $92.1 million in 1997, a 24% increase over the $74 million reported in 1996. Two special charges were taken in 1997: (i) $130 million for disability income reserve strengthening, a business that has proven to be one of the most difficult for the insurance industry in this decade, and (ii) $113.7 million for reserve strengthening for certain personal accident reinsurance business (certain excess-of-loss personal accident reinsurance programs created in the London market have produced unexpectedly heavy losses). These charges resulted in a net operating loss of $136.4 million in 1997.

    Income from operations for the quarter ended March 31, 1998 was $26.4 million versus $19.4 million in the prior year quarter. This 36% increase was the result of the continuation of strong individual life reinsurance sales and favorable mortality. Individual and group life insurance in-force was $190.0 billion as of March 31, 1998.

    INVESTMENT MANAGEMENT. The investment management segment is composed of the operations of Delaware Management Holdings, Inc., Lynch & Mayer, Inc. and Vantage Global Advisors, Inc. Each of these operating companies operates autonomously and is encouraged to preserve its distinctive investment style. Lincoln is focused on expanding its role as a money manager for both retail and institutional business. Particular emphasis is being given to accelerating the growth of the segment's retail mutual funds operation.

    The investment management segment had assets under management of $54.0 billion at December 31, 1997, a 25% increase over the preceding year. The segment's retail mutual fund and wrap fee assets totaled $22.5 billion at December 31, 1997, which was a 40% increase from the $16.1 billion at December 31, 1996. While some of this growth was due to the acquisition in 1997 of the Voyageur Fund Managers, representing $2.6 billion in assets, most of the growth was internal and is attributable to enhanced service quality and the expansion of distribution channels. The institutional investment management business had assets under management of $31.5 billion at December 31, 1997, compared with $27.1 billion at December 31, 1996.

    The investment management segment had income from operations of $4.5 million in 1997, compared with $10.2 million in 1996. This decrease in income was due to increased spending to expand retail operations at Delaware Management, including increasing marketing personnel, broadening product offerings and upgrading customer service. Lincoln believes such efforts are key to the growth of the retail mutual funds operation.

    Income from operations for the quarter ended March 31, 1998 was $2.9 million versus $523,000 in the prior year quarter. This increase resulted from the expansion of distribution channels during 1997. Retail and institutional assets under management were $25.0 billion and $35.2 billion, respectively, as of March 31, 1998.

    RECENT DEVELOPMENTS. On January 2, 1998, Lincoln completed the purchase of a block of individual life insurance and annuity business from CIGNA for approximately $1.4 billion. This acquisition also required additional expenditures to cover expenses associated with the purchase and to provide additional capital for the Life Insurance and Annuities segment to support this business totaling $228.5 million. This transaction is being accounted for using purchase accounting and, accordingly, the operating results generated by this block of business have been included in Lincoln's consolidated financial statements starting January 2, 1998. In addition to approximately $41 billion of individual life insurance in force, Lincoln acquired a career agency force with 600 financial planners, expanded estate and financial planning capabilities, a life brokerage operation and an annuity distribution system. During 1997, this block produced premiums, fees and deposits of approximately $1.2 billion and earnings of $98 million on a basis of generally accepted accounting principles and prior to any adjustments required by purchase accounting.

    Lincoln recorded a restructuring charge to its Life Insurance and Annuities segment during the first quarter of 1998 of $20.0 million ($30.8 million pre-tax) to cover certain costs of integrating the existing operations with the new block of business.

    On May 21, 1998, Lincoln announced that it signed a definitive agreement to acquire a block of individual life insurance business from Aetna Inc. ("Aetna") for $1.0 billion. The transaction includes approximately $50 billion of individual life insurance in-force and the services of 57 managing general agents and 29 life brokerage managers. The acquisition is expected to involve additional expenditures totaling approximately $165 million to cover expenses associated with the purchase and to provide additional capital to the Life Insurance and Annuities segment to support this business. The transaction will be accounted for using purchase accounting and, accordingly, the operating results generated by this block of business after the closing will be included in Lincoln's consolidated financial statements from the closing date. The transaction is expected to close in the fourth quarter of 1998. As of June 30, 1998, this block of business had liabilities, measured on a statutory basis, of $3.0 billion. The liabilities as updated to the closing date will become Lincoln's obligation at the time of closing. Lincoln will also receive assets, measured on a historic statutory basis, equal to the liabilities. During 1997, this block produced premiums and fees of $277 million and net income of $77 million on a basis of generally accepted accounting principles, prior to adjustments required by purchase accounting. An initial application of purchase accounting to this block of business would indicate that goodwill and other intangible assets will be approximately $300 million and $800 million, respectively. Additional analysis of this block of business after closing could result in a change in these amounts or the shifting of amounts between goodwill and other intangible assets. Approximately one-half of the funding for this acquisition is expected to be financed from available cash reserves, and the other one-half is expected to be financed from the net proceeds from the sale of securities, including the Series C TOPrS. See "Use of Proceeds."

                      SELECTED CONSOLIDATED FINANCIAL DATA

    The following table presents selected consolidated financial data of the Company. The data at December 31, 1997, 1996 and 1995 and for the three years ended December 31, 1997 are derived from the Company's audited financial statements for those years. Selected unaudited financial data at March 31, 1998 and 1997 and for each of the three month periods ended March 31, 1998 and 1997 reflect, in the opinion of the Company, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results of operations for these periods. The results of operations for the three months ended March 31, 1998 are not necessarily indicative of results to be expected for the full year. The following data should be read in conjunction with the financial statements and the related notes thereto incorporated by reference in this Prospectus Supplement and the accompanying Prospectus.

                                                          QUARTER ENDED MARCH
                                                                  31,               YEAR ENDED DECEMBER 31,
                                                          --------------------  -------------------------------
                                                            1998       1997       1997       1996       1995
                                                          ---------  ---------  ---------  ---------  ---------
                                                              (MILLIONS OF DOLLARS, EXCEPT PER SHARE DATA)
Total revenue...........................................  $ 1,448.0  $ 1,198.1  $ 4,898.5  $ 4,733.6  $ 4,586.5
                                                          ---------  ---------  ---------  ---------  ---------
                                                          ---------  ---------  ---------  ---------  ---------
Net income from continuing operations(1)................  $   122.0  $    83.0  $    22.2  $   356.4  $   301.4
Net income from discontinued operations.................     --           48.3      134.9      157.2      180.8
Gain on sale of discontinued operations.................     --         --          776.9     --         --
                                                          ---------  ---------  ---------  ---------  ---------
  Net Income(1).........................................  $   122.0  $   131.3  $   934.0  $   513.6  $   482.2
                                                          ---------  ---------  ---------  ---------  ---------
                                                          ---------  ---------  ---------  ---------  ---------
Per Share Data:(2)
Net income from continuing operations...................  $    1.22  $     .79  $     .21  $    3.38  $    2.88
Net income from discontinued operations.................     --            .47       1.30       1.49       1.72
Gain on sale of discontinued operations.................     --         --           7.47     --         --
                                                          ---------  ---------  ---------  ---------  ---------
  Net Income--Diluted...................................  $    1.22  $    1.26  $    8.98  $    4.87  $    4.60
                                                          ---------  ---------  ---------  ---------  ---------
                                                          ---------  ---------  ---------  ---------  ---------
  Net Income--Basic.....................................  $    1.22  $    1.27  $    9.11  $    4.95  $    4.78
                                                          ---------  ---------  ---------  ---------  ---------
                                                          ---------  ---------  ---------  ---------  ---------
Common stock dividend...................................  $     .52  $     .49  $    1.99  $    1.87  $    1.75
                                                          ---------  ---------  ---------  ---------  ---------
                                                          ---------  ---------  ---------  ---------  ---------

                                                         MARCH 31,                    DECEMBER 31,
                                                   ----------------------  ----------------------------------
                                                      1998        1997        1997        1996        1995
                                                   ----------  ----------  ----------  ----------  ----------
                                                          (MILLIONS OF DOLLARS, EXCEPT PER SHARE DATA)
Assets...........................................  $ 87,884.5  $ 71,996.6  $ 77,174.7  $ 71,713.4  $ 63,257.7
Long-term debt(3)................................       811.7       625.7       511.0       626.3       659.3
Minority interest-preferred securities of
 subsidiary companies............................       315.0       315.0       315.0       315.0      --
Shareholders' equity.............................     5,054.2     4,281.1     4,982.9     4,470.0     4,378.1
Per Share Data:(2)
Shareholders' equity (Securities at market)......  $    50.24  $    41.36  $    49.27  $    43.00  $    41.89
Shareholders' equity (Securities at cost)........       45.52       39.44       44.96       39.03       35.21

------------------------

(1) Net income from continuing operations and net income for 1995 and 1997 include the impact of the changes in estimate of the reserve level needed for the Company's disability income business ($121.6 million and $130.0 million, respectively, after-tax). Also, 1997 includes a change in estimate for reserves of (1) Lincoln UK's pension business of $174.9 million after-tax and (2) Reinsurance's personal accident programs of $113.7 million after-tax. See "Lincoln National Corporation."

(2) Per share amounts were also affected by the issuance of 1,398,112 shares of Common Stock in 1997, and the retirement of 694,582 and 4,948,900 shares of Common Stock in 1996 and 1997, respectively.

(3) Long-term debt as of May 31, 1998 was unchanged from the $811.7 million shown for March 31, 1998.

                                 CAPITALIZATION

    The following table sets forth the consolidated capitalization of Lincoln and its subsidiaries as of March 31, 1998 and as adjusted to give effect to the consummation of the offering of the Series C TOPrS. See "Use of Proceeds." The following data should be read in conjunction with the consolidated financial statements and notes thereto of Lincoln and its subsidiaries incorporated herein by reference.

                                                                                               MARCH 31, 1998
                                                                                           ----------------------
                                                                                            ACTUAL    AS ADJUSTED
                                                                                           ---------  -----------
                                                                                               (IN MILLIONS)
Short-term debt (including current maturities of long-term debt).........................  $   364.9   $   364.9
                                                                                           ---------  -----------
                                                                                           ---------  -----------
Long-term debt less current portion:
  7 1/8% Notes due 1999..................................................................       99.8        99.8
  7 5/8% Notes due 2002..................................................................       99.5        99.5
  7 1/4% Debentures due 2005.............................................................      191.4       191.4
  6 1/2% Notes due 2008..................................................................      100.2       100.2
  7% Notes due 2018......................................................................      200.3       200.3
  9 1/8% Debentures due 2024.............................................................      119.8       119.8
  Mortgages and other notes..............................................................         .7          .7
                                                                                           ---------  -----------
    Total long-term debt (less current portion)..........................................      811.7       811.7
Minority Interest--Preferred Securities of Subsidiary Companies, Series A and Series
  B(1)...................................................................................      315.0       315.0
Minority Interest--Preferred Securities of Subsidiary Companies, Series C(2).............     --           200.0
                                                                                           ---------  -----------
    Total long-term debt (less current portion) and minority interests...................    1,126.7     1,326.7
Shareholders' Equity:
  Preferred Stock, without par value:
    Authorized: 10,000,000 shares
    Issued and outstanding:
      35,091 shares of $3.00 Convertible Cumulative Preferred Stock, Series A............        1.1         1.1
  Common Stock, without par value:
    Authorized: 800,000,000 shares
    Issued and outstanding: 100,325,208 shares...........................................      963.4       963.4
Earned surplus...........................................................................    3,562.3     3,562.3
Foreign currency translation adjustment..................................................       52.4        52.4
Net unrealized gain on securities available-for-sale.....................................      475.0       475.0
                                                                                           ---------  -----------
    Total shareholders' equity...........................................................    5,054.2     5,054.2
      Total capitalization...............................................................  $ 6,180.9   $ 6,380.9
                                                                                           ---------  -----------
                                                                                           ---------  -----------

------------------------

(1) In July 1996, Lincoln National Capital I issued 8,600,000 8 3/4% Cumulative Quarterly Income Preferred Securities, Series A. The sole assets of Lincoln National Capital I are the 8 3/4% Junior Subordinated Deferrable Interest Debentures, Series A, issued by Lincoln to the Series A Issuer. In August 1996, Lincoln National Capital II issued 4,000,000 8.35% Trust Originated Preferred Securities, Series B. The sole assets of Lincoln National Capital II are the 8.35% Junior Subordinated Deferrable Interest Debentures, Series B issued by Lincoln to the Series B Issuer. These Series A Debentures and Series B Debentures will mature on September 30, 2026, which date may be extended to a date not later than September 30, 2045 if certain conditions are met. Lincoln owns all of the common securities of both Lincoln National Capital I and Lincoln National Capital II.

    The obligations of Lincoln, under certain documents, including without limitation guarantee agreements, constitute a full and unconditional guarantee by Lincoln of the obligations of Lincoln National Capital I and Lincoln National Capital II under the preferred securities. Lincoln National Capital I and Lincoln National Capital II are not subject to the reporting requirements under the Exchange Act.

(2) As described herein, the sole assets of the Series C Issuer will be
    $206,186,000 of    % Junior Subordinated Deferrable Interest Debentures,
    Series C, issued by Lincoln to the Series C Issuer. The Series C Subordinated Debentures will mature on September 30, 2028, which date may be extended to a date not later than September 30, 2047 if certain conditions are met. Lincoln owns all of the Series C Common Securities of the Series C Issuer. It is anticipated that the Series C Issuer will not be subject to the reporting requirements under the Exchange Act.

                                USE OF PROCEEDS

    All of the proceeds from the sale of Series C TOPrS will be invested by the Series C Issuer in Series C Subordinated Debentures. Lincoln intends that the proceeds from the sale of such Series C Subordinated Debentures will be used to fund a portion of the purchase price of the block of insurance business purchased from Aetna. See "Lincoln National Corporation--Recent Developments." Until so utilized, the net proceeds will be invested in income producing securities.

                              ACCOUNTING TREATMENT

    For financial reporting purposes, the Series C Issuer will be treated as a subsidiary of Lincoln and, accordingly, the accounts of the Series C Issuer will be included in the consolidated financial statements of Lincoln. The Series C TOPrS will be presented in the consolidated balance sheets of Lincoln on a line entitled "Minority Interest--Preferred Securities of Subsidiary Companies" and appropriate disclosures about the Series C TOPrS, the Series C Guarantee and the Series C Subordinated Debentures will be included in the notes to the consolidated financial statements. For financial reporting purposes, Lincoln will record Distributions payable on the Series C TOPrS as an expense in the consolidated statements of income.

    Lincoln has agreed that future financial reports of Lincoln will: (i) present the securities issued by the trusts on the balance sheet on a line item entitled "Minority Interest--Preferred Securities of Subsidiary Companies"; (ii) include in a footnote to the financial statements disclosure that the sole assets of the Trusts are the Junior Subordinated Deferrable Interest Debentures (specifying as to each Trust the principal amount, interest rate and maturity date of Junior Subordinated Deferrable Interest Debentures held) and whether Staff Accounting Bulletin 53 treatment is sought; (iii) include, in an audited footnote to the financial statements, disclosure that (a) the Trusts are wholly-owned; (b) the sole assets of the Trusts are the Junior Subordinated Deferrable Interest Debentures (specifying as to each Trust the principal amount, interest rate and maturity date of the Junior Subordinated Deferrable Interest Debentures held); and (c) the obligations of Lincoln under the documents, in the aggregate, constitute a full and unconditional guarantee by Lincoln of the Trusts' obligations under the Preferred Securities issued by each Trust.

                        CERTAIN TERMS OF SERIES C TOPRS

GENERAL

    The following summary of certain terms and provisions of the Series C TOPrS supplements the description of the terms and provisions of the Preferred Securities set forth in the accompanying Prospectus under the heading "Description of Preferred Securities," to which description reference is hereby made. This summary of certain terms and provisions of the Series C TOPrS does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Trust Agreement. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and accompanying Prospectus are a part.

DISTRIBUTIONS

    The Series C TOPrS represent beneficial interests in the Series C Issuer, and Distributions on each Series C TOPrS will be payable at the annual rate of
   % of the stated Liquidation Amount of $25, payable quarterly in arrears on the last day of March, June, September and December of each year. Distributions will accumulate from the date of original issuance. The first Distribution payment date for the Series C TOPrS will be September 30, 1998. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Series C TOPrS is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. See "Description of Preferred Securities--Distributions" in the accompanying Prospectus.

    So long as no Event of Default under the Indenture has occurred and is continuing, Lincoln has the right under the Indenture to defer the payment of interest on the Series C Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series C Subordinated Debentures. As a consequence of any such election, quarterly Distributions on the Series C TOPrS will be deferred by the Series C Issuer during any such Extension Period. Distributions to which holders of the Series C TOPrS are entitled will accumulate additional Distributions
thereon at the rate per annum of    % thereof, compounded quarterly from the
relevant payment date for such Distributions. The terms "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, Lincoln may not, and may not permit any subsidiary of Lincoln to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Lincoln's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Lincoln (including other Junior Subordinated Debentures) that rank PARI PASSU with or junior in interest to the Series C Subordinated Debentures or make any guarantee payments with respect to any guarantee by Lincoln of the debt securities of any subsidiary of Lincoln if such guarantee ranks PARI PASSU or junior in interest to the Series C Subordinated Debentures (other than (a) dividends or distributions in common stock of Lincoln, (b) redemptions or purchases of any rights pursuant to Lincoln's Rights Plan, or any successor to such Rights Plan, and the declaration of a dividend of such rights or the issuance of stock under such plans in the future, (c) payments under any Guarantee, and (d) purchases of common stock related to the issuance of common stock or rights under any of Lincoln's benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, Lincoln may further extend the interest payment period, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Series C Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, Lincoln may elect to begin a new Extension Period. There is no limitation on the number of times that Lincoln may elect to begin an Extension Period. See "Certain Terms of Series C Subordinated Debentures--Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences--Original Issue Discount."

    Lincoln has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Series C Subordinated Debentures.

REDEMPTION

    Upon the repayment or redemption, in whole or in part, of the Series C Subordinated Debentures, whether at Stated Maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined in the accompanying Prospectus) of the Series C Securities, upon not less than 30 nor more than 60 days notice prior to the date fixed for repayment or redemption, at a redemption price, with respect to the Series C TOPrS (the "Redemption Price"), equal to the aggregate Liquidation Amount of such Series C TOPrS plus accumulated and unpaid Distributions thereon to the date of redemption (the "Redemption Date"). See "Description of Preferred Securities--Redemption or Exchange" in the accompanying Prospectus and "Certain Terms of Series C Subordinated Debentures--Redemption."

    Lincoln will have the right to redeem the Series C Subordinated Debentures
(i) on or after            , 2003, in whole at any time or in part from time to
time, at a redemption price equal to the accrued and unpaid interest on the Series C Subordinated Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof or (ii) at any time, in whole (but not in part), upon the occurrence and continuation of a Tax Event or an Investment Company Event (each as defined in the accompanying Prospectus, and as so collectively defined, a "Special Event"), at a redemption price equal to the accrued and unpaid interest on the Series C Subordinated Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof, in each case subject to conditions described under "Description of Junior Subordinated Debt Securities--Redemption" in the accompanying Prospectus.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION OF SERIES C SUBORDINATED DEBENTURES

    If a Special Event shall occur and be continuing, Lincoln will have the right to redeem the Series C Subordinated Debentures in whole (but not in part) and thereby cause a mandatory redemption of the Series C Securities in whole (but not in part) at the Redemption Price within 90 days following the occurrence of such Special Event. At any time, Lincoln will have the right to terminate the Series C Issuer and after satisfaction of the liabilities of creditors of the Series C Issuer as provided by applicable law, cause the Series C Subordinated Debentures to be distributed to the holders of the Series C TOPrS in liquidation of the Series C Issuer. Under current United States federal income tax law and interpretations, a distribution of the Series C Subordinated Debentures upon liquidation of the Series C Issuer would not be a taxable event to holders of the Series C TOPrS. However, if any event described in clauses (a) and (b) of the definition of "Tax Event" above were to occur which would cause the Series C Issuer to be subject to United States federal income tax with respect to income received or accrued on the Series C Subordinated Debentures, as the case would be if, for example, the Series C Issuer were treated as an association taxable as a corporation, a distribution of the Series C Subordinated Debentures by the Series C Issuer could be a taxable event to the Series C Issuer and the holders of the Series C TOPrS. See "Certain Federal Income Tax Consequences--Distribution of Series C Subordinated Debentures to Holders of Series C TOPrS." If Lincoln does not elect either option described above, the Series C TOPrS will remain outstanding until the repayment of the Series C Subordinated Debentures.

    If Lincoln elects to liquidate the Series C Issuer and thereby causes the Series C Subordinated Debentures to be distributed to holders of the Series C TOPrS in liquidation of the Series C Issuer, Lincoln shall have the right to extend the maturity of such Series C Subordinated Debentures, provided that it can extend the maturity only if certain conditions are met. See "Description of Preferred Securities--Redemption or Exchange--Extension of Maturity of Corresponding Junior Subordinated Debt Securities" in the accompanying Prospectus and "Certain Terms of Series C Subordinated Debentures--General."

LIQUIDATION VALUE

    The amount payable on the Series C TOPrS in the event of any liquidation of the Series C Issuer is $25 per Series C TOPrS plus accumulated and unpaid Distributions, which may be in the form of a distribution of such amount in Series C Subordinated Debentures, subject to certain exceptions. See "Description of Preferred Securities--Liquidation Distribution Upon Termination" in the accompanying Prospectus.

               CERTAIN TERMS OF SERIES C SUBORDINATED DEBENTURES

GENERAL

    The following summary of certain terms and provisions of the Series C Subordinated Debentures supplements the description of the terms and provisions of the Corresponding Junior Subordinated Debt Securities set forth in the accompanying Prospectus under the headings "Description of Junior Subordinated Debt Securities" and "Description of Junior Subordinated Debentures--Corresponding Junior Subordinated Debt Securities", to which description reference is hereby made. The summary of certain terms and provisions of the Series C Subordinated Debt Securities set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Indenture. The Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and accompanying Prospectus is a part.

    Concurrently with the issuance of the Series C TOPrS, the Series C Issuer will invest the proceeds thereof, together with the consideration paid by Lincoln for the Series C Common Securities, in the Series C Subordinated Debentures issued by Lincoln. The Series C Subordinated Debentures will bear
interest accruing from the date of original issuance, at the annual rate of   %
of the principal amount thereof, payable quarterly in arrears on the last day of March, June, September and December of each year (each, an "Interest Payment Date"), commencing September 30, 1998, to the person in whose name each Series C Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Series C Issuer, each Series C Subordinated Debentures will be held in the name of the Property Trustee in trust for the benefit of the holders of the Series C TOPrS. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on, the Series C Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on
the amount thereof (to the extent permitted by law) at the rate per annum of   %
thereof, compounded quarterly. The term "interest" as used herein shall include quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

    The Series C Subordinated Debentures will be issued as a series of junior subordinated debentures under the Indenture. The Series C Subordinated Debentures will mature on September 30, 2028, which date may be extended at any time at the election of Lincoln for one or more periods, but in no event to a date later than September 30, 2047 (such date, as it may be extended, the "Stated Maturity"), provided that at the time such election is made and at the time of extension (i) Lincoln is not in bankruptcy, otherwise insolvent or in liquidation, (ii) Lincoln is not in default in, the payment of any interest or principal on the Series C Subordinated Debentures, (iii) the Series C Issuer is not in arrears on payments of Distributions on the Series C TOPrS and no deferred Distributions are accumulated, (iv) the Series C Subordinated Debentures are rated not less than BBB- by Standard & Poor's Ratings Services or Baa3 by Moody's Investors Service, Inc. or the equivalent by any other nationally recognized statistical rating organization and (v) the extended Stated Maturity is no later than the 49th anniversary of the initial issuance of the Series C TOPrS; PROVIDED, HOWEVER, that, if Lincoln exercises its right to liquidate the Series C Issuer and distribute the Series C Subordinated Debentures, effective upon such exercise the Stated Maturity of the Series C Subordinated Debentures may be changed to any date elected by Lincoln that is
(i) no earlier than the date five years after the initial issuance of the Series C TOPrS and (ii) no later than the date 30 years (plus an extended term of up to an additional 19 years if the above-referenced conditions are satisfied) after the date of the initial issuance of the Series C TOPrS.

    The Series C Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Debt of Lincoln. See "Description of Junior Subordinated Debt Securities-- Subordination" in the accompanying Prospectus. Lincoln is a non-operating holding company and almost all of the operating assets of Lincoln and its consolidated subsidiaries are owned by such subsidiaries. Lincoln relies primarily on interest and dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. Accordingly, the Series C Subordinated Debentures will be subordinated to all Senior Debt of Lincoln and effectively subordinated to all existing and future liabilities of Lincoln's subsidiaries, and holders of Series C Subordinated Debentures should look only to the assets of Lincoln for payments on the Series C Subordinated Debentures. The Series C Subordinated Debentures will rank PARI PASSU with the 8 3/4% Junior Subordinated Deferrable Interest Debentures, Series A issued on July 2, 1996 and the 8.35% Junior Subordinated Deferrable Interest Debentures, Series B issued on August 21, 1996. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of Lincoln, whether under the Indenture or any existing or other indenture that Lincoln may enter into in the future or otherwise, including Lincoln's Senior and Subordinated Indentures entered into with The Bank of New York and The First National Bank of Chicago, respectively. See "Description of Junior Subordinated Debt Securities--Subordination" in the accompanying Prospectus.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

    So long as no Event of Default under the Indenture has occurred or is continuing, Lincoln has the right under the Indenture at any time during the term of the Series C Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series C TOPrS. At the end of such Extension Period, Lincoln must pay all interest then accrued and unpaid
(together with interest thereon at the annual rate of   %, compounded quarterly,
to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Series C Subordinated Debentures (or holders of Series C TOPrS while such series is outstanding) will be required to accrue interest income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences--Original Issue Discount."

    During any such Extension Period, Lincoln may not, and may not permit any subsidiary of Lincoln to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Lincoln's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Lincoln (including other Junior Subordinated Debentures) that rank PARI PASSU with or junior in interest to the Series C Subordinated Debentures or make any guarantee payments with respect to any guarantee by Lincoln of the debt securities of any subsidiary of Lincoln if such guarantee ranks PARI PASSU or junior in interest to the Series C Subordinated Debentures (other than (a) dividends or distributions in common stock of Lincoln, (b) redemptions or purchases of any rights pursuant to Lincoln's Rights Plan, or any successor to such Rights Plan, and the declaration of a dividend of such rights or the issuance of preferred stock under such plans in the future, (c) payments under any Guarantee, and (d) purchases of Common Stock related to the issuance of Common Stock under any of Lincoln's benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, Lincoln may further extend the interest payment period, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Series C Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, Lincoln may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof Lincoln must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Series C TOPrS would have been payable except for the election to begin such Extension Period or (ii) the date the Administrative Trustees are required to give notice to the New York Stock Exchange, the Nasdaq National Market or other applicable self regulatory organization or to holders of such Series C TOPrS of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Debenture Trustee shall give notice of Lincoln's election to begin a new Extension Period to the holders of the Series C TOPrS. There is no limitation on the number of times that Lincoln may elect to begin an Extension Period. See "Description of Junior Subordinated Debt Securities--Option to Extend Interest Payment Date" in the accompanying Prospectus.

ADDITIONAL SUMS

    If the Series C Issuer is required to pay any additional taxes, duties or other governmental charges ("Additional Sums") as a result of a Tax Event, Lincoln will pay as additional amounts on the Series C Subordinated Debentures such amounts as shall be required so that the Distributions payable by the Series C Issuer shall not be reduced as a result of any such additional taxes, duties or other governmental charges, subject to the conditions described under "Description of Preferred Securities--Redemption or Exchange--Special Event Redemption or Distribution of Corresponding Junior Subordinated Debt Securities" in the accompanying Prospectus.

REDEMPTION

    The Series C Subordinated Debentures are redeemable prior to maturity at the
option of Lincoln on or after             , 2003, in whole at any time or in
part from time to time, at a redemption price equal to the accrued and unpaid interest on the Series C Subordinated Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof, or at any time in whole (but not in part), upon the occurrence and continuation of a Special Event, at a redemption price equal to the accrued and unpaid interest on the Series C Subordinated Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof, in each case subject to the further conditions described under "Description of Junior Subordinated Debt Securities--Redemption" in the accompanying Prospectus.

DISTRIBUTION OF SERIES C SUBORDINATED DEBENTURES

    Under certain circumstances involving the termination of the Series C Issuer, Series C Subordinated Debentures may be distributed to the holders of the Series C TOPrS in liquidation of the Series C Issuer after satisfaction of liabilities to creditors of the Series C Issuer as provided by applicable law. If distributed to holders of Series C TOPrS in liquidation, the Series C Subordinated Debentures will initially be issued in the form of one or more global securities and DTC, or any successor depositary for the Series C TOPrS, will act as depositary for the Series C Subordinated Debentures. It is anticipated that the depositary arrangements for the Series C Subordinated Debentures would be substantially identical to those in effect for the Series C TOPrS. If the Series C Subordinated Debentures are distributed to the holders of Series C TOPrS upon the liquidation of the Series C Issuer, Lincoln will use its best efforts to list the Series C Subordinated Debentures on the New York Stock Exchange or such other stock exchanges, if any, on which the Series C TOPrS are then listed. There can be no assurance as to the market price of any Series C Subordinated Debentures that may be distributed to the holders of Series C TOPrS. For a description of DTC and the terms of the depositary matters, see "Book-Entry Issuance" in the accompanying Prospectus.

REGISTRATION OF SERIES C SUBORDINATED DEBENTURES

    A global security shall be exchangeable for Series C Subordinated Debentures registered in the names of persons other than DTC or its nominee only if (i) DTC notifies Lincoln that it is unwilling or unable to continue as a depository for such global security and no successor depository shall have been appointed, or if at any time DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered to act as such depository, (ii) Lincoln in its sole discretion determines that such global security shall be so exchangeable, or (iii) there shall have occurred and be continuing an Event of Default under the Indenture with respect to such global security. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants (as defined in the accompanying Prospectus) with respect to ownership of beneficial interests in such global security. In the event that Series C Subordinated Debentures are issued in definitive form, such Series C Subordinated Debentures will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

    Payments on Series C Subordinated Debentures represented by a global security will be made to DTC, as the depositary for the Series C Subordinated Debentures. In the event Series C Subordinated Debentures are issued in definitive form, principal and interest will be payable, the transfer of the Series C Subordinated Debentures will be registrable, and Series C Subordinated Debentures will be exchangeable for Series C Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate office of the Debenture Trustee in Chicago, Illinois, or at the offices of any paying agent or transfer agent appointed by Lincoln, provided that payment of interest may be made at the option of Lincoln by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Series C Subordinated Debentures are issued in certificated form, the record dates for payment of interest will be the 15th day of the last month of each calendar quarter. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Book-Entry Issuance" in the accompanying Prospectus.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the principal United States federal income tax consequences of the purchase, ownership and disposition of Series C TOPrS. This summary only addresses the tax consequences to a person that acquires Series C TOPrS on their original issue at their original offering price and that is (i) an individual citizen or resident of the United States, (ii) a corporation or partnership organized (or treated as created or organized for federal income tax purposes) in or under the laws of the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income tax regardless of source or (iv) a trust if (a) a United States court can exercise primary supervision over the administration of the trust and (b) one or more United States persons have the authority to control all of the substantial decisions of the trust (a "United States Person"). This summary does not address all tax consequences that may be applicable to a United States Person that is a beneficial owner of Series C TOPrS, nor does it address the tax consequences to (i) persons that are not United States Persons, (ii) persons that may be subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, traders in securities that elect to mark to market and dealers in securities or currencies, (iii) persons that will hold Series C TOPrS as part of a position in a "straddle" or as part of a "hedging," "conversion" or other integrated investment transaction for federal income tax purposes, (iv) persons whose functional currency is not the United States dollar or (v) persons that do not hold Series C TOPrS as capital assets. This summary also does not address the United States federal alternative minimum tax consequences to any owner of Series C TOPrS or the consequences under any state, local or foreign tax law of holding Series C TOPrS.

    The statements of law or legal conclusion set forth in this summary constitute the opinion of Sonnenschein Nath & Rosenthal, counsel to Lincoln and the Series C Issuer. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of Series C TOPrS.

    In particular, a decision by the Tax Court in the Enron Corporation case could adversely affect Lincoln's ability to deduct interest on the Series C Subordinated Debentures, which may in turn permit Lincoln to cause a redemption of the Series C TOPrS. See "--Possible Tax Law Changes." The authorities on which this summary is based are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the purchase, ownership and disposition of Series C TOPrS may differ from the treatment described below.

    PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SERIES C TOPRS, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

CLASSIFICATION OF THE SERIES C ISSUER

    In connection with the issuance of the Series C TOPrS, Sonnenschein Nath & Rosenthal will render its opinion to the effect that, under then current law and assuming compliance with the terms of the Trust Agreement, the Indenture and other relevant documents and based on the facts, assumptions and representations contained in this Prospectus Supplement and in the Prospectus, the Series C Issuer will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. As a result, each beneficial owner of Series C TOPrS (a "Securityholder") will be treated as owning an undivided beneficial interest in the Series C Subordinated Debentures. Accordingly, each Securityholder will be required to include in its gross income its pro rata share of the interest income or gain recognized with respect to the Series C Subordinated Debentures in accordance with the Securityholder's method of accounting; provided that income constituting original issue discount must be taken into account by the Securityholders as accrued, whether or not cash is actually distributed to the Securityholders. See "--Original Issue Discount." No amount included in income with respect to the Series C TOPrS will be eligible for the dividends-received deduction.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

    Under the Indenture, Lincoln has the right to defer the payment of interest on the Series C Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series C Subordinated Debentures. Under Treasury Regulations, if interest under an instrument is payable at least annually at a fixed stated rate, and the instrument contains terms and conditions that make the nonpayment of the interest no more than a remote contingency, the instrument will not be considered to be issued with original issue discount ("OID"). If interest is deferred under the Series C Subordinated Debentures, Lincoln would be unable under the terms of the Indenture to pay dividends on its capital stock or to pay interest on equal or junior ranking debt securities. Thus, Lincoln believes that the likelihood that interest will be deferred under the Series C Subordinated Debentures is remote. As a result, each Securityholder will be taxable a pro rata share of the interest on the Series C Subordinated Debentures as paid or accrued, depending upon such Securityholder's method of accounting.

    If Lincoln elects to defer payments of interest, the Series C Subordinated Debentures will be treated as re-issued with OID, and all interest from that time will be treated as OID. In that event, a Securityholder will recognize income (in the form of OID) on a daily basis under a constant yield method over the term of the Series C Subordinated Debentures (including during any Extension Period), regardless of the receipt of cash with respect to the period to which such income is attributable. (Subsequent uses of the term "interest" in this summary shall include income in the form of OID.)

    As a result, Securityholders during an Extension Period will include interest in gross income in advance of the receipt of cash, and any Securityholders who dispose of Series C TOPrS prior to the record date for the payment of Distributions following such Extension Period will include interest in gross income but will not receive any cash related thereto from the Series C Issuer. Any amount of OID included in a Securityholder's gross income (whether or not during an Extension Period) will increase such Securityholder's tax basis in its Series C TOPrS, and the amount of Distributions received by a Securityholder will reduce such Securityholder's tax basis in its Series C TOPrS.

    These Treasury Regulations have not been addressed in any rulings or other interpretations by the Internal Revenue Service ("IRS"), and it is possible that the IRS could take a position contrary to the interpretation herein.

DISTRIBUTION OF SERIES C SUBORDINATED DEBENTURES TO HOLDERS OF SERIES C TOPRS

    Under current United States federal income tax law and interpretations, a distribution of the Series C Subordinated Debentures as described under the caption "Certain Terms of Series C TOPrS--Special Event Redemption or Distribution of Series C Subordinated Debentures" upon liquidation of the Series C Issuer would not be a taxable event to holders of the Series C TOPrS. Such a distribution would result in the Securityholder receiving directly his pro rata share of the Series C Subordinated Debentures previously held indirectly through the Series C Issuer, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such Securityholder had in its Series C TOPrS before such distribution. However, if any event described in clauses (a) and (b) of the definition of "Tax Event" above were to occur which would cause the Series C Issuer to be subject to United States federal income tax with respect to income received or accrued on the Series C Subordinated Debentures, as the case would be if, for example, the Series C Issuer were treated as an association taxable as a corporation, a distribution of the Series C Subordinated Debentures by the Series C Issuer could be a taxable event to the Series C Issuer and the holders of the Series C TOPrS. A Securityholder will accrue interest in respect of Series C Subordinated Debentures received from the Series C Issuer in the manner described above under "--Original Issue Discount."

SALE OR REDEMPTION OF SERIES C TOPRS

    Gain or loss will be recognized by a Securityholder on a sale of Series C TOPrS (including a redemption for cash) in an amount equal to the difference between the amount realized and the Securityholder's adjusted tax basis in the Series C TOPrS sold or so redeemed (as adjusted for any OID accrued and distributions made if interest has been deferred by Lincoln). Gain or loss recognized by a Securityholder on Series C TOPrS held for more than one year will generally be taxable as long-term capital gain or loss. Also, for taxable years beginning after December 31, 2000, a lower capital gains rate may be available on the sale of property held by the taxpayer for more than five years. All capital gains of a corporate taxpayer are taxed at ordinary income rates.

    The Series C TOPrS may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Series C Subordinated Debentures. A Securityholder that disposes of its Series C TOPrS between record dates for payments of Distributions (and consequently does not receive a Distribution from the Series C Issuer for the period prior to such disposition) will nevertheless be required to include in income as ordinary income accrued but unpaid interest on the Series C Subordinated Debentures through the date of disposition and to add such amount to its adjusted tax basis in its Series C TOPrS disposed of. Such Securityholder will recognize a capital loss on the disposition of its Series C TOPrS to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than the Securityholder's adjusted tax basis in the Series C TOPrS (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for federal income tax purposes.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

    The amount of OID accrued on the Series C TOPrS held of record by United States Persons (other than corporations and other exempt Securityholders) will be reported to the Internal Revenue Service. "Backup" withholding at a rate of 31% will apply to payments of interest to non-exempt United States Persons unless the Securityholder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury Regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

    Payment of the proceeds from the disposition of Series C TOPrS to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner establishes an exemption from information reporting and backup withholding.

    Any amounts withheld from a Securityholder under the backup withholding rules will be allowed as a refund or a credit against such Securityholder's United States federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

    It is anticipated that income on the Series C TOPrS will be reported to holders on Form 1099 and mailed to holders of the Series C TOPrS by January 31 following each calendar year.

POSSIBLE TAX LAW CHANGES

    Prospective investors should be aware that Enron Corporation has filed a petition in U.S. Tax Court challenging the proposed disallowance by the IRS of the deduction of interest expense on securities issued by Enron Corporation in 1993 and 1994 that are similar to, although different in a number of respects from, the Series C Subordinated Debentures. It is possible that a decision in that case could give rise to a Tax Event, which would permit Lincoln to cause a redemption of the Series C TOPrS, as described more fully under "Description of Preferred Securities--Redemption or Exchange" in the accompanying Prospectus. Prospective investors also should be aware that legislation has been proposed by the Clinton Administration in the past that, if enacted, would have denied an interest expense deduction to issuers of instruments such as the Series C Subordinated Debentures. No such legislation is currently pending. There can be no assurance, however, that similar legislation will not ultimately be enacted into law, or that other developments will not occur on or after the date hereof that would adversely affect the tax treatment of the Series C Subordinated Debentures or the Series C Issuer. Such changes also could give rise to a Tax Event.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement"), Lincoln and the Series C Issuer have agreed that the Series C Issuer will sell to each of the Underwriters named below, and each of the Underwriters, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Chase Securities Inc., Lehman Brothers Inc., Morgan Stanley & Co. Incorporated and PaineWebber Incorporated are acting as representatives (the "Representatives"), has severally agreed to purchase from the Series C Issuer, the respective number of Series C TOPrS set forth opposite its name below. In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Series C TOPrS offered hereby if any of the Series C TOPrS are purchased. In the event of a default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of the non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

                                                                                  NUMBER OF
             UNDERWRITERS                                                      SERIES C TOPRS
                                                                               ---------------
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated.......................................................
Chase Securities Inc. .......................................................
Lehman Brothers Inc. ........................................................
Morgan Stanley & Co. Incorporated............................................
PaineWebber Incorporated.....................................................

                                                                               ---------------
           Total.............................................................      8,000,000
                                                                               ---------------
                                                                               ---------------

    The Underwriters propose initially to offer the Series C TOPrS to the public at the public offering price set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession not in excess of $ per Series C TOPrS. The Underwriters may allow, and such dealers may reallow, a discount not in excess of $ per Series C TOPrS to certain other dealers. After the initial public offering, the public offering price, concession and discount may from time to time be varied by the Representatives.

    In view of the fact that the proceeds from the sale of the Series C TOPrS will be used to purchase the Series C Subordinated Debentures issued by Lincoln, the Underwriting Agreement provides that Lincoln will pay as Underwriters' Compensation for the Underwriters' arranging the investment therein of such
proceeds an amount of $        per Series C TOPrS for the accounts of the
several Underwriters.

    Prior to this offering, there has been no public market for the Series C TOPrS. Application has been made to have the Series C TOPrS approved for listing on the New York Stock Exchange. Trading of the Series C TOPrS on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the Series C TOPrS. The Underwriters have advised Lincoln that they intend to make a market in the Series C TOPrS prior to commencement of trading on the New York Stock Exchange, but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Series C TOPrS.

    Until the distribution of the Series C TOPrS is complete, the rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Series C TOPrS. As an exception to these rules, the Representatives are permitted to engage in certain transactions that stabilize the price of the Series C TOPrS. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Series C TOPrS.

    If the Underwriters create a short position in the Series C TOPrS in connection with this offering, I.E., if they sell more Series C TOPrS than are set forth on the cover page of this Prospectus Supplement, the Representatives may reduce that short position by purchasing Series C TOPrS in the open market.

    The Representatives also may impose a penalty bid on certain Underwriters and selling group members. This means that if the Representatives purchase Series C TOPrS in the open market to reduce the Underwriters' short position or to stabilize the price of the Series C TOPrS, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those Series C TOPrS as part of this offering.

    In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

    None of Lincoln, the Series C Issuer or any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Series C TOPrS. In addition, none of Lincoln, the Series C Issuer or any of the Underwriters makes any representation that the Representatives will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

    In order to meet one of the requirements for listing the Series C TOPrS on the New York Stock Exchange, the Underwriters will undertake to sell lots of 100 or more Series C TOPrS to a minimum of 400 beneficial holders.

    Lincoln and the Series C Issuer have agreed to indemnify the several Underwriters against, or contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

    Certain of the Underwriters or their affiliates have provided from time to time, and expect to provide in the future, investment or commercial banking services to Lincoln and its affiliates, for which such Underwriters or their affiliates have received or will receive customary fees and commissions.

                             VALIDITY OF SECURITIES

    Certain matters of Delaware law relating to the validity of the Series C TOPrS, the enforceability of the Trust Agreement and the formation of the Series C Issuer will be passed upon by Richards, Layton & Finger, special Delaware Counsel to Lincoln and the Series C Issuer. The validity of the Series C Guarantee and the Series C Subordinated Debentures will be passed upon for Lincoln by Sonnenschein Nath & Rosenthal, and for the Underwriters by Sullivan & Cromwell, New York, New York. Sonnenschein Nath & Rosenthal and Sullivan & Cromwell will rely on the opinion of Richards, Layton & Finger as to matters of Delaware law and upon the opinion of Jack D. Hunter, Esq., Executive Vice President and General Counsel of Lincoln, as to matters of Indiana law. Sullivan & Cromwell from time to time performs legal services for Lincoln. Certain matters relating to United States federal income tax considerations will be passed upon for Lincoln by Sonnenschein Nath & Rosenthal.

P R O S P E C T U S
-----------------

                                 $1,300,000,000

                          LINCOLN NATIONAL CORPORATION

                                DEBT SECURITIES
                                PREFERRED STOCK
                                  COMMON STOCK
                                    WARRANTS
                            STOCK PURCHASE CONTRACTS
                              STOCK PURCHASE UNITS
                                 --------------

                          LINCOLN NATIONAL CAPITAL III
                          LINCOLN NATIONAL CAPITAL IV
                           LINCOLN NATIONAL CAPITAL V
                          LINCOLN NATIONAL CAPITAL VI

                 PREFERRED SECURITIES FULLY AND UNCONDITIONALLY
                      GUARANTEED, AS DESCRIBED HEREIN, BY

                          LINCOLN NATIONAL CORPORATION

    Lincoln National Corporation (the "Company") may offer and sell from time to time (i) its unsecured senior debt securities ("Senior Debt Securities) and its unsecured junior subordinated debt securities (the "Junior Subordinated Debt Securities"), consisting of debentures, notes and/or other evidences of indebtedness (the "Debt Securities"), (ii) shares of its preferred stock, no par value per share (the "Preferred Stock"), which may be represented by depositary shares as described herein, (iii) shares of its common stock, no par value per share (the "Common Stock"), (iv) warrants to purchase any of the foregoing Debt Securities, Preferred Stock and Common Stock (the "Warrants"), (v) stock purchase contracts ("Stock Purchase Contracts") to purchase shares of Common Stock or (vi) stock purchase units ("Stock Purchase Units"), each representing ownership of a Stock Purchase Contract and any of (x) Debt Securities, (y) debt obligations of third parties, including U.S. Treasury Securities, or (z) Preferred Securities (as defined below) of a Lincoln Trust (as defined below), securing the holder's obligation to purchase Common Stock under the Stock Purchase Contract. Such securities may be offered in one or more separate classes or series, in amounts, at prices and on terms to be determined by market conditions at the time of sale and to be set forth in a supplement or supplements to this Prospectus (a "Prospectus Supplement"). Such securities may be sold for U.S. dollars, foreign denominated currency or currency units; amounts payable with respect to any such securities may likewise be payable in U.S. dollars, foreign denominated currency or currency units, in each case as the Company specifically designates.

                                                   (CONTINUED ON FOLLOWING PAGE)

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
          EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR
          HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
             SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                     ADEQUACY OF THIS PROSPECTUS. ANY
                     REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                              -------------------

 This Prospectus may not be used to consummate sales of Offered Securities (as defined herein)
                 unless accompanied by a Prospectus Supplement.

                 The date of this Prospectus is April 27, 1998.

(CONTINUED FROM PREVIOUS PAGE)

    Lincoln National Capital III, Lincoln National Capital IV, Lincoln National Capital V and Lincoln National Capital VI, each a statutory business trust formed under the laws of the State of Delaware (each, a "Lincoln Trust," and collectively, the "Lincoln Trusts"), may severally offer, from time to time, preferred securities (the "Preferred Securities") representing preferred undivided beneficial interests in such Lincoln Trust. The Company will be the owner of the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") of each Lincoln Trust. The payment of periodic cash distributions ("Distributions") with respect to Preferred Securities of each of the Lincoln Trusts out of monies held by the Property Trustee (as defined herein) of each of the Lincoln Trusts and payments on liquidation of each Lincoln Trust and on redemption of Preferred Securities of such Lincoln Trust, will be guaranteed by the Company as and to the extent described herein (each, a "Guarantee"). See "Description of Guarantees." The Company's obligation under each Guarantee is an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Debt (as defined herein) of the Company. Except as otherwise provided in the applicable Prospectus Supplement, (i) concurrently with the issuance by a Lincoln Trust of its Preferred Securities, such Lincoln Trust will invest the proceeds thereof and any contributions made in respect of the Common Securities in a corresponding series of the Company's Junior Subordinated Debt Securities (the "Corresponding Junior Subordinated Debt Securities") with terms directly corresponding to the terms of that Lincoln Trust's Preferred Securities (the "Related Preferred Securities"), (ii) the Corresponding Junior Subordinated Debt Securities will be the sole assets of each Lincoln Trust, and (iii) payments under the Corresponding Junior Subordinated Debt Securities and the related Expense Agreement (as defined herein) will be the only revenue of each Lincoln Trust. The Company may redeem the Corresponding Junior Subordinated Debt Securities (and cause the redemption of the Trust Securities) or may terminate each Lincoln Trust and cause the Corresponding Junior Subordinated Debt Securities to be distributed to the holders of Preferred Securities in liquidation of their interests in such Issuer in certain circumstances. See "Description of Preferred Securities-- Liquidation Distribution Upon Termination."

    Specific terms of the particular Debt Securities, Preferred Stock, Common Stock, Warrants, Stock Purchase Contracts, Stock Purchase Units, Preferred Securities and the related Guarantee, in respect of which this Prospectus is being delivered (the "Offered Securities") will be set forth in an accompanying Prospectus Supplement or Supplements, together with the terms of the offering of the Offered Securities, the initial price thereof and the net proceeds from the sale thereof. The Prospectus Supplement will set forth with regard to the particular Offered Securities, certain terms thereof, including, where applicable, (i) in the case of Debt Securities, the ranking as senior or junior subordinated Debt Securities, the specific designation, aggregate principal amount, purchase price, maturity, interest rate (which may be fixed or variable), if any, the time and method of calculating interest payments, if any, the right of the Company, if any, to defer payments of interest on the Junior Subordinated Debt Securities and the maximum length of such deferred period, time of payment of interest, if any, listing, if any, on a securities exchange, authorized denomination, any exchangeability, conversion, redemption, prepayment or sinking fund provisions, the currency or currencies or currency unit or units in which principal, premium, if any, or interest, if any, is payable, public offering price and any other specific terms of the Debt Securities; (ii) in the case of Preferred Stock, the specific designation, number of shares, purchase price and the rights, preferences and privileges thereof and any qualifications or restrictions thereon (including dividends, liquidation value, voting rights, terms for the redemption, conversion or exchange thereof and any other specific terms of the Preferred Stock), listing, if any, on a securities exchange and whether the Company has elected to offer the Preferred Stock in the form of depositary shares; (iii) in the case of Common Stock, the number of shares offered, the initial offering price, market price and dividend information; (iv) in the case of Warrants, the specific designation, the number, purchase price and terms thereof, any listing of the Warrants or the underlying securities on a securities exchange or any other terms in connection with the offering, sale and exercise of the Warrants, as well as the terms on which and the securities for which such Warrants may be exercised; (v) in the case of Stock Purchase Contracts, the designation and number of shares of Common Stock issuable thereunder, the purchase price of the Common Stock, the date or dates on which the Common Stock is required to be purchased by the holders of the Stock Purchase Contracts, any periodic payments required to be made by the Company to the holders of the Stock Purchase Contracts or vice versa, and the terms of the offering and sale thereof; (vi) in the case of Stock Purchase Units, the specific terms of the Stock Purchase Contracts and any Debt Securities or debt obligations of third parties or Preferred Securities of a Lincoln Trust securing the holders' obligation to purchase the Common Stock under the Stock Purchase Contracts, the ability of a holder of such Stock Purchase Units to settle early the underlying Stock Purchase Contract by delivering cash in exchange for the underlying collateral and, if applicable, whether the Company will issue to such holder a Prepaid Stock Purchase Contract as a result of such early settlement and the specific terms of the Prepaid Stock Purchase Contract and the terms of the offering and sale of such Stock Purchase Units; and (vii) in the case of Preferred Securities of a Lincoln Trust, the specific designation, number of securities, liquidation amount per security, initial public offering price, and any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, voting rights, if any, terms for any conversion or exchange into other securities, any redemption or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific series of Junior Subordinated Debt Securities of the Company.

    The Offered Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, that the aggregate offering price to the public of the Offered Securities will be limited to $1,300,000,000. Any Prospectus Supplement relating to any Offered Securities will contain information concerning certain United States federal income tax considerations, if applicable, to the Offered Securities.

    The Company and/or each Lincoln Trust may sell the Offered Securities directly, through agents designated from time to time or through underwriters or dealers. See "Plan of Distribution." If any agents of the Company and/or any Lincoln Trust or any underwriters or dealers are involved in the sale of the Offered Securities, the names of such agents, underwriters or dealers and any applicable commissions and discounts will be set forth in the related Prospectus Supplement. The managing underwriter or underwriters with respect to each series sold to or through underwriters will be named in the accompanying Prospectus Supplement. See "Plan of Distribution" for possible indemnification arrangements for dealers, underwriters and agents.

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, AND, WITH RESPECT TO PARTICULAR OFFERED SECURITIES, THE PROSPECTUS SUPPLEMENT RELATING THERETO, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. NEITHER THIS PROSPECTUS NOR SUCH PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER FOR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS OR SUCH PROSPECTUS SUPPLEMENT NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR ANY LINCOLN TRUST SINCE THE DATE HEREOF OR THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

    FOR NORTH CAROLINA RESIDENTS: THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR THE ADEQUACY OF THIS DOCUMENT.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy statements and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, at the offices of the Chicago Stock Exchange, Inc. at 440 South LaSalle Street, Chicago, Illinois 60603 and at the offices of the Pacific Stock Exchange, Inc. at 301 Pine Street, San Francisco, California 94104. The Commission maintains a Web site (located at http://www.sec.gov) which includes reports, proxy statements and other information, including the Registration Statement of which this Prospectus is a part, filed electronically by registrants with the Commission.

    The Company and the Lincoln Trusts have filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission, at the addresses set forth above. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

    No separate financial statements of the Lincoln Trusts have been included herein. The Company and the Lincoln Trusts do not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of the Lincoln Trusts will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) each Lincoln Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Corresponding Junior Subordinated Debt Securities of the Company and issuing the Trust Securities, and (iii) the Company's obligations described herein and in any accompanying Prospectus Supplement, through the applicable Guarantee, the applicable Trust Agreement, the Junior Subordinated Debt Securities, the Junior Subordinated Indenture and any supplemental indentures thereto, and the Expense Agreement, taken together, constitute a full, irrevocable and unconditional guarantee by the Company of payments due on the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Lincoln Trust's obligations under the Preferred Securities. See "The Lincoln Trusts," "Description of Preferred Securities," "Description of Junior Subordinated Debt Securities" and "Description of Guarantees."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by the Company with the Commission are incorporated into this Prospectus by reference and made a part hereof: (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1997; and
(b) the Company's Current Report on Form 8-K filed on March 24, 1998. Each document or report filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of any offering of securities made by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

    The Company will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to: C. Suzanne Womack, Secretary, Lincoln National Corporation, 200 East Berry Street, Fort Wayne, Indiana, 46802-2706, telephone number (219) 455-3271.
                              -------------------

    Unless otherwise indicated, currency amounts in this Prospectus and any Prospectus Supplement are stated in United States dollars ("$," "dollars" or "U.S.$").

                          LINCOLN NATIONAL CORPORATION

    The Company is a holding company with consolidated assets at December 31, 1997 of approximately $77.2 billion and shareholders' equity of approximately $5.0 billion. The Company, through its subsidiaries, provides life insurance and annuities, life-health reinsurance, property-casualty insurance, and investment management services to its customers.

    Lincoln National Corporation is an Indiana corporation with its principal office at 200 East Berry Street, Fort Wayne, Indiana 46802-2706. Its telephone number is (219) 455-2000.

                               THE LINCOLN TRUSTS

    Each Lincoln Trust is a statutory business trust formed under Delaware law pursuant to (i) a trust agreement executed by the Company, as sponsor of the Lincoln Trust, and the Delaware Trustee (as defined herein) of such Lincoln Trust and (ii) the filing of a certificate of trust with the Delaware Secretary of State. Each trust agreement will be amended and restated in its entirety (each, as so amended and restated, a "Trust Agreement") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Each Lincoln Trust exists for the exclusive purposes of (i) issuing and selling its Trust Securities, (ii) using the proceeds from the sale of such Trust Securities to acquire a series of Corresponding Junior Subordinated Debt Securities issued by the Company, and (iii) engaging in only those other activities necessary, convenient or incidental thereto.

    All of the Common Securities of each Lincoln Trust will be owned by the Company. The Common Securities of a Lincoln Trust will rank PARI PASSU, and payments will be made thereon PRO RATA, with the Preferred Securities of such Lincoln Trust, except that upon the occurrence and continuance of an event of default under a Trust Agreement resulting from a Junior Subordinated Debt Security Event of Default (as defined herein), the rights of the Company as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Preferred Securities of such Lincoln Trust. See "Description of Preferred Securities-- Subordination of Common Securities." The Company will acquire Common Securities in an aggregate liquidation amount equal to not less than 3% of the total capital of each Lincoln Trust.

    Unless otherwise specified in the applicable Prospectus Supplement, each Lincoln Trust has a term of approximately 55 years, but may terminate earlier as provided in the applicable Trust Agreement. Each Lincoln Trust's business and affairs are conducted by its trustees, each appointed by the Company as holder of the Common Securities. Unless otherwise specified in the applicable Prospectus Supplement, the trustees for each Lincoln Trust will be The First National Bank of Chicago, as the Property Trustee (the "Property Trustee"), First Chicago Delaware, Inc., as the Delaware Trustee (the "Delaware Trustee"), and two individual trustees (the "Administrative Trustees") who are employees or officers of or affiliated with the Company (collectively, the "Issuer Trustees"). The First National Bank of Chicago, as Property Trustee, will act as sole indenture trustee under each Trust Agreement for purposes of compliance with the Trust Indenture Act. The First National Bank of Chicago will also act as trustee under the Guarantees and the Junior Subordinated Indenture (as defined herein). See "Description of Guarantees" and "Description of Junior Subordinated Debt Securities." The holder of the Common Securities of a Lincoln Trust, or the holders of a majority in liquidation preference of the related Preferred Securities if a Junior Subordinated Debt Security Event of Default under the Trust Agreement for such Lincoln Trust has occurred and is continuing, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee for such Lincoln Trust. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the applicable Trust Agreement. The Company will pay all fees and expenses related to each Lincoln Trust and the offering of the Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each Lincoln Trust.

    The principal executive office of each Lincoln Trust is 200 East Berry Street, Fort Wayne, Indiana 46802-2706 and its telephone number is (219) 455-2000.

                                USE OF PROCEEDS

    Except as otherwise set forth in the applicable Prospectus Supplement with respect to the proceeds from the sale of the particular Offered Securities to which such Prospectus Supplement relates, the net proceeds from the sale of the Offered Securities are expected to be used by the Company for general corporate purposes, including repayment or redemption of outstanding debt or preferred stock, the possible acquisition of financial services businesses or assets thereof, investments in portfolio assets and working capital needs. The Company routinely reviews opportunities to acquire financial services businesses or assets thereof. Each Lincoln Trust will use all proceeds received from the sale of its Trust Securities to purchase Junior Subordinated Debt Securities of the Company.

              CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

    Set forth below are the Company's historical ratios of earnings to fixed charges for each of the years in the five-year period ended December 31, 1997. In addition, set forth below are pro forma ratios giving effect to the sale of $100,000,000 aggregate principal amount of 6 1/2% Notes due March 15, 2008 (the "2008 Notes") and $200,000,000 aggregate principal amount of 7% Notes due March 15, 2018 (together with the 2008 Notes, the "Notes") in March 1998 and the application of the proceeds thereof (without giving effect to the reduction of offering proceeds due to discounted price to public, underwriting discount and expenses).

                                                                                            YEAR ENDED DECEMBER 31,
                                                                             -----------------------------------------------------
                                                                               1997       1996       1995       1994       1993
                                                                             ---------  ---------  ---------  ---------  ---------
Ratio of Earnings to Fixed Charges:
  Excluding Interest on Annuities and Financial Products (1)
  Historical...............................................................      13.58       7.37       7.51       6.43      10.35
  Pro Forma (2)............................................................      13.23
  Including Interest on Annuities and Financial Products (3)
  Historical...............................................................       1.90       1.45       1.41       1.25       1.43
  Pro Forma (2)............................................................       1.89
  Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends
    (4)
  Historical...............................................................       1.90       1.45       1.40       1.23       1.40
  Pro Forma (2)............................................................       1.89

------------------------

(1) For purposes of determining this ratio, earnings consist of income before federal income taxes, cumulative effect of accounting change and minority interests adjusted for the difference between income or losses from unconsolidated equity investments and cash distributions from such investments, plus fixed charges. Fixed charges consist of: (i) interest and debt expense on short and long-term debt and distributions to minority interest-preferred securities of subsidiary companies and (ii) the portion of operating leases that are representative of the interest factor.

(2) Pro forma ratios after giving effect to the net increase in interest expense due to the issuance of the Notes at a blended rate of 6.833% per annum less the repayment of $200 million of short-term debt and earnings on $100 million of short-term investments at a weighted average interest rate of 5.83% per annum.

(3) Same as the ratio of earnings to fixed charges, excluding interest on annuities and financial products, except fixed charges and earnings include interest on annuities and financial products.

(4) Same as the ratio of earnings to fixed charges, including interest on annuities and financial products, except that fixed charges include the pre-tax earnings required to cover preferred stock dividend requirements.

(5) Coverage ratios in 1997 are higher than other historical periods due to the inclusion of a gain on sale of discontinued operations of $777 million.

                   DESCRIPTION OF THE SENIOR DEBT SECURITIES

    The Senior Debt Securities (for purposes of this Section only, the "Debt Securities") may be issued in one or more series under an Indenture dated as of September 15, 1994, as supplemented from time to time (as so supplemented, the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"). This summary of certain terms and provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act. The Indenture is qualified under the Trust Indenture Act. Parenthetical references in this Section are to provisions of the Indenture. Certain terms defined in the Indenture are capitalized in this Prospectus. Whenever particular defined terms of the Indenture are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.

GENERAL

    The Debt Securities will be unsecured and will rank on the parity with all other unsecured and unsubordinated indebtedness of the Company.

    The Indenture does not limit the amount of Debt Securities which may be issued thereunder and provides that Debt Securities may be issued up to the aggregate principal amount which may be authorized from time to time by the Company. Reference is made to the Prospectus Supplement for the following terms of Debt Securities being offered thereby: (i) the title, aggregate principal amount and authorized denominations of Debt Securities; (ii) the percentage of their principal amount at which such Debt Securities will be issued; (iii) the date or dates on which Debt Securities will mature; (iv) the rate or rates per annum (which may be fixed or variable), if any, at which Debt Securities will bear interest (or the method of determination or calculation thereof); (v) the times at which any such interest will be payable; (vi) the currency or units based on or relating to currencies in which the Debt Securities are denominated and in which principal, premium, if any, any interest and Additional Amounts (as defined below) will or may be payable; (vii) the dates, if any, on which and the price or prices at which the Debt Securities will, pursuant to any mandatory sinking fund provisions, or may, pursuant to any optional sinking fund provisions, be redeemed by the Company, and other terms and provisions of such sinking fund; (viii) any redemption terms or any terms for repayment of principal amount at the option of the holder; (ix) whether and under what circumstances the Company will pay additional amounts ("Additional Amounts") in respect of certain taxes imposed on certain holders or as otherwise provided;
(x) the terms and conditions upon which such Debt Securities may be convertible into shares of Common Stock or other securities of the Company, including the conversion price, conversion period and other conversion provisions; (xi) the defeasance provisions, if any, that are applicable to such Debt Securities (other than those described herein); (xii) whether the Debt Securities are to be issuable in global form and, if so, the terms and conditions, if any, upon which interests in such Debt Securities in global form may be exchanged, in whole or in part, for the individual Debt Securities represented thereby and the initial Depository with respect to such global Debt Security; (xiii) the person to whom any interest on a Registered Security is payable, if other than the registered holder thereof, or the manner in which any interest is payable on a Bearer

Security if other than upon presentation of the coupons pertaining thereto, as the case may be; or (xiv) any other specific terms of such Debt Securities.

    Principal, interest and premium and Additional Amounts, if any, will be payable in the manner, at the places and subject to the restrictions set forth in the Indenture, the Debt Securities and the Prospectus Supplement relating thereto.

    Unless otherwise indicated in the Prospectus Supplement relating thereto, the Debt Securities will be issued in fully registered form without coupons. Where Debt Securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special Federal income tax considerations, applicable to any such Debt Securities and to payment on and transfer and exchange of such Debt Securities will be described in the applicable Prospectus Supplement.

    Some of the Debt Securities may be issued as discounted Debt Securities (bearing no interest or at a rate which at the time of issuance is below market rates) to be sold at the substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such discounted Debt Securities will be described in the Prospectus Supplement relating thereto.

    If the purchase price of any Debt Securities is payable in one or more foreign currencies or currency units or if any Debt Securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Debt Securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain Federal income tax considerations, specific terms and other information with respect to such issue of Debt Securities and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

    Debt Securities may be presented for exchange, and registered Debt Securities may be presented for transfer, in the manner, at the places and subject to the restrictions set forth in the Indenture, the Debt Securities and the Prospectus Supplement relating thereto. Debt Securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery. No service charge will be made for any transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 2.06)

    Unless otherwise indicated in the applicable Prospectus Supplement, the covenants contained in the Indenture and the Debt Securities would not necessarily afford Holders of the Debt Securities protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect Holders.

    If the Debt Securities are convertible into shares of Common Stock, the conversion price payable and the number of shares purchasable upon conversion may be subject to adjustment in certain events as set forth in the applicable Prospectus Supplement.

FORM, REGISTRATION, TRANSFER AND EXCHANGE

    The Debt Securities of a series may be issued solely as Registered Securities, solely as Bearer Securities (with or without coupons attached) or as both Registered Securities and Bearer Securities. Debt Securities of a series may be issuable in whole or part in the form of one or more global Debt Securities ("Global Securities"), as described below under "Book-Entry Debt Securities."

    Registered Securities of any series will be exchangeable for other Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In addition, if Debt Securities of any series are issuable as both Registered Securities and as Bearer Securities, at the option of the holder, subject to the terms of the Indenture, Bearer Securities (accompanied by all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Unless otherwise indicated in the applicable Prospectus Supplement, any Bearer Security surrendered in exchange for a Registered Security between a record date or a special record date for defaulted interest and the relevant date for payment of interest will be surrendered without the coupon relating to such date for payment of interest and interest will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture. Bearer Securities will not be issued in exchange for Registered Securities. (Sections 2.06, 2.12 and 4.01)

    Debt Securities may be presented for exchange as provided above, and unless otherwise indicated in the applicable Prospectus Supplement, Registered Securities may be presented for registration of transfer (duly endorsed, or accompanied by a duly executed written instrument of transfer), at the office of any transfer agent designated by the Company for such purpose with respect to any series of Debt Securities and referred to in the applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon such transfer agent being satisfied with the documents of title and identity of the person making the request. The Company may at any time rescind the designation of any transfer agent, provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Debt Securities of such series. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities. (Sections 2.06 and 4.02)

    In the event of any redemption of Debt Securities of any series, the Company will not be required to (i) register the transfer of or exchange Debt Securities of that series during a period of 15 days next preceding the selection of securities of such series to be redeemed; (ii) register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; or (iii) exchange any Bearer Security called for redemption except, to the extent provided with respect to any series of Debt Securities and referred to in the applicable Prospectus Supplement, to exchange such Bearer Security for a Registered Security of that series and of like tenor and principal amount that is immediately surrendered for redemption. (Section 2.06)

PAYMENT AND PAYING AGENTS

    Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal, premium, if any, interest and Additional Amounts, if any, on Registered Securities will be made at the office of such paying agent or paying agents as the Company may designate from time to time, except that at the option of the Company payment of any interest and any Additional Amounts may be made by check or draft mailed to the address of the Person entitled thereto as such address shall appear in the Debt Security Register. Unless indicated in an applicable Prospectus Supplement, payment of any installment of interest on Registered Securities will be made to the Person in whose name such Registered Security is registered at the close of business on the record date for such interest. (Section 4.01)

    Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal, premium, if any, interest and Additional Amounts, if any, on Bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such paying agents outside the United States as the Company may designate from time to time, or by check or by transfer to an account maintained by the payee outside the United States. Unless otherwise indicated in the applicable Prospectus Supplement, any payment of interest on any Bearer Securities will be made only against surrender of the coupon relating to such interest installment. (Sections 2.06 and 4.02)

    Any paying agents in or outside the United States initially designated by the Company for the Debt Securities will be named in the applicable Prospectus Supplement. If the Debt Securities of a series are listed on a stock exchange located outside the United States, and such stock exchange shall so require, the Company will maintain a paying agent with respect to such series in London, Luxembourg or any other city so required located outside the United States so long as the Debt Securities of such series are listed on such exchange. The Company may at any time designate additional paying agents or rescind the designation of any paying agent, provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment. (Section 4.02)

    All monies paid by the Company to a paying agent for the payment of principal of or interest or Additional Amounts, if any, on any Debt Security which remain unclaimed at the end of one year after such principal, interest or Additional Amounts shall have become due and payable will be repaid to the Company and the holder of such Debt Security or any coupon will thereafter look only to the Company for payment thereof. (Section 4.03)

BOOK-ENTRY DEBT SECURITIES

    The Debt Securities of a series may be issued in the form of one or more Global Securities that will be deposited with a Depository or its nominee identified in the applicable Prospectus Supplement. In such a case, one or more Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Global Security or Global Securities. Unless and until it is exchanged in whole or in part for Debt Securities in registered form, a Global Security may not, subject to certain exceptions, be registered for transfer or exchange except to the Depository for such Global Security or a nominee of such Depository. (Section 2.06)

    The specific terms of the depository arrangement with respect to any portion of a series of Debt Securities to be represented by a Global Security will be described in the applicable Prospectus Supplement. The Company expects that the provisions described below will be applicable to depository arrangements.

    Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities which are to be represented by a Global Security to be deposited with or on behalf of a Depository will be represented by a Global Security registered in the name of such Depository or its nominee. Upon the issuance of such Global Security and the deposit of such Global Security with or on behalf of the Depository for such Global Security, the Depository will credit on its book-entry registration and transfer system the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such Depository or its nominee ("participants"). The accounts to be credited will be designated by the underwriters or agents of such Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in such Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interest by participants in such Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depository for such Global Security. Ownership of beneficial interests in such Global Security by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such Global Securities.

    So long as the Depository for a Global Security or its nominee is the registered owner of such Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture. Unless otherwise specified in the applicable Prospectus Supplement, owners of beneficial interests in such Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in certificated form and will not be considered the holders thereof for any purposes under the Indenture. (Sections 2.06 and 11.03) Accordingly, each person owning a beneficial interest in such Global Security must rely on the procedures of the Depository and, if such person is not a participant, on the procedures of the participant through which such person owns its interest to exercise any rights of a holder under the Indenture. The Company understands that, under existing industry practices, if the Company requests any action of holders or an owner of a beneficial interest in such Global Security desires to give any notice or take any action a holder is entitled to give or take under the Indenture, the Depository would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

    Principal of and any premium, interest and Additional Amounts on a Global Security will be payable in the manner described in the applicable Prospectus Supplement.

LIMITATION ON LIENS ON STOCK OF RESTRICTED SUBSIDIARIES

    The Company will not, nor will it permit any Restricted Subsidiary to, issue, assume or guarantee any indebtedness for borrowed money (hereinafter referred to as "Debt") secured by a mortgage, security interest, pledge, lien or other encumbrance upon any shares of stock of any Restricted Subsidiary without effectively providing that the Debt Securities (together with, if the Company shall so determine, any other indebtedness of or guarantee by the Company ranking equally with the Debt Securities and then existing or thereafter created) shall be secured equally and ratably with such Debt. (Section 4.06).

    For purposes of the Indenture, "Restricted Subsidiary" means The Lincoln National Life Insurance Company so long as it remains a subsidiary, as well as any successor to all or a principal part of the business of any such subsidiary and any other subsidiary which the Board of Directors designates as a Restricted Subsidiary. (Section 1.01) The Restricted Subsidiary accounted for approximately 78% of the consolidated revenues of the Company during the year ended December 31, 1997 and 86% of the consolidated assets of the Company at December 31, 1997. Prior to June 1997, the Company's ownership in American States Insurance Company also was considered a Restricted Subsidiary. Upon the announcement of the sale of the Company's interest in American States Insurance Company in June 1997, American States Insurance Company became a discontinued operation of the Company and therefor ceased to be considered a Restricted Subsidiary for purposes of the Indenture.

LIMITATION ON ISSUANCE OR DISPOSITION OF STOCK OF RESTRICTED SUBSIDIARIES

    The Company will not, nor will it permit any Restricted Subsidiary to, issue, sell, assign, transfer or otherwise dispose of, directly or indirectly, any Capital Stock (other than nonvoting preferred stock) of any Restricted Subsidiary, except for (i) the purpose of qualifying directors; (ii) sales or other dispositions to the Company or one or more Restricted Subsidiaries; (iii) the disposition of all or any part of the Capital Stock of any Restricted Subsidiary for consideration which is at least equal to the fair value of such Capital Stock as determined by the Company's Board of Directors (acting in good faith); or (iv) an issuance, sale, assignment, transfer or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at the request of the Company or any Restricted Subsidiary. (Section 4.07)

    For the purposes of the Indenture, "Capital Stock" means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock. (Section 1.01)

DEFAULTS AND REMEDIES

    An Event of Default with respect to Debt Securities of any series is defined in the Indenture as being: (a) default for 30 days in payment of any interest or Additional Amounts on the Debt Securities of such series; (b) default in payment of principal or premium, if any, on the Debt Securities of such series when due either at maturity, upon redemption, by declaration or otherwise (except a failure to make payment resulting from mistake, oversight or transfer difficulties not continuing for more than 3 Business Days beyond the date on which such payment is due); (c) default in payment of any sinking fund installment when due and payable (except a failure to make payment resulting from mistake, oversight or transfer difficulties not continuing for more than three Business Days beyond the date on which such payment is due); (d) default by the Company in the performance or breach of any other covenant or warranty of the Company in respect of the Debt Securities of such series for a period of 60 days after notice thereof to the Company or Trustee; (e) certain events involving the bankruptcy or insolvency of the Company; or (f) other Events of Default as specified in the Supplemental Indenture or Board Resolution under which such series of Debt Securities was issued. (Section 6.01)

    The Indenture provides that (1) if an Event of Default described in clauses
(a), (b), (c) or, in the event of a default with respect to less than all Outstanding series under the Indenture, (d) above shall have occurred and be continuing with respect to one or more series, either the Trustee or the holders of 25 percent in principal amount of the Debt Securities of such series then Outstanding (each such series voting as a separate class) may declare the principal (or, in the case of original issue discount Debt Securities, the portion thereof specified in the terms thereof) of all Outstanding Debt Securities of such series and the interest accrued thereon and Additional Amounts payable in respect thereof, if any, to be due and payable immediately and (2) if an Event of Default described in clause (d) (in the event of a default with respect to all Outstanding series) or (e) above shall have occurred and be continuing, either the Trustee or the holders of 25 percent in principal amount of all Debt Securities then Outstanding (voting as one class) may declare the principal (or, in the case of original issue discount Debt Securities, the portion of the principal amount thereof specified in the terms thereof) of all Debt Securities then Outstanding and the interest accrued thereon and Additional Amounts payable in respect thereof, if any, to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults (except for defaults in the payment of principal of, or premium, interest or Additional Amounts, if any, on such Debt Securities) may be waived by the holders of a majority in principal amount of the Debt Securities of such series (or of all series, as the case may be) then Outstanding. (Sections 6.01 and 6.10)

    Holders may not enforce the Indenture or the Debt Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Debt Securities unless it receives indemnity satisfactory to it. Subject to certain limitations, holders of a majority in principal amount of the Debt Securities of any series may direct the Trustee in its exercise of any trust or power. The Company is required to deliver annually to the Trustee an officer's statement indicating whether the signer knows of any default by the Company in performing any of its obligations under the Indenture. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, interest or Additional Amounts, if any, or any sinking or purchase fund installment) if it determines that withholding notice is in their interest. (Sections 4.05, 6.06, 6.09, 6.11, 7.01 and 7.05).

DEFEASANCE

    Unless otherwise described in a Prospectus Supplement with respect to any series of Debt Securities, the Company, at its option, (a) will be discharged from any and all obligations in respect of such Debt Securities (except in each case for certain obligations to register the transfer or exchange of such Debt Securities, replace stolen, lost or mutilated Debt Securities, maintain paying agencies and hold moneys for payment in trust) on the ninety-first day after satisfaction of all conditions thereto or (b) effective upon the satisfaction of all conditions thereto, need not comply with certain restrictive covenants (including any covenants or agreements applicable with respect to a particular series of Debt Securities) under the Indenture and will not be limited by any restrictions with respect to merger, consolidation or sales of assets, in each case if the Company deposits with the Trustee, in trust, (x) money or (y) Government

Obligations or a combination of (x) and (y) which, through the payment of interest thereon and principal thereof in accordance with their terms, will in the written opinion of independent public accountants selected by the Company, provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest and Additional Amounts, if any, and premium, if any, on, such Debt Securities on the dates such payments are due in accordance with the terms of such series. (Section 8.02) In order to avail itself of either of the foregoing options, no Event of Default shall have occurred and be continuing under the Indenture and the Company must provide to the Trustee (i) an opinion of counsel to the effect that holders of the Debt Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option and will be subject to Federal income tax on the same amount and in the same manner, and at the same time as would have been the case if such option had not been exercised and, in the case of Debt Securities being discharged, such opinion shall be accompanied by a private letter ruling to that effect received from the United States Internal Revenue Service (the "Service") or a revenue ruling pertaining to a comparable form of transaction to that effect published by the Service, (ii) an officers' certificate to the effect that no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default, with respect to such Debt Securities shall have occurred and be continuing on the date of the deposit, and (iii) if the Debt Securities are listed on the New York Stock Exchange, an opinion of counsel to the effect that the exercise of such option will not cause the Debt Securities to be delisted. (Section 8.02) "Government Obligations" means generally direct noncallable obligations of the government which issued the currency in which the Debt Securities of the applicable series are denominated, noncallable obligations the payment of the principal of and interest on which is fully guaranteed by such government, and noncallable obligations on which the full faith and credit of such government is pledged to the payment of the principal thereof and interest thereon. (Section 1.01). In addition, the Company may obtain a discharge under the Indenture with respect to all the Debt Securities of a series by depositing with the Trustee, in trust, moneys or Government Obligations sufficient to pay at maturity or upon redemption principal of, premium, if any, and any interest and Additional Amounts on, all of the Debt Securities of such series, provided that all of the Debt Securities of such series are by their terms to become due and payable within one year or are to be called for redemption within one year. No opinion of counsel or ruling relating to the tax consequences to holders is required with respect to a discharge pursuant to the provisions described in the immediately preceding sentence. (Section 8.01) In the event of any discharge of Debt Securities pursuant to the terms of the Indenture described above, the holders of such Debt Securities will thereafter be able to look solely to such trust fund, and not to the Company, for payments of principal, premium, if any, and interest and Additional Amounts, if any. (Sections 8.01 and 8.02)

CONSOLIDATION, MERGER AND SALE OF ASSETS

    The Company may not consolidate with or merge into, or sell, lease or convey all or substantially all of its assets to, another corporation unless (i) the successor or transferee corporation, which shall be a corporation organized and existing under the laws of the United States or a State thereof, assumes by supplemental indenture all the obligations of the Company under the Debt Securities and the Indenture and (ii) the Company or successor corporation, as the case may be, will not, immediately after such consolidation or merger or sale, lease or conveyance, be in default in the performance of any covenant or condition with respect to the Debt Securities or the Indenture. The Company will deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with the terms of the Indenture. Upon any consolidation or merger, or any sale, lease or conveyance of all or substantially all of the assets of the Company, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture. (Sections 5.01 and 5.02). Thereafter all obligations of the predecessor corporation shall terminate. (Section 5.01)

MODIFICATION OF THE INDENTURE

    The Indenture permits the Company and the Trustee to amend or supplement the Indenture or the Debt Securities without notice to or consent of any holder of a Debt Security for certain purposes, including without limitation, to cure any ambiguity, defect or inconsistency, to comply with Section 5.01 (relating to when the Company may consolidate, merge or sell all or substantially all of its assets), to provide for uncertificated Debt Securities, to establish the form or terms of Debt Securities of any series or to make any change that does not adversely affect the rights of any holder of a Debt Security. (Section 9.01) Certain modifications and amendments of the Indenture may be made by the Company and the Trustee only with the consent of the holders of at least a majority in aggregate principal amount of the Outstanding Debt Securities of each series issued under the Indenture which is affected by the modification or amendment (voting as one class). However, no such modification or amendment may, without the consent of the holder of each Debt Security affected thereby, (i) reduce the aforesaid percentage of Debt Securities whose holders must consent to an amendment, supplement or waiver; (ii) reduce the rate or rates or extend the time for payment of interest or Additional Amounts, if any, on any Debt Security; (iii) reduce the principal of or premium, if any, on or extend the fixed maturity of any Debt Security; (iv) modify or effect in any manner adverse to the holders of Debt Securities the terms and conditions of the obligations of the Company in respect of its obligations under the Indenture; (v) waive a default in the payment of principal of or premium or interest or Additional Amounts, if any, on any Debt Security; (vi) impair the right to institute a suit for the enforcement of any payment on or with respect to any series of Debt Securities; (vii) change a Place of Payment; or (viii) make any Debt Security payable in currency other than that stated in the Debt Security. (Section 9.02)

REGARDING THE TRUSTEE

    The Trustee is a participant in the Company's revolving credit agreement, and the Company has maintained other banking relationships with the Trustee in the normal course of business. The Trustee also acts as trustee and paying agent for the Company's 7 1/8% Notes due July 15, 1999, 7 5/8% Notes due July 15, 2002, 7 1/4% Debentures due May 15, 2005, 6 1/2% Notes due March 15, 2008, 7%
Notes due March 15, 2018 and 9 1/8% Debentures due October 1, 2024.

               DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

    The Junior Subordinated Debt Securities may be issued in one or more series under a Junior Subordinated Indenture, as supplemented from time to time (as so supplemented, the "Junior Subordinated Indenture"), between the Company and The First National Bank of Chicago, as trustee (the "Junior Subordinated Indenture Trustee"). This summary of certain terms and provisions of the Junior Subordinated Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Junior Subordinated Indenture, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act. The Junior Subordinated Indenture is qualified under the Trust Indenture Act. Parenthetical references in this Section are to provisions of the Junior Subordinated Indenture. Certain terms defined in the Junior Subordinated Indenture are capitalized in this Prospectus. Whenever particular defined terms of the Junior Subordinated Indenture are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.

GENERAL

    Each series of Junior Subordinated Debt Securities will rank PARI PASSU with all other series of Junior Subordinated Debt Securities and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Junior Subordinated Indenture to all Senior Debt (as defined below) of the Company. See "--Subordination." The Company is a non-operating holding company and almost all of the operating assets of the Company and its consolidated subsidiaries are owned by such subsidiaries. The Company relies primarily on dividends from such subsidiaries to meet its obligations. The payment of dividends by the Company's insurance company subsidiaries is limited under the insurance company holding company laws of the states in which such subsidiaries are domiciled. Accordingly, the Junior Subordinated Debt Securities will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of Junior Subordinated Debt Securities should look only to the assets of the Company for payments on the Junior Subordinated Debt Securities. The payment of dividends by the Company's insurance company subsidiaries is limited under the insurance holding company laws of the states in which such subsidiaries are domiciled. Except as otherwise provided in the applicable Prospectus Supplement, the Junior Subordinated Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, whether under the Junior Subordinated Indenture, any other indenture that the Company may enter into in the future or otherwise. See "--Subordination" and the Prospectus Supplement relating to any offering of Offered Securities.

    The Junior Subordinated Debt Securities will be issuable in one or more series pursuant to an indenture supplemental to the Junior Subordinated Indenture or a resolution of the Company's Board of Directors or a committee thereof.

    The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the Junior Subordinated Debt Securities: (1) the title of the Junior Subordinated Debt Securities; (2) any limit upon the aggregate principal amount of the Junior Subordinated Debt Securities; (3) the date or dates on which the principal of the Junior Subordinated Debt Securities is payable (the "Stated Maturity") or the method of determination thereof; (4) the rate or rates, if any, at which the Junior Subordinated Debt Securities shall bear interest, the Interest Payment Dates on which any such interest shall be payable, the right, if any, of the Company to defer or extend an Interest Payment Date, and the Regular Record Date for any interest payable on any Interest Payment Date or the method by which any of the foregoing shall be determined; (5) the place or places where, subject to the terms of the Junior Subordinated Indenture as described below under "Payment and Paying Agents", the principal of and premium, if any, and interest on the Junior Subordinated Debt Securities will be payable and where, subject to the terms of the Junior Subordinated Indenture as described below under "--Denominations, Registration and Transfer," the Junior Subordinated Debt Securities may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon the Company in respect of the Junior Subordinated Debt Securities and the Junior Subordinated Indentures may be made ("Place of Payment"); (6) any period or periods within or date or dates on which, the price or prices at which and the terms and conditions upon which Junior Subordinated Debt Securities may be redeemed, in whole or in part, at the option of the Company or a holder thereof; (7) the obligation or the right, if any, of the Company or a holder thereof to redeem, purchase or repay the Junior Subordinated Debt Securities and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which the Junior Subordinated Debt Securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (8) the denominations in which any Junior Subordinated Debt Securities shall be issuable if other than denominations of $25 and any integral multiple thereof; (9) if other than in U.S. Dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the Junior Subordinated Debt Securities shall be payable, or in which the Junior Subordinated Debt Securities shall be denominated; (10) any additions, modifications or deletions in the Events of Default or covenants of the Company specified in the Junior Subordinated Indenture with respect to the Junior Subordinated Debt Securities; (11) if other than the principal amount thereof, the portion of the principal amount of Junior Subordinated Debt Securities that shall be payable upon declaration of acceleration of the maturity thereof; (12) any additions or changes to the Junior Subordinated Indenture with respect to a series of Junior Subordinated Debt Securities as shall be necessary to permit or facilitate the issuance of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons; (13) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Junior Subordinated Debt Securities and the manner in which such amounts will be determined; (14) the terms and conditions relating to the issuance of a temporary Global Security representing all of the Junior Subordinated Debt Securities of such series and the exchange of such temporary Global Security for definitive Junior Subordinated Debt Securities of such series; (15) subject to the terms described under "--Global Junior Subordinated Debt Securities", whether the Junior Subordinated Debt Securities of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Securities, which Depositary shall be a clearing agency registered under the Exchange Act; (16) the appointment of any Paying Agent or Agents; (17) the terms and conditions of any obligation or right of the Company or a holder to convert or exchange the Junior Subordinated Debt Securities into Preferred Securities; (18) the form of Trust Agreement and Guarantee Agreement, if applicable; (19) the relative degree, if any, to which such Junior Subordinated Debt Securities of the series shall be senior to or be subordinated to other series of such Junior Subordinated Debt Securities or other indebtedness of the Company in right of payment, whether such other series of Junior Subordinated Debt Securities or other indebtedness are outstanding or not; and (20) any other terms of the Junior Subordinated Debt Securities not inconsistent with the provisions of the Junior Subordinated Indenture.

    Junior Subordinated Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain United States Federal income tax consequences and special considerations applicable to any such Junior Subordinated Debt Securities will be described in the applicable Prospectus Supplement.

    If the purchase price of any of the Junior Subordinated Debt Securities is payable in one or more foreign currencies or currency units or if any Junior Subordinated Debt Securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Junior Subordinated Debt Securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain United States Federal income tax consequences, specific terms and other information with respect to such issue of Junior Subordinated Debt Securities and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

    If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Junior Subordinated Debt Securities, special United States Federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

DENOMINATIONS, REGISTRATION AND TRANSFER

    Unless otherwise specified in the applicable Prospectus Supplement, the Junior Subordinated Debt Securities will be issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. Junior Subordinated Debt Securities of any series will be exchangeable for other Junior Subordinated Debt Securities of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same Original Issue Date and Stated Maturity and bearing the same interest rate.

    Junior Subordinated Debt Securities may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the appropriate Securities Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Junior Subordinated Debt Securities and referred to in the applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Junior Subordinated Indenture. The Company will appoint the Trustee as Securities Registrar under the Junior Subordinated Indenture. If the applicable Prospectus Supplement refers to any transfer agents (in addition to the Securities Registrar) initially designated by the Company with respect to any series of Junior Subordinated Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that the

Company maintains a transfer agent in each Place of Payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Junior Subordinated Debt Securities.

    In the event of any redemption, neither the Company nor the Junior Subordinated Indenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debt Securities of any series during a period beginning at the opening of business 15 days before the day of selection for redemption of Junior Subordinated Debt Securities of that series and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Junior Subordinated Debt Securities so selected for redemption, except, in the case of any Junior Subordinated Debt Securities being redeemed in part, any portion thereof not to be redeemed.

GLOBAL JUNIOR SUBORDINATED DEBT SECURITIES

    The Junior Subordinated Debt Securities of a series may be issued in whole or in part in the form of one or more Global Junior Subordinated Debt Securities that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Junior Subordinated Debt Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Junior Subordinated Debt Securities represented thereby, a Global Junior Subordinated Debt Security may not be transferred except as a whole by the Depositary for such Global Junior Subordinated Debt Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

    The specific terms of the depositary arrangement with respect to a series of Junior Subordinated Debt Securities will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will generally apply to depositary arrangements.

    Upon the issuance of a Global Junior Subordinated Debt Security, and the deposit of such Global Junior Subordinated Debt Security with or on behalf of the Depositary, the Depositary for such Global Junior Subordinated Debt Security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Junior Subordinated Debt Securities represented by such Global Junior Subordinated Debt Security to the accounts of persons that have accounts with such Depositary ("Participants"). Such accounts shall be designated by the dealers, underwriters or agents with respect to such Junior Subordinated Debt Securities or by the Company if such Junior Subordinated Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Junior Subordinated Debt Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Junior Subordinated Debt Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Junior Subordinated Debt Security.

    So long as the Depositary for a Global Junior Subordinated Debt Security, or its nominee, is the registered owner of such Global Junior Subordinated Debt Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Junior Subordinated Debt Securities represented by such Global Junior Subordinated Debt Security for all purposes under the Junior Subordinated Indenture governing such Junior Subordinated Debt Securities. Except as provided below, owners of beneficial interests in a Global Junior Subordinated Debt Security will not be entitled to have any of the individual Junior Subordinated Debt Securities of the series represented by such Global Junior Subordinated Debt Security registered in their names, will not receive or be entitled to receive physical delivery of any such Junior Subordinated Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Junior Subordinated Indenture.

    Payments of principal of (and premium, if any) and interest on individual Junior Subordinated Debt Securities represented by a Global Junior Subordinated Debt Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Junior Subordinated Debt Security representing such Junior Subordinated Debt Securities. None of the Company, the Junior Subordinated Indenture Trustee, any Paying Agent, or the Securities Registrar for such Junior Subordinated Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Junior Subordinated Debt Security representing such Junior Subordinated Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    The Company expects that the Depositary for a series of Junior Subordinated Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Junior Subordinated Debt Security representing any of such Junior Subordinated Debt Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of such Global Junior Subordinated Debt Security for such Junior Subordinated Debt Securities as shown on the records of such Depositary or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such Global Junior Subordinated Debt Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

    Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Junior Subordinated Debt Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Junior Subordinated Debt Securities of such series in exchange for the Global Junior Subordinated Debt Security representing such series of Junior Subordinated Debt Securities. In addition, the Company may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debt Securities, determine not to have any Junior Subordinated Debt Securities of such series represented by one or more Global Junior Subordinated Debt Securities and, in such event, will issue individual Junior Subordinated Debt Securities of such series in exchange for the Global Junior Subordinated Debt Security or Securities representing such series of Junior Subordinated Debt Securities. Further, if the Company so specifies with respect to the Junior Subordinated Debt Securities of a series, an owner of a beneficial interest in a Global Junior Subordinated Debt Security representing Junior Subordinated Debt Securities of such series may, on terms acceptable to the Company, the Junior Subordinated Indenture Trustee and the Depositary for such Global Junior Subordinated Debt Security, receive individual Junior Subordinated Debt Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debt Securities. In any such instance, an owner of a beneficial interest in a Global Junior Subordinated Debt Security will be entitled to physical delivery of individual Junior Subordinated Debt Securities of the series represented by such Global Junior Subordinated Debt Security equal in principal amount to such beneficial interest and to have such Junior Subordinated Debt Securities registered in its name. Individual Junior Subordinated Debt Securities of such series so issued will be issued in denominations, unless otherwise specified by the Company, of $25 and integral multiples thereof.

PAYMENT AND PAYING AGENTS

    Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of (and premium, if any) and any interest on Junior Subordinated Debt Securities will be made at the office of the Junior Subordinated Indenture Trustee in the City of New York or at the office of such Paying Agent or

Paying Agents as the Company may designate from time to time in the applicable Prospectus Supplement, except that at the option of the Company payment of any interest may be made (i), except in the case of Global Junior Subordinated Debt Securities, by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by transfer to an account maintained by the Person entitled thereto as specified in the Securities Register, provided that proper transfer instructions have been received by the Regular Record Date. Unless otherwise indicated in the applicable Prospectus Supplement, payment of any interest on Junior Subordinated Debt Securities will be made to the Person in whose name such Junior Subordinated Debt Security is registered at the close of business on the Regular Record Date for such interest, except in the case of Defaulted Interest. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however the Company will at all times be required to maintain a Paying Agent in each Place of Payment for each series of Junior Subordinated Debt Securities.

    Any moneys deposited with the Junior Subordinated Indenture Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debt Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Junior Subordinated Debt Security shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

OPTION TO EXTEND INTEREST PAYMENT DATE

    If provided in the applicable Prospectus Supplement, the Company shall have the right at any time and from time to time during the term of any series of Junior Subordinated Debt Securities to defer payment of interest for such number of consecutive interest payment periods as may be specified in the applicable Prospectus Supplement (each, an "Extension Period"), subject to the terms, conditions and covenants, if any, specified in such Prospectus Supplement, PROVIDED that such Extension Period may not extend beyond the Stated Maturity of such series of Junior Subordinated Debt Securities. Certain United States Federal income tax consequences and special considerations applicable to any such Junior Subordinated Debt Securities will be described in the applicable Prospectus Supplement.

REDEMPTION

    Unless otherwise indicated in the applicable Prospectus Supplement, Junior Subordinated Debt Securities will not be subject to any sinking fund.

    Unless otherwise indicated in the applicable Prospectus Supplement, the Company may, at its option, redeem the Junior Subordinated Debt Securities of any series in whole at any time or in part from time to time. Junior Subordinated Debt Securities in denominations larger than $25 may be redeemed in part but only in integral multiples of $25. Except as otherwise specified in the applicable Prospectus Supplement, the redemption price for any Junior Subordinated Debt Security so redeemed shall equal any accrued and unpaid interest thereon to the redemption date, plus the principal amount thereof.

    Except as otherwise specified in the applicable Prospectus Supplement, if a Junior Subordinated Debt Security Tax Event (as defined below) in respect of a series of Junior Subordinated Debt Securities shall occur and be continuing, the Company may, at its option, redeem such series of Junior Subordinated Debt Securities in whole (but not in part) at any time within 90 days of the occurrence of such Junior Subordinated Debt Security Tax Event, at a redemption price equal to 100% of the principal amount of such Junior Subordinated Debt Securities then outstanding plus accrued and unpaid interest to the date fixed for redemption.

    "Junior Subordinated Debt Security Tax Event" means the receipt by the Company of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United

States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the applicable series of Junior Subordinated Debt Securities under the Junior Subordinated Indenture, there is more than an insubstantial risk that interest payable by the Company on such series of Junior Subordinated Debt Securities is not, or within 90 days of the date of such opinion will not be, deductible by the Company, in whole or in part, for United States Federal income tax purposes.

    Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Junior Subordinated Debt Securities to be redeemed at its registered address. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on such Junior Subordinated Debt Securities or portions thereof called for redemption.

RESTRICTIONS ON CERTAIN PAYMENTS

    The Company will also covenant, as to each series of Junior Subordinated Debt Securities, that it will not, and will not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company (including other Junior Subordinated Debt Securities) that rank PARI PASSU with or junior in interest to the Junior Subordinated Debt Securities or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks PARI PASSU or junior in interest to the Junior Subordinated Debt Securities (other than (a) dividends or distributions in common stock of the Company, (b) redemptions or purchases of any rights pursuant to the Company's Rights Plan, or any successor to such Rights Plan, and the declaration of a dividend of such rights or the issuance of stock under such plans in the future, (c) payments under any Guarantee and (d) purchases of common stock related to the issuance of common stock under any of the Company's benefit plans for its directors, officers or employees) if at such time (i) there shall have occurred any event of which the Company has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute an "Event of Default" under the Junior Subordinated Indenture with respect to the Junior Subordinated Debt Securities of such series and (b) in respect of which the Company shall not have taken reasonable steps to cure, (ii) if such Junior Subordinated Debt Securities are held by a Lincoln Trust of a series of Related Preferred Securities, the Company shall be in default with respect to its payment of any obligations under the Guarantee relating to such Related Preferred Securities or (iii) the Company shall have given notice of its selection of an Extension Period as provided in the Junior Subordinated Indenture with respect to the Junior Subordinated Debt Securities of such series and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

MODIFICATION OF JUNIOR SUBORDINATED INDENTURE

    From time to time the Company and the Junior Subordinated Indenture Trustee may, without the consent of the holders of any series of Junior Subordinated Debt Securities, amend, waive or supplement the Junior Subordinated Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of any series of Junior Subordinated Debt Securities or, in the case of Corresponding Junior Subordinated Debt Securities, the holders of the Related Preferred Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Junior Subordinated Indenture under the Trust Indenture Act. The Junior Subordinated Indenture contains provisions permitting the Company and the Junior Subordinated Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of each outstanding series of Junior Subordinated Debt Securities affected, to modify the Junior Subordinated Indenture in a manner affecting the rights of the holders of such series of the Junior Subordinated Debt Securities; PROVIDED, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debt Security so affected, (i) change the Stated Maturity of any series of Junior Subordinated Debt Securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon (except such extension as is contemplated hereby) or (ii) reduce the percentage of principal amount of Junior Subordinated Debt Securities of any series, the holders of which are required to consent to any such modification of the Junior Subordinated Indenture, PROVIDED that, in the case of Corresponding Junior Subordinated Debt Securities, so long as any of the Related Preferred Securities remain outstanding, no such modification may be made that adversely affects the holders of such Preferred Securities in any material respect, and no termination of the Junior Subordinated Indenture may occur, and no waiver of any Junior Subordinated Debt Security Event of Default or compliance with any covenant under the Junior Subordinated Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation preference of such Related Preferred Securities unless and until the principal of the Corresponding Junior Subordinated Debt Securities and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

    In addition, the Company and the Junior Subordinated Indenture Trustee may execute, without the consent of any holder of Junior Subordinated Debt Securities, any supplemental Junior Subordinated Indenture for the purpose of creating any new series of Junior Subordinated Debt Securities.

JUNIOR SUBORDINATED DEBT SECURITY EVENTS OF DEFAULT

    The Junior Subordinated Indenture provides that any one or more of the following described events with respect to a series of Junior Subordinated Debt Securities that has occurred and is continuing constitutes a "Junior Subordinated Debt Security Event of Default" with respect to such series of Junior Subordinated Debt Securities:

    (i) failure for 30 days to pay any interest on such series of the Junior Subordinated Debt Securities, when due (subject to the deferral of any due date in the case of an Extension Period); or

    (ii) failure to pay any principal or premium, if any, on such series of Junior Subordinated Debt Securities when due whether at maturity, upon redemption by declaration or otherwise; or

    (iii) failure to observe or perform in any material respect certain other covenants contained in the Junior Subordinated Indenture for 90 days after written notice to the Company from the Junior Subordinated Indenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of such series of outstanding Junior Subordinated Debt Securities; or

    (iv) certain events in bankruptcy, insolvency or reorganization of the Company.

    The holders of a majority in aggregate outstanding principal amount of such series of Junior Subordinated Debt Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Junior Subordinated Indenture Trustee. The Junior Subordinated Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of such series of Junior Subordinated Debt Securities may declare the principal due and payable immediately upon a Junior Subordinated Debt Security Event of Default, and, in the case of Corresponding Junior Subordinated Debt Securities, should the Junior Subordinated Indenture Trustee or such holders of such Corresponding Junior Subordinated Debt Securities fail to make such declaration, the holders of at least 25% in aggregate liquidation preference of the Related Preferred Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of such series of Junior Subordinated Debt Securities may annul such declaration and waive the default if the default (other than the non-payment of the principal of such series of Junior Subordinated Debt Securities which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Junior Subordinated Indenture Trustee. In the case of Corresponding Junior Subordinated Debt Securities, should the holders of such Corresponding Junior Subordinated Debt Securities fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation preference of the Related Preferred Securities shall have such right.

    The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debt Securities affected thereby may, on behalf of the holders of all the Junior Subordinated Debt Securities, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Junior Subordinated Indenture Trustee) or a default in respect of a covenant or provision which under the Junior Subordinated Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debt Security. In the case of Corresponding Junior Subordinated Debt Securities, should the holders of such Corresponding Junior Subordinated Debt Securities fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation preference of the Related Preferred Securities shall have such right. The Company is required to file annually with the Junior Subordinated Indenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Junior Subordinated Indenture.

    In case a Junior Subordinated Debt Security Event of Default shall occur and be continuing as to a series of Corresponding Junior Subordinated Debt Securities, the Property Trustee will have the right to declare the principal of and the interest on such Corresponding Junior Subordinated Debt Securities, and any other amounts payable under the Junior Subordinated Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Corresponding Junior Subordinated Debt Securities.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

    If a Junior Subordinated Debt Security Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the related Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable, a holder of Preferred Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on such related Junior Subordinated Debt Securities having a principal amount equal to the aggregate Liquidation Amount of the related Preferred Securities of such holder (a "Direct Action"). The Company may not amend the Junior Subordinated Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Preferred Securities. If the right to bring a Direct Action is removed, the applicable Issue may become subject to the reporting obligations under the Securities Exchange Act of 1934, as amended. The Company shall have the right under the Junior Subordinated Indenture to set-off any payment made to such holder of Preferred Securities by the Company in connection with a Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the related Junior Subordinated Debt Securities.

    The holders of the Preferred Securities would not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Junior Subordinated Debt Securities unless there shall have been an Event of Default under the Trust Agreement. See "Description of Preferred Securities--Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

    The Junior Subordinated Indenture provides that the Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless (i) in case the Company consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Company's obligations on the Junior Subordinated Debt Securities issued under the Junior Subordinated Indenture;
(ii) immediately after giving effect thereto, no Junior Subordinated Debt Security Event of Default, and no event which, after notice or lapse of time or both, would become a Junior Subordinated Debt Security Event of Default, shall have happened and be continuing; (iii) in the case of Corresponding Junior Subordinated Debt Securities, such transaction is permitted under the related Trust Agreement or Guarantee and does not give rise to any breach or violation of the related Trust Agreement and Guarantee, and (iv) certain other conditions as prescribed in the Junior Subordinated Indenture are met.

    The general provisions of the Junior Subordinated Indenture do not afford holders of the Junior Subordinated Debt Securities protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Junior Subordinated Debt Securities.

SATISFACTION AND DISCHARGE

    The Junior Subordinated Indenture provides that when, among other things, all Junior Subordinated Debt Securities not previously delivered to the Junior Subordinated Indenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and the Company deposits or causes to be deposited with the Junior Subordinated Indenture Trustee trust funds, in trust, for the purpose and in an amount in the currency or currencies in which the Junior Subordinated Debt Securities are payable sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debt Securities not previously delivered to the Junior Subordinated Indenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Junior Subordinated Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Junior Subordinated Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Junior Subordinated Indenture.

CONVERSION OR EXCHANGE

    If and to the extent indicated in the applicable Prospectus Supplement, the Junior Subordinated Debt Securities of any series may be convertible or exchangeable into Preferred Securities or other securities. The specific terms on which Junior Subordinated Debt Securities of any series may be so converted or exchanged will be set forth in the applicable Prospectus Supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Company, in which case the number of shares of Preferred Securities or other securities to be received by the Holders of Junior Subordinated Debt Securities would be calculated as of a time and in the manner stated in the applicable Prospectus Supplement.

SUBORDINATION

    In the Junior Subordinated Indenture, the Company has covenanted and agreed that any Junior Subordinated Debt Securities issued thereunder will be subordinate and junior in right of payment to all Senior Debt to the extent provided in the Junior Subordinated Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, the holders of Senior Debt will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt before the holders of Junior Subordinated Debt Securities or, in the case of Corresponding Junior Subordinated Debt Securities, the Property Trustee on behalf of the holders, will be entitled to receive or retain any payment in respect of the principal of (and premium, if any) or interest, if any, on the Junior Subordinated Debt Securities.

    In the event of the acceleration of the maturity of any Junior Subordinated Debt Securities, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of Junior Subordinated Debt Securities will be entitled to receive or retain any payment in respect of the principal of (or premium, if any) or interest, if any, on the Junior Subordinated Debt Securities.

    No payments on account of principal (or premium, if any) or interest, if any, in respect of the Junior Subordinated Debt Securities may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Debt, or an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

    "Debt" means with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; and (vi) every obligation of the type referred to in clauses (i) through (v) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

    "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of the Junior Subordinated Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Junior Subordinated Debt Securities or to other Debt which is PARI PASSU with, or subordinated to, the Junior Subordinated Debt Securities; PROVIDED, however, that Senior Debt shall not be deemed to include (i) any Debt of the Company which when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Code, was without recourse to the Company, (ii) any Debt of the Company to any of its subsidiaries, (iii) Debt to any employee of the Company, (iv) any liability for taxes, (v) indebtedness or monetary obligations to trade creditors or assumed by the Company or any of its subsidiaries in the ordinary course of business in connection with the obtaining of materials or services, and (vi) any other debt securities issued pursuant to the Junior Subordinated Indenture.

    The Company is a non-operating holding company and almost all of the operating assets of the Company are owned by such subsidiaries. The Company relies primarily on dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. Accordingly, the Junior Subordinated Debt Securities will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, including liabilities under contracts of insurance and annuities written by the Company's insurance subsidiaries. Holders of Junior Subordinated Debt Securities should look only to the assets of the Company for payments of interest and principal and premium, if any.

    The Junior Subordinated Indenture places no limitation on the amount of additional Senior Debt that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Debt.

    The Junior Subordinated Indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of Junior Subordinated Debt Securities, may be changed prior to such issuance. Any such change would be described in the applicable Prospectus Supplement.

GOVERNING LAW

    The Junior Subordinated Indenture and the Junior Subordinated Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE JUNIOR SUBORDINATED INDENTURE TRUSTEE

    The Junior Subordinated Indenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Junior Subordinated Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Junior Subordinated Indenture at the request of any holder of Junior Subordinated Debt Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Junior Subordinated Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Junior Subordinated Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

CORRESPONDING JUNIOR SUBORDINATED DEBT SECURITIES

    The Corresponding Junior Subordinated Debt Securities may be issued in one or more series of Junior Subordinated Debt Securities under the Junior Subordinated Indenture with terms corresponding to the terms of a series of Related Preferred Securities. In that event, concurrently with the issuance of each Lincoln Trust's Preferred Securities, such Lincoln Trust will invest the proceeds thereof and the consideration paid by the Company for the Common Securities in a series of Corresponding Junior Subordinated Debt Securities issued by the Company to such Lincoln Trust. Each series of Corresponding Junior Subordinated Debt Securities will be in the principal amount equal to the aggregate stated Liquidation Amount of the Related Preferred Securities and the Common Securities of such Lincoln Trust and will rank pari passu with all other series of Junior Subordinated Debt Securities. Holders of the Related Preferred Securities for a series of Corresponding Junior Subordinated Debt Securities will have the rights in connection with modifications to the Junior Subordinated Indenture or upon occurrence of Junior Subordinated Debt Security Events of Default described under "--Modification of Junior Subordinated Indenture" and "--Junior Subordinated Debt Security Events of Default", unless provided otherwise in the Prospectus Supplement for such Related Preferred Securities.

    If a Special Event in respect of a Lincoln Trust of Related Preferred Securities shall occur and be continuing, the Company may, at its option, redeem the Corresponding Junior Subordinated Debt Securities at any time within 90 days of the occurrence of such Special Event, in whole but not in part, subject to the provisions of the Junior Subordinated Indenture. The redemption price for any Corresponding Junior Subordinated Debt Securities shall be equal to 100% of the principal amount of such Corresponding Junior Subordinated Debt Securities then outstanding plus accrued and unpaid interest to the date fixed for redemption. For so long as the applicable Lincoln Trust is the holder of all the outstanding series of Corresponding Junior Subordinated Debt Securities, the proceeds of any such redemption will be used by the Lincoln Trust to redeem the corresponding Trust Securities in accordance with their terms. The Company may not redeem a series of Corresponding Junior Subordinated Debt Securities in part unless all accrued and unpaid interest has been paid in full on all outstanding

Corresponding Junior Subordinated Debt Securities of such series for all interest periods terminating on or prior to the Redemption Date.

    The Company will covenant in the Junior Subordinated Indenture as to each series of Corresponding Junior Subordinated Debt Securities, that if and so long as (i) the Lincoln Trust of the related series of Trust Securities is the holder of all such Corresponding Junior Subordinated Debt Securities, (ii) a Tax Event in respect of such Lincoln Trust has occurred and is continuing and (iii) the Company has elected, and has not revoked such election, to pay Additional Sums (as defined under "Description of Preferred Securities--Redemption or Exchange") in respect of such Trust Securities, the Company will pay to such Lincoln Trust such Additional Sums. The Company will also covenant, as to each series of Corresponding Junior Subordinated Debt Securities, (i) to maintain directly or indirectly 100% ownership of the Common Securities of the Lincoln Trust to which Corresponding Junior Subordinated Debt Securities have been issued, provided that certain successors which are permitted pursuant to the Junior Subordinated Indenture may succeed to the Company's ownership of the Common Securities, (ii) not to voluntarily terminate, wind-up or liquidate any Lincoln Trust, except (a) in connection with a distribution of Corresponding Junior Subordinated Debt Securities to the holders of the Preferred Securities in liquidation of such Lincoln Trust, or (b) in connection with certain mergers, consolidations or amalgamations permitted by the related Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of the related Trust Agreement, to cause such Lincoln Trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States Federal income tax purposes.

                DESCRIPTION OF PREFERRED STOCK AND COMMON STOCK

GENERAL

    The Company may issue, separately or together with other Offered Securities, shares of Common Stock or Preferred Stock, all as set forth in the Prospectus Supplement relating to the Common Stock or Preferred Stock for which this Prospectus is being delivered. In addition, if the Prospectus Supplement so provides, the Debt Securities or Preferred Stock may be convertible into or exchangeable for Common Stock.

    The Company's Articles of Incorporation currently authorize the issuance of 800,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock ("Preferred Stock"). The Company's Preferred Stock may be issued from time to time in one or more series by resolution of the Board of Directors. The Company has outstanding one series of Preferred Stock, consisting of the Company's $3.00 Cumulative Convertible Preferred Stock, Series A (without par value) (the "Series A Preferred Stock"). At December 31, 1997, the Company had issued and outstanding 100,859,478 shares of Common Stock and 35,091 shares of Series A Preferred Stock.

    As described under "Description of Depositary Shares", the Company may, at its option, elect to offer depositary shares ("Depositary Shares") evidenced by depositary receipts ("Depositary Receipts"), each representing an interest (to be specified in the Prospectus Supplement relating to the particular series of the Preferred Stock) in a share of the particular series of the Preferred Stock issued and deposited with a Preferred Stock Depositary (as defined herein).

    The following descriptions of the classes of the Company's capital stock are summaries, do not purport to be complete, and are subject, in all respects, to the applicable provisions of the Indiana Business Corporation Law and the Company's Articles of Incorporation (including the Certificate of Resolution by the Board of Directors of the Company Designating the Rights and Preferences of the Series A Preferred Stock), and the Rights Agreement, referred to below, with The First National Bank of Boston, which, in each case, are included as exhibits to the Registration Statement of which this Prospectus forms a part.

COMMON STOCK

    Holders of the Company's Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors after all dividends accrued on all preferred or special classes of shares entitled to preferential dividends have been paid or declared and set apart for payment out of funds legally available therefor. Upon liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, holders of Common Stock are entitled to receive pro rata any net assets of the Company remaining after the claims of creditors and preferences of the Series A Preferred Stock, and any other series of Preferred Stock at the time outstanding, have been paid in full. The Company's Articles of Incorporation provide that holders of Common Stock and holders of any series of Preferred Stock from time to time outstanding shall each have the right at every meeting of shareholders to one vote for each share of Common Stock and/or Preferred Stock so held, and holders of Common Stock and holders of Preferred Stock shall so vote as one class. Under certain circumstances as provided by law, the Company's Articles of Incorporation or the terms of the Preferred Stock, certain series of Preferred Stock may vote as a separate class or classes. The Company's Bylaws presently provide for three classes of directors, with directors in each class serving staggered three-year terms. The holders of Common Stock do not have any preemptive rights to subscribe for additional shares, and the Common Stock does not have cumulative voting rights.

    The Company's Common Stock is listed on the New York, Chicago, Pacific and London Stock Exchanges. The outstanding shares of Common Stock are, and the Common Stock offered hereby when issued will be, validly issued, fully paid and non-assessable. The Company will take appropriate action to list the Common Stock offered hereby as described in the Prospectus Supplement relating to any issuance of Common Stock.

    COMMON STOCK PURCHASE RIGHTS. On November 14, 1996, the Board of Directors of the Company authorized the amendment and restatement of the Rights Agreement dated November 7, 1986 between the Company and The First National Bank of Boston as rights agent (the "Rights Agent"), relating to certain Common Share purchase rights (the "Common Rights") issued on each outstanding share of Common Stock of the Company ("Common Share"). After separation from the Common Stock, each Common Right will entitle the holder thereof until the earlier of November 14, 2006 or the redemption of the Common Rights to buy one Common Share at an exercise price of $200.00, subject to adjustment. The Common Rights will continue to be represented by the certificates for Common Shares and will not be exercisable, or transferable apart from the Common Shares, until the earlier of the tenth calendar day after the announcement that a person or group has acquired beneficial ownership of 15% or more of the Common Shares (an "Acquiring Person") or the tenth business day after a person commences, or announces an intention to commence, an offer the consummation of which would result in a person beneficially owning 15% or more of the Common Shares. Separate certificates for the Common Rights will be mailed to holders of the Common Shares as of such date. The Common Rights will then begin trading separately from the Common Shares. As long as the Common Rights are attached to the Common Shares, the Company will issue one Common Right with each Common Share that shall become outstanding so that all Common Shares will have attached Common Rights.

    In the event that (1) the Company is acquired in a merger or other business combination transaction, or (2) any person consolidates or merges with the Company and all or part of the Common Shares are exchanged for securities, cash or property of any other person, or (3) 50% or more of the Company's consolidated assets or earning power are sold, each Common Right will entitle its holder to purchase, at the exercise price of the Common Right, that number of shares of common stock of the surviving company which at the time of such transaction would have a market value of two times the exercise price of the Common Right. Alternatively, if a person acquires 15% or more of the outstanding Common Shares, each Common Right not owned by the Acquiring Person would become exercisable for the number of Common Shares which would then have a market value of two times the exercise price of the Common Right. In addition, at any time after a person becomes an Acquiring Person, and before its acquisition of 50% or more of the Common Shares, the Board of Directors of the Company may exchange Common Rights, other than Common Rights owned by the Acquiring Person, in whole or in part, at an exchange ratio of one Common Share per Common Right (subject to adjustment).

    The Common Rights are redeemable in whole, but not in part, at $.01 per Common Right at any time prior to the expiration of 10 calendar days from the date of the public announcement that a person or group has become an Acquiring Person. The Common Rights will expire on November 14, 2006 (unless sooner redeemed). Until a Common Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

    The purchase price payable, and the number of Common Shares or other securities or property issuable, upon exercise of the Common Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) as a result of the grant to holders of the Common Shares of certain rights or warrants to subscribe for Common Shares or convertible securities at less than the current market price of the Common Shares or (iii) as a result of the distribution to holders of the Common Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in the Common Shares) or of subscription rights or warrants (other than those referred to above). With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments require an adjustment of at least 1% in such purchase price.

    The Common Rights have certain anti-takeover effects. The Common Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board of Directors of the Company, except pursuant to an offer conditioned on a substantial number of Common Rights being acquired. The Common Rights should not interfere with any merger or other business combination approved by the Board of Directors since the Common Rights may be redeemed in whole, but not in part, by the company at $.01 per Common Right prior to the expiration of ten calendar days from the date of the public announcement that a person or group has become an Acquiring Person.

    CERTAIN PROVISIONS OF THE COMPANY'S ARTICLES OF INCORPORATION. The Company's Articles of Incorporation provide that the affirmative vote of the holders of three-fourths of the Company's voting stock is required to amend
Article VII, which deals with the number, classification, qualifications and removal of directors. Article VII provides that the number of directors may be fixed in the Bylaws, that qualifications for directors may be set in the Bylaws, and that the Bylaws may provide for classification of the Board. The Bylaws can be amended only by action of the Board. Article VII also provides that directors can be removed, with or without cause, at a meeting of shareholders called expressly for that purpose upon the affirmative vote of the holders of at least three-fourths of the Company's voting stock.

    The provisions of Article VII requiring the affirmative vote of three-fourths of the Company's voting stock to amend Article VII could make it difficult for the shareholders to change the existing provision of that Article, which, in turn, could discourage proxy contests and tender offers and make it more likely that incumbent directors will maintain their positions.

    The Articles of Incorporation also contain a "fair price" provision which requires, subject to certain exceptions, certain kinds of business combinations involving the Company and any shareholder holding 10% or more of the Company's voting stock (or certain affiliates of such shareholder) to be approved by the holders of at least three-fourths of the Company's voting stock, unless (i) the transaction is approved by a majority of the members of the Board of Directors of the Company who are not affiliated with the 10% shareholder making the proposal, or (ii) the transaction meets certain minimum price and procedural requirements (in either of which cases, only the normal shareholder and director approval requirements of the Indiana Business Corporation Law would govern the transaction). The "fair price" provision may be amended or repealed only upon the affirmative vote of the holders of at least three-fourths of the Company's voting stock. The "fair price" provision is intended to increase the likelihood that all shareholders of the Company will be treated similarly if certain kinds of business combinations are effected. The "fair price" provision may have the effect of making a takeover of the Company more expensive and may therefore discourage tender offers for less than three-fourths of the Company's stock and acquisitions of substantial blocks of the Company's stock with a view to acquiring control of the Company.

    CERTAIN STATE LAW PROVISIONS. Chapter 43 of the Indiana Business Corporation Law also restricts business combinations with interested shareholders. It prohibits certain business combinations, including mergers, sales of assets, recapitalizations, and reverse stock splits, between certain corporations having 100 or more shareholders that also have a class of voting shares registered with the Securities and Exchange Commission under Section 12 of the Exchange Act (which includes the Company) and an interested shareholder, defined as the beneficial owner of 10% or more of the voting power of the outstanding voting shares of that corporation, for five years following the date the shareholder acquired such 10% beneficial ownership, unless the acquisition or the business combination was approved by the board of directors in advance of such date. Moreover, the acquisition or business combination must meet all requirements of the corporation's articles of incorporation, as well as the requirements specifically set out in the Indiana Business Corporation Law. After the five-year period expires, a business combination with an interested shareholder that did not receive board approval prior to the interested shareholder's acquisition date may take place only if such combination is approved by a majority vote of shares not held by the interested shareholder or its affiliates or if the proposed combination meets certain minimum price requirements based upon the highest price paid by the interested shareholder. The aggregate amount of cash and the market value of non-cash consideration to be received by holders of all outstanding stock other than common stock is to be determined under criteria similar to those for common stock, except that the minimum price to be received by such shareholders cannot be less than the highest preferential amount per share to which holders of such class of stock are entitled in the event of voluntary dissolution, plus dividends declared or due. The consideration to be received by holders of a particular class must be distributed promptly and paid in cash or in the same form as the interested shareholder used to acquire the largest number of shares it owns in that class. Finally, the interested shareholder must not have become the beneficial owner of any more voting shares of stock since it became an interested shareholder, with certain exceptions.

    Chapter 42 of the Indiana Business Corporation Law includes provisions designed to protect minority shareholders in the event that a person acquires, pursuant to a tender offer or otherwise, shares giving it more than 20%, more than 33 1/3%, or more than 50% of the outstanding voting power ("Control Shares") of corporations having 100 or more shareholders. Unless the corporation's articles of incorporation or bylaws provide that Chapter 42 does not apply to control share acquisitions of shares of the corporation before the control share acquisition, an acquirer who purchases Control Shares without seeking and obtaining the prior approval of the board of directors cannot vote the Control Shares until each class or series of shares entitled to vote separately on the proposal, by a majority of all votes entitled to be cast by that group (excluding the Control Shares and any shares held by officers of the corporation and employees of the corporation who are directors thereof), approve in a special or annual meeting the rights of the acquirer to vote the Control Shares. An Indiana corporation otherwise subject to Chapter 42 may elect not to be covered by the statute by so providing in its articles of incorporation or bylaws. The Company is currently subject to the statute.

    Indiana insurance laws and regulations provide that no person may acquire voting securities of the Company if after such acquisition such person would directly or indirectly be in control of the Company, unless such person has provided certain required information to the Company and to the Indiana Insurance Commissioner (the "Indiana Commissioner") and the Indiana Commissioner has approved the acquisition. Control of the Company is presumed to exist if any person beneficially owns 10% or more of the voting securities of the Company. Furthermore, the Indiana Commissioner may determine, after notice and hearing, that control exists notwithstanding the absence of a presumption to that effect. Consequently, no person may acquire, directly or indirectly, 10% or more of the voting securities of the Company to be outstanding after the Offerings, or otherwise acquire control of the Company, unless such person has provided such required information to the Indiana Commissioner and the Indiana Commissioner has approved such acquisition.

    TRANSFER AGENT AND REGISTRAR. The First National Bank of Boston serves as Transfer Agent and Registrar for shares of the Company's Common Stock.

PREFERRED STOCK

    The Company's Preferred Stock has, upon issuance, preference over the Common Stock with respect to the payment of dividends and the distribution of assets in the event of liquidation, dissolution or winding up of the Company. Other relative rights, preferences and limitations of each series of Preferred Stock, including dividend, redemption, liquidation, sinking fund, conversion and other provisions, are determined by the Board of Directors in the resolutions establishing and designating such series and as described in the Prospectus Supplement relating to the series of Preferred Stock. The Series A Preferred Stock constitutes the only series of Preferred Stock currently authorized for issuance by the Board of Directors.

    The Company's Articles of Incorporation provide that each holder of Preferred Stock of any series from time to time outstanding shall be entitled to one vote per share upon all matters submitted to vote at every meeting of shareholders of the Company. Further, in the event that six or more quarterly dividends, whether or not consecutive, on any series of Preferred Stock shall be in default, the holders of any outstanding series of Preferred Stock as to which such default exists shall be entitled, at the next annual meeting of shareholders, to vote as a class to elect two directors of the Company. Such right shall continue with respect to shares of cumulative Preferred Stock, including the Series A Preferred Stock, until all accumulated and unpaid dividends on all such shares, the holders of which were entitled to vote at the previous annual meeting of shareholders, have been paid or declared and set aside for payment and, with respect to shares of non-cumulative Preferred Stock, if any, until any non-cumulative dividends have been paid or declared and set apart for payment for four consecutive quarterly dividend periods on all such shares, the holders of which were entitled to vote at the previous annual meeting of shareholders.

    The approval of the holders of record of at least two-thirds of the outstanding shares of all series of Preferred Stock of the Company, voting as a class, will be required to (a) amend the Company's Articles of Incorporation to create or authorize any stock ranking prior to or on a parity with such Preferred Stock with respect to the payment of dividends or distributions upon dissolution, liquidation or winding up, or to create or authorize any security convertible into shares of any such stock; (b) amend, alter, change or repeal any of the express terms of the Preferred Stock, or any series thereof, in any prejudicial manner (provided only holders of two-thirds of the outstanding shares of the series prejudiced by such change or repeal need consent to such action); (c) merge or consolidate with another corporation whereby the Company is not the surviving entity, if thereby the rights, preferences or powers of the Preferred Stock would be adversely affected or Offered Securities would thereupon be authorized or outstanding which could not otherwise have been created without the approval of such Preferred Stockholders; or (d) authorize, or revoke a previously authorized, voluntary dissolution of the Company, approve any limitation of the term of the existence of the Company or authorize the sale, lease, exchange or other disposition of all or substantially all of the property of the Company.

    In the event of voluntary or involuntary dissolution, liquidation or winding-up of the Company, the holders of each series of the Preferred Stock will be entitled to receive out of the assets of the Company available for distribution to its shareholders, before distribution of assets is made to holders of Common Stock or any other class of stock ranking junior to such series of Preferred Stock upon liquidation, a liquidating distribution in an amount per share as set forth in the Prospectus Supplement relating to such series of Preferred Stock, plus accrued and unpaid dividends.

    The Preferred Stock, when issued, will be fully paid and non-assessable. Unless otherwise specified in the Prospectus Supplement relating to the particular series of a Preferred Stock, each series of Preferred Stock will be on a parity in all respects with other series of Preferred Stock.

SERIES A PREFERRED STOCK

    At December 31, 1997, the Company had issued and outstanding 35,091 shares of Series A Preferred Stock. Cumulative dividends are payable quarterly, as declared by the Board of Directors, on shares of Series A Preferred Stock at the per annum rate of $3.00 per share. Upon the liquidation, dissolution or winding up of the Company, the Series A Preferred Stock is entitled to a liquidation preference of $80.00 per share, or $2,807,280 in the aggregate at December 31, 1997, plus accrued dividends, before any assets may be distributed to holders of Common Stock or any other stock ranking junior to the Series A Preferred Stock. The Series A Preferred Stock may be redeemed at any time at the option of the Company, in whole or in part, at a redemption price of $80.00 per share plus accrued dividends, and the Series A Preferred Stock is convertible into Common Stock at the option of the holder at a rate of eight shares of Common Stock (subject to adjustment) for each share of Series A Preferred Stock.

                        DESCRIPTION OF DEPOSITARY SHARES

    The description set forth below and in any Prospectus Supplement of certain provisions of the Deposit Agreement (as defined below) and of the Depositary Shares and Depositary Receipts summarizes the material terms of the Deposit Agreement and of the Depositary Shares and Depositary Receipts, and is qualified in its entirety by reference to, the form of Deposit Agreement and form of Depositary Receipts relating to each series of the Preferred Stock.

GENERAL

    The Company may, at its option, elect to have shares of Preferred Stock be represented by Depositary Shares. The shares of any series of the Preferred Stock underlying the Depositary Shares will be deposited under a separate deposit agreement (the "Deposit Agreement") between the Company and a bank or trust company selected by the Company (the "Preferred Stock Depositary"). The Prospectus Supplement relating to a series of Depositary Shares will set forth the name and address of the Preferred Stock Depositary. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, proportionately, to all the rights, preferences and privileges of the Preferred Stock represented thereby (including dividend, voting, redemption, conversion, exchange and liquidation rights).

    The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the Deposit Agreement, each of which will represent the applicable interest in a number of shares of a particular series of the Preferred Stock described in the applicable Prospectus Supplement.

    A holder of Depositary Shares will be entitled to receive the shares of Preferred Stock (but only in whole shares of Preferred Stock) underlying such Depositary Shares. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the whole number of shares of Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

DIVIDENDS AND OTHER DISTRIBUTIONS

    The Preferred Stock Depositary will distribute all cash dividends or other cash distributions in respect to the Preferred Stock to the record holders of Depositary Receipts in proportion, insofar as possible, to the number of Depositary Shares owned by such holders.

    In the event of a distribution other than in cash in respect to the Preferred Stock, the Preferred Stock Depositary will distribute property received by it to the record holders of Depositary Receipts in proportion, insofar as possible, to the number of Depositary Shares owned by such holders, unless the Preferred Stock Depositary determines that it is not feasible to make such distribution, in which case the Preferred Stock Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including sale (at public or private sale) of such property and distribution of the net proceeds from such sale to such holders.

    The amount so distributed in any of the foregoing cases will be reduced by any amount required to be withheld by the Company or the Preferred Stock Depositary on account of taxes.

CONVERSION AND EXCHANGE

    If any Preferred Stock underlying the Depositary Shares is subject to provisions relating to its conversion or exchange as set forth in the Prospectus Supplement relating thereto, each record holder of Depositary Shares will have the right or obligation to convert or exchange such Depositary Shares pursuant to the terms thereof.

REDEMPTION OF DEPOSITARY SHARES

    If Preferred Stock underlying the Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Preferred Stock Depositary resulting from the redemption, in whole or in part, of the Preferred Stock held by the Preferred Stock Depositary. The redemption price per Depositary Share will be equal to the aggregate redemption price payable with respect to the number of shares of Preferred Stock underlying the Depositary Shares. Whenever the Company redeems Preferred Stock from the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date a proportionate number of Depositary Shares representing the shares of Preferred Stock that were redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Company.

    After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the redemption price upon such redemption. Any funds deposited by the Company with the Preferred Stock Depositary for any Depositary Shares which the holders thereof fail to redeem shall be returned to the Company after a period of two years from the date such funds are so deposited.

VOTING

    Upon receipt of notice of any meeting at which the holders of any shares of Preferred Stock underlying the Depositary Shares are entitled to vote, the Preferred Stock Depositary will mail the information contained in such notice to the record holders of the Depositary Receipts. Each record holder of such Depositary Receipts on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Preferred Stock Depositary as to the exercise of the voting rights pertaining to the number of shares of Preferred Stock underlying such holder's Depositary Shares. The Preferred Stock Depositary will endeavor, insofar as practicable, to vote the number of shares of Preferred Stock underlying such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable action which may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will abstain from voting the Preferred Stock to the extent it does not receive specific written instructions from holders of Depositary Receipts representing such Preferred Stock.

RECORD DATE

    Whenever (i) any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall be offered with respect to the

Preferred Stock, or (ii) the Preferred Stock Depositary shall receive notice of any meeting at which holders of Preferred Stock are entitled to vote or of which holders of Preferred Stock are entitled to notice, or of the mandatory conversion of or any election on the part of the Company to call for the redemption of any Preferred Stock, the Preferred Stock Depositary shall in each such instance fix a record date (which shall be the same as the record date for the Preferred Stock) for the determination of the holders of Depositary Receipts
(x) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or (y) who shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such redemption or conversion, subject to the provisions of the Deposit Agreement.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

    The form of Depositary Receipt and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Preferred Stock Depositary. However, any amendment which imposes or increases any fees, taxes or other charges payable by the holders of Depositary Receipts (other than taxes and other governmental charges, fees and other expenses payable by such holders as stated under "Charges of Preferred Stock Depositary"), or which otherwise prejudices any substantial existing right of holders of Depositary Receipts, will not take effect as to outstanding Depositary Receipts until the expiration of 90 days after notice of such amendment has been mailed to the record holders of outstanding Depositary Receipts.

    Whenever so directed by the Company, the Preferred Stock Depositary will terminate the Deposit Agreement by mailing notice of such termination to the record holders of all Depositary Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Preferred Stock Depositary may likewise terminate the Deposit Agreement if at any time 45 days shall have expired after the Preferred Stock Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any Depositary Receipts remain outstanding after the date of termination, the Preferred Stock Depositary thereafter will discontinue the transfer of Depositary Receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the Deposit Agreement except as provided below and except that the Preferred Stock Depositary will continue (i) to collect dividends on the Preferred Stock and any other distributions with respect thereto and (ii) to deliver the Preferred Stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for Depositary Receipts surrendered. At any time after the expiration of two years from the date of termination, the Preferred Stock Depositary may sell the Preferred Stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of Depositary Receipts which have not been surrendered.

CHARGES OF PREFERRED STOCK DEPOSITARY

    The Company will pay all charges of the Preferred Stock Depositary including charges in connection with the initial deposit of the Preferred Stock, the initial issuance of the Depositary Receipts, the distribution of information to the holders of Depositary Receipts with respect to matters on which Preferred Stock is entitled to vote, withdrawals of the Preferred Stock by the holders of Depositary Receipts or redemption or conversion of the Preferred Stock, except for taxes (including transfer taxes, if any) and other governmental charges and such other charges as are expressly provided in the Deposit Agreement to be at the expense of holders of Depositary Receipts or persons depositing Preferred Stock.

MISCELLANEOUS

    The Preferred Stock Depositary will make available for inspection by holders of Depositary Receipts at its corporate office and its New York office, all reports and communications from the Company which are delivered to the Preferred Stock Depositary as the holder of Preferred Stock.

    Neither the Preferred Stock Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Preferred Stock Depositary under the Deposit Agreement are limited to performing its duties thereunder without negligence or bad faith. The obligations of the Company under the Deposit Agreement are limited to performing its duties thereunder in good faith. Neither the Company nor the Preferred Stock Depositary is obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. The Company and the Preferred Stock Depositary are entitled to rely upon advice of or information from counsel, accountants or other persons believed to be competent and on documents believed to be genuine.

    The Preferred Stock Depositary may resign at any time or be removed by the Company, effective upon the acceptance by its successor of its appointment; provided, that if a successor Preferred Stock Depositary has not been appointed or accepted such appointment within 45 days after the Preferred Stock Depositary has delivered a notice of election to resign to the Company, the Preferred Stock Depositary may terminate the Deposit Agreement. See "Amendment and Termination of Deposit Agreement" above.

                            DESCRIPTION OF WARRANTS

GENERAL

    The Company may issue Warrants to purchase Debt Securities, Preferred Stock (or Depositary Shares representing Preferred Stock) or Common Stock (collectively, the "Underlying Warrant Securities"), and such Warrants may be issued independently or together with any such Underlying Warrant Securities and may be attached to or separate from such Underlying Warrant Securities. Each series of Warrants will be issued under a separate warrant agreement (each a "Warrant Agreement") to be entered into between the Company and a warrant agent ("Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants offered hereby. Further terms of the Warrants and the applicable Warrant Agreement are set forth in the applicable Prospectus Supplement.

    The applicable Prospectus Supplement will describe the terms of any Warrants in respect of which this Prospectus is being delivered, including the following:
(i) the title of such Warrants; (ii) the aggregate number of such Warrants;
(iii) the price or prices at which such Warrants will be issued; (iv) the currency or currencies, including composite currencies, in which the price of such Warrants may be payable; (v) the designation and terms of the Underlying Warrant Securities purchasable upon exercise of such Warrants; (vi) the price at which and the currency or currencies, including composite currencies, in which the Underlying Warrant Securities purchasable upon exercise of such Warrants may be purchased; (vii) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (viii) whether such Warrants will be issued in registered form or bearer form; (ix) if applicable, the minimum or maximum amount of such Warrants which may be exercised at any one time; (x) if applicable, the designation and terms of the Underlying Warrant Securities with which such Warrants are issued and the number of such Warrants issued with each such Underlying Warrant Security; (xi) if applicable, the date on and after which such Warrants and the related Underlying Warrant Securities will be separately transferable; (xii) information with respect to book-entry procedures, if any; (xiii) if applicable, a discussion of certain United States federal income tax considerations; and (xiv) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.

                      DESCRIPTION OF PREFERRED SECURITIES

    Pursuant to the terms of the Trust Agreement for each Lincoln Trust, the Issuer Trustees on behalf of such Lincoln Trust will issue the Preferred Securities and the Common Securities. The Preferred Securities of a particular issue will represent preferred beneficial interests in the Lincoln Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities of such Lincoln Trust, as well as other benefits as described in the corresponding Trust Agreement. This summary of certain provisions of the Preferred Securities and each Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of each Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. Wherever particular defined terms of a Trust Agreement (as amended or supplemented from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each of the Lincoln Trusts is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.

GENERAL

    The Preferred Securities of a Lincoln Trust will rank pari passu, and payments will be made thereon PRO RATA, with the Common Securities of that Lincoln Trust except as described under "--Subordination of Common Securities." Legal title to the Corresponding Junior Subordinated Debt Securities will be held by the Property Trustee in trust for the benefit of the holders of the related Preferred Securities and Common Securities. Each Guarantee Agreement executed by the Company for the benefit of the holders of a Lincoln Trust's Preferred Securities (the "Guarantee" for such Preferred Securities) will be a guarantee on a subordinated basis with respect to the related Preferred Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Preferred Securities when the related Lincoln Trust does not have funds on hand available to make such payments. See "Description of Guarantees."

DISTRIBUTIONS

    Distributions on the Preferred Securities will be cumulative, will accumulate from the date of original issuance and will be payable on such dates as specified in the applicable Prospectus Supplement. In the event that any date on which Distributions are payable on the Preferred Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Junior Subordinated Indenture Trustee (as defined herein) is closed for business.

    Each Lincoln Trust's Preferred Securities represent preferred beneficial interests in the applicable Lincoln Trust, and the Distributions on each Preferred Security will be payable at a rate specified in the Prospectus Supplement for such Preferred Securities. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable Prospectus Supplement. Distributions to which holders of Preferred Securities are entitled will accumulate additional Distributions at the rate per annum if and as specified in the applicable Prospectus Supplement. The term "Distributions" as used herein includes any such additional Distributions unless otherwise stated.

    If provided in the applicable Prospectus Supplement, the Company has the right under the Junior Subordinated Indenture, pursuant to which it will issue the Corresponding Junior Subordinated Debt Securities, to defer the payment of interest at any time or from time to time on any series of the Corresponding Junior Subordinated Debt Securities for a period which will be specified in such Prospectus Supplement relating to such series (each, an "Extension Period"), PROVIDED that no Extension Period may extend beyond the Stated Maturity of the Corresponding Junior Subordinated Debt Securities. As a consequence of any such extension, Distributions on the corresponding Preferred Securities would be deferred (but would continue to accumulate additional Distributions thereon at the rate per annum set forth in the Prospectus Supplement for such Preferred Securities) by the Lincoln Trust which issued such Preferred Securities during any such Extension Period. During such Extension Period the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank PARI PASSU with or junior in interest to the Corresponding Junior Subordinated Debt Securities or make any guarantee payments with respect to any guarantee by the Company of debt securities of any subsidiary of the Company if such guarantee ranks PARI PASSU or junior in interest to the Corresponding Junior Subordinated Debt Securities (other than (a) dividends or distributions in common stock of the Company, (b) redemptions or purchases of any rights pursuant to the Company's Rights Plan, or any successor to such Rights Plan, and the declaration of a dividend of such rights or the issuance of stock under stock plans in the future, (c) payments under any Guarantee and (d) purchasers of common stock related to the issuance of common stock under any of the Company's benefit plans for its directors, officers or employees).

    The revenue of each Lincoln Trust available for distribution to holders of its Preferred Securities will be limited to payments under the Corresponding Junior Subordinated Debt Securities in which the Lincoln Trust will invest the proceeds from the issuance and sale of its Trust Securities. See "Description of Junior Subordinated Debt Securities--Corresponding Junior Subordinated Debt Securities." If the Company does not make interest payments on such Corresponding Junior Subordinated Debt Securities, the Property Trustee will not have funds available to pay Distributions on the Related Preferred Securities. The payment of Distributions (if and to the extent the Lincoln Trust has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Company on a limited basis as set forth herein under "Description of Guarantees."

    Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the register of such Lincoln Trust on the relevant record dates, which, as long as the Preferred Securities remain in book-entry form, will be one Business Day prior to the relevant Distribution Date. Subject to any applicable laws and regulations and the provisions of the applicable Trust Agreement, each such payment will be made as described under "Book-Entry Issuance." In the event any Preferred Securities are not in book-entry form, the relevant record date for such Preferred Securities shall be the date at least 15 days prior to the relevant Distribution Date, as specified in the applicable Prospectus Supplement.

REDEMPTION OR EXCHANGE

    MANDATORY REDEMPTION. Upon the repayment or redemption, in whole or in part, of any Corresponding Junior Subordinated Debt Securities, whether at maturity or upon earlier redemption as provided in the Junior Subordinated Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such Trust Securities plus accumulated but unpaid Distributions thereon to the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Company upon the concurrent redemption of such Corresponding Junior Subordinated Debt Securities. See "Description of Junior Subordinated Debt Securities--Redemption." If less than all of any series of Corresponding Junior Subordinated Debt Securities are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption PRO RATA of the related Preferred Securities and the Common Securities. The amount of premium, if any, paid by the Company upon the redemption of all or any part of any series of any Corresponding Junior Subordinated Debt Securities to be repaid or redeemed on a Redemption Date shall be allocated to the redemption PRO RATA of the related Preferred Securities and the Common Securities.

    The Company will have the right to redeem any series of Corresponding Junior Subordinated Debt Securities (i) in whole at any time or in part from time to time, subject to the conditions described under "Description of Junior Subordinated Debt Securities--Redemption", (ii) at any time, in whole (but not in part), upon the occurrence of a Tax Event or an Investment Company Event (each as defined below, a "Special Event") and subject to the further conditions described under "Description of Junior Subordinated Debt Securities-- Redemption", or (iii) as may be otherwise specified in the applicable Prospectus Supplement.

    SPECIAL EVENT REDEMPTION OR DISTRIBUTION OF CORRESPONDING JUNIOR SUBORDINATED DEBT SECURITIES. If a Special Event in respect of a series of Preferred Securities and Common Securities shall occur and be continuing, the Company has the right to redeem the Corresponding Junior Subordinated Debt Securities in whole (but not in part) and thereby cause a mandatory redemption of such Preferred Securities and Common Securities in whole (but not in part) at the Redemption Price within 90 days following the occurrence of such Special Event. At any time, the Company has the right to terminate the related Lincoln Trust and, after satisfaction of the liabilities of creditors of such Lincoln Trust as provided by applicable law, cause such Corresponding Junior Subordinated Debt Securities to be distributed to the holders of such Preferred Securities and Common Securities in liquidation of the Lincoln Trust. If the Company does not elect either option described above, the applicable series of Preferred Securities will remain outstanding and, in the event a Tax Event has occurred and is continuing, Additional Sums (as defined below) may be payable on the Corresponding Junior Subordinated Debt Securities.

    EXTENSION OF MATURITY OF CORRESPONDING JUNIOR SUBORDINATED DEBT
SECURITIES. If provided in the applicable Prospectus Supplement, the Company shall have the right to extend or shorten the maturity of any series of Corresponding Junior Subordinated Debt Securities at the time that the Company exercises its right to elect to terminate the related Lincoln Trust and cause such Corresponding Junior Subordinated Debt Securities to be distributed to the holders of such Preferred Securities and Common Securities in liquidation of the Lincoln Trust, provided that it can extend the maturity only if certain conditions specified in the applicable Prospectus Supplement are met at the time such election is made and at the time of such extension.

    "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by a Lincoln Trust on the outstanding Preferred Securities and Common Securities of the Lincoln Trust shall not be reduced as a result of any additional taxes, duties and other governmental charges to which such Lincoln Trust has become subject as a result of a Tax Event.

    "Investment Company Event" means the receipt by the applicable Lincoln Trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the applicable Lincoln Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which Change in 1940 Act Law becomes effective on or after the date of original issuance of the series of Preferred Securities issued by the Lincoln Trust.

    "Like Amount" means (i) with respect to a redemption of any series of Trust Securities, Trust Securities of such series having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Corresponding Junior Subordinated Debt Securities to be contemporaneously redeemed in accordance with the Junior Subordinated Indenture, allocated to the Common Securities and to the Preferred Securities based upon the relative Liquidation Amounts of such classes and the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (ii) with respect to a distribution of Corresponding Junior Subordinated Debt Securities to holders of any series of Trust Securities in connection with a dissolution or liquidation of the related Lincoln Trust, Corresponding Junior Subordinated Debt Securities having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Corresponding Junior Subordinated Debt Securities are distributed. "Liquidation Amount" means the stated amount of $25 per Trust Security.

    "Tax Event" means the receipt by the applicable Lincoln Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that (i) the Lincoln Trust is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or accrued on the corresponding series of Corresponding Junior Subordinated Debt Securities, (ii) interest payable by the Company on such series of Corresponding Junior Subordinated Debt Securities is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States Federal income tax purposes, or (iii) the applicable Lincoln Trust is, or will be within 90 days of the date of such opinion, subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges.

    After the liquidation date fixed for any distribution of Corresponding Junior Subordinated Debt Securities for any series of Preferred Securities (i) such series of Preferred Securities will no longer be deemed to be outstanding,
(ii) The Depository Trust Company ("DTC") or its nominee, as the record holder of such series of Preferred Securities, will receive a registered global certificate or certificates representing the Corresponding Junior Subordinated Debt Securities to be delivered upon such distribution and (iii) any certificates representing such series of Preferred Securities not held by DTC or its nominee will be deemed to represent the Corresponding Junior Subordinated Debt Securities having a principal amount equal to the stated liquidation preference of such series of Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such series of Preferred Securities until such certificates are presented to the Administrative Trustees or their agent for transfer or reissuance.

    There can be no assurance as to the market prices for the Preferred Securities or the Corresponding Junior Subordinated Debt Securities that may be distributed in exchange for Preferred Securities if a dissolution and liquidation of a Lincoln Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, or the Corresponding Junior Subordinated Debt Securities that the investor may receive on dissolution and liquidation of a Lincoln Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

REDEMPTION PROCEDURES

    Preferred Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Corresponding Junior Subordinated Debt Securities. Redemptions of the Preferred Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the related Lincoln Trust has funds on hand available for the payment of such Redemption Price. See also "--Subordination of Common Securities."

    If a Lincoln Trust gives a notice of redemption in respect of its Preferred Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of such Preferred Securities. See "Book-Entry Issuance." If such Preferred Securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Preferred Securities called for redemption shall be payable to the holders of such Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Lincoln Trust or by the Company pursuant to the Guarantee as described under "Description of Guarantees", Distributions on such Preferred Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Lincoln Trust for such Preferred Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

    Subject to applicable law (including, without limitation, United States Federal securities law), the Company or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

    Payment of the Redemption Price on the Preferred Securities and any distribution of Corresponding Junior Subordinated Debt Securities to holders of Preferred Securities shall be made to the applicable recordholders thereof as they appear on the register for such Preferred Securities on the relevant record date, which shall be one Business Day prior to the relevant Redemption Date or liquidation date, as applicable; PROVIDED, HOWEVER, that in the event that any Preferred Securities are not in book-entry form, the relevant record date for such Preferred Securities shall be a date at least 15 days prior to the Redemption Date or liquidation date, as applicable, as specified in the applicable Prospectus Supplement.

    If less than all of the Preferred Securities and Common Securities issued by an issuer are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Preferred Securities and Common Securities to be redeemed shall be allocated PRO RATA to the Preferred Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Preferred Securities to be redeemed shall be selected on a PRO RATA basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Preferred Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25 in excess thereof) of the Liquidation Amount of Preferred Securities of a denomination larger than $25. The Property Trustee shall promptly notify the trust registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of each Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any

Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Preferred Securities which has been or is to be redeemed.

    Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Trust Securities to be redeemed at its registered address. Unless the Company defaults in payment of the Redemption Price on the Corresponding Junior Subordinated Debt Securities, on and after the Redemption Date interest ceases to accrue on such Junior Subordinated Debt Securities or portions thereof (and distributions cease to accrue on the Related Preferred Securities or portions thereof) called for redemption.

SUBORDINATION OF COMMON SECURITIES

    Payment of Distributions on, and the Redemption Price of, each Lincoln Trust's Preferred Securities and Common Securities, as applicable, shall be made PRO RATA based on the Liquidation Amount of such Preferred Securities and Common Securities; PROVIDED, HOWEVER, that if on any Distribution Date or Redemption Date a Junior Subordinated Debt Security Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any of the Lincoln Trust's Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the Lincoln Trust's outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the Lincoln Trust's outstanding Preferred Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Lincoln Trust's Preferred Securities then due and payable.

    In the case of any Event of Default resulting from a Junior Subordinated Debt Security Event of Default, the Company as holder of such Lincoln Trust's Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the applicable Trust Agreement until the effect of all such Events of Default with respect to such Preferred Securities have been cured, waived or otherwise eliminated. Until any such Events of Default under the applicable Trust Agreement with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Preferred Securities and not on behalf of the Company as holder of the Lincoln Trust's Common Securities, and only the holders of such Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON TERMINATION

    Pursuant to each Trust Agreement, each Lincoln Trust shall automatically terminate upon expiration of its term and shall terminate on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company;
(ii) the distribution of a Like Amount of the Corresponding Junior Subordinated Debt Securities to the holders of its Trust Securities, if the Company, as Depositor, has given written direction to the Property Trustee to terminate such Lincoln Trust (which direction is optional and wholly within the discretion of the Company, as Depositor); (iii) the redemption of all of the Lincoln Trust's Trust Securities following a Special Event; (iv) redemption of all of the Lincoln Trust's Preferred Securities as described under "Description of Preferred Securities--Redemption or Exchange--Mandatory Redemption"; and (v) the entry of an order for the dissolution of the Lincoln Trust by a court of competent jurisdiction.

    If an early termination occurs as described in clause (i), (ii) or (v) above, the Lincoln Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of such Lincoln Trust as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Corresponding Junior Subordinated Debt Securities, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Lincoln Trust available for distribution to holders, after satisfaction of liabilities to creditors of such Lincoln Trust as provided by applicable law, an amount equal to, in the case of holders of Preferred Securities, the aggregate of the Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because such Lincoln Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by such Lincoln Trust on its Preferred Securities shall be paid on a PRO RATA basis. The holder(s) of such Lincoln Trust's Common Securities will be entitled to receive distributions upon any such liquidation PRO RATA with the holders of its Preferred Securities, except that if a Junior Subordinated Debt Security Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities. A supplemental Indenture may provide that if an early termination occurs as described in clause (v) above, the Corresponding Junior Subordinated Debt Securities may be subject to optional redemption in whole (but not in part).

EVENTS OF DEFAULT; NOTICE

    Any one of the following events constitutes an "Event of Default" under each Trust Agreement (an "Event of Default") with respect to the Preferred Securities issued thereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i) the occurrence of a Junior Subordinated Debt Security Event of Default under the Junior Subordinated Indenture (see "Description of Junior Subordinated Debt Securities--Junior Subordinated Debt Security Events of Default"); or

(ii) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

(iii) default by the Property Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

(iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in such Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Trustees by the holders of at least 25% in aggregate liquidation preference of the outstanding Preferred Securities of the applicable Lincoln Trust, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under such Trust Agreement; or

(v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Company to appoint a successor Property Trustee within 60 days thereof.

    Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of such Lincoln Trust's Preferred Securities, the Administrative Trustees and the Company, as Depositor, unless such Event of Default shall have been cured or waived. The Company, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each Trust Agreement.

    If a Junior Subordinated Debt Security Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities upon termination of each Lincoln Trust as described above. See "-- Liquidation Distribution Upon Termination." The existence of an Event of Default does not entitle the holders of Preferred Securities to accelerate the maturity thereof.

REMOVAL OF ISSUER TRUSTEES

    Unless a Junior Subordinated Debt Security Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Junior Subordinated Debt Security Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Preferred Securities. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Company as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable Trust Agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

    Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Company, as the holder of the Common Securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable Trust Agreement. In case a Junior Subordinated Debt Security Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

    Any corporation into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under each Trust Agreement, provided such corporation shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE LINCOLN TRUSTS

    A Lincoln Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below. A Lincoln Trust may, at the request of the Company, with the consent of the Administrative Trustees and without the consent of the holders of the Preferred Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of such Lincoln Trust with respect to the Preferred Securities or
(b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Corresponding Junior Subordinated Debt Securities, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical to that of the Lincoln Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to the Lincoln Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Lincoln Trust nor such successor entity will be required to register as an investment company under the Investment Company Act and (viii) the Company or any permitted successor or assignee owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, a Lincoln Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Lincoln Trust or the successor entity to be classified as other than a grantor trust for United States Federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF EACH TRUST AGREEMENT

    Except as provided below and under "Description of Guarantees--Amendments and Assignment" and as otherwise required by law and the applicable Trust Agreement, the holders of the Preferred Securities will have no voting rights.

    Each Trust Agreement may be amended from time to time by the Company, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Preferred Securities (i) to cure any ambiguity, correct or supplement any provisions in such Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Trust Agreement, which shall not be inconsistent with the other provisions of such Trust Agreement, or (ii) to modify, eliminate or add to any provisions of such Trust Agreement to such extent as shall be necessary to ensure that the Lincoln Trust will be classified for United States Federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Lincoln Trust will not be required to register as an "investment company" under the Investment Company Act; PROVIDED, HOWEVER, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any holder of Trust Securities, and any amendments of such Trust Agreement shall become effective when notice thereof is given to the holders of Trust Securities. Each Trust Agreement may be amended by the Issuer Trustees and the Company with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Trust Securities, and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Lincoln Trust's status as a grantor trust for United States Federal income tax purposes or the Lincoln Trust's exemption from status as an "investment company" under the Investment Company Act, provided that without the consent of each holder of Trust Securities, such Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

    So long as any Corresponding Junior Subordinated Debt Securities are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Junior Subordinated Indenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to such Corresponding Junior Subordinated Debt Securities, (ii) waive any past default that is waivable under Section 513 of the Junior Subordinated Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debt Securities shall be due and payable or (iv) consent to any amendment, modification or termination of the Junior Subordinated Indenture or such Corresponding Junior Subordinated Debt Securities, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Preferred Securities; PROVIDED, HOWEVER, that where a consent under the Junior Subordinated Indenture would require the consent of each holder of Corresponding Junior Subordinated Debt Securities affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the corresponding Preferred Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Preferred Securities except by subsequent vote of the holders of the Preferred Securities. The Property Trustee shall notify each holder of Preferred Securities of any notice of default with respect to the Corresponding Junior Subordinated Debt Securities. In addition to obtaining the foregoing approvals of the holders of the Preferred Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Lincoln Trust will not be classified as a corporation for United States Federal income tax purposes on account of such action.

    Any required approval of holders of Preferred Securities may be given at a meeting of holders of Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Preferred Securities in the manner set forth in each Trust Agreement.

    No vote or consent of the holders of Preferred Securities will be required for a Lincoln Trust to redeem and cancel its Preferred Securities in accordance with the applicable Trust Agreement.

    Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by the Company, the Issuer Trustees or any affiliate of the Company or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

GLOBAL PREFERRED SECURITIES

    The Preferred Securities of a series may be issued in whole or in part in the form of one or more Global Preferred Securities that will be deposited with, or on behalf of, the Depositary identified in the Prospectus Supplement relating to such series. Unless otherwise indicated in the applicable Prospectus Supplement for such series, the Depositary will be DTC. Global Preferred Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Preferred Securities represented thereby, a Global Preferred Security may not be transferred except as a whole by the Depositary for such Global Preferred Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

    The specific terms of the depositary arrangement with respect to a series of Preferred Securities will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will generally apply to depositary arrangements.

    Upon the issuance of a Global Preferred Security, and the deposit of such Global Preferred Security with or on behalf of the Depositary, the Depositary for such Global Preferred Security or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate Liquidation Amounts of the individual Preferred Securities represented by such Global Preferred Securities to the accounts of Participants. Such accounts shall be designated by the dealers, underwriters or agents with respect to such

Preferred Securities or by the Company if such Preferred Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Preferred Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Preferred Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Preferred Security.

    So long as the Depositary for a Global Preferred Security, or its nominee, is the registered owner of such Global Preferred Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented by such Global Preferred Security for all purposes under the Indenture governing such Preferred Securities. Except as provided below, owners of beneficial interests in a Global Preferred Security will not be entitled to have any of the individual Preferred Securities of the series represented by such Global Preferred Security registered in their names, will not receive or be entitled to receive physical delivery of any such Preferred Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

    Payments of principal of (and premium, if any) and interest on individual Preferred Securities represented by a Global Preferred Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Preferred Security representing such Preferred Securities. None of the Company, the Property Trustee, any Paying Agent, or the Securities Registrar for such Preferred Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Preferred Security representing such Preferred Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    The Company expects that the Depositary for a series of Preferred Securities or its nominee, upon receipt of any payment of Liquidation Amount, premium or Distributions in respect of a permanent Global Preferred Security representing any of such Preferred Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate Liquidation Amount of such Global Preferred Security for such Preferred Securities as shown on the records of such Depositary or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such Global Preferred Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

    Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Preferred Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Preferred Securities of such series in exchange for the Global Preferred Security representing such series of Preferred Securities. In addition, the Company may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Preferred Securities, determine not to have any Preferred Securities of such series represented by one or more Global Preferred Securities and, in such event, will issue individual Preferred Securities of such series in exchange for the Global Preferred Security or Securities representing such series of Preferred Securities. Further, if the Company so specifies with respect to the Preferred Securities of a series, an owner of a beneficial interest in a Global Preferred Security representing Preferred Securities of such series may, on terms acceptable to the Company, the Property Trustee and the Depositary for such Global Preferred Security, receive individual Preferred Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Preferred Securities. In any such instance, an owner of a beneficial interest in a Global Preferred Security will be entitled to physical delivery of individual Preferred Securities of the series represented by such Global Preferred Security equal in principal amount to such beneficial interest and to have such Preferred Securities registered in its name. Individual Preferred Securities of such series so issued will be issued in denominations, unless otherwise specified by the Company, of $25 and integral multiples thereof.

PAYMENT AND PAYING AGENCY

    Payments in respect of the Preferred Securities shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or, if any Lincoln Trust's Preferred Securities are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. Unless otherwise specified in the applicable Prospectus Supplement, the paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Company) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

    Unless otherwise specified in the applicable Prospectus Supplement, the Property Trustee will act as registrar and transfer agent for the Preferred Securities.

    Registration of transfers of Preferred Securities will be effected without charge by or on behalf of each Lincoln Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Lincoln Trusts will not be required to register or cause to be registered the transfer of their Preferred Securities after such Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

    The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in each Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the applicable Trust Agreement at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable Trust Agreement or is unsure of the application of any provision of the applicable Trust Agreement, and the matter is not one on which holders of Preferred Securities are entitled under such Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Company and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

    The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Lincoln Trusts in such a way that no Lincoln Trust will be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States Federal income tax purposes and so that the Corresponding Junior Subordinated Debt

Securities will be treated as indebtedness of the Company for United States Federal income tax purposes. In this connection, the Company and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each Lincoln Trust or each Trust Agreement, that the Company and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related Preferred Securities.

    Holders of the Preferred Securities have no preemptive or similar rights.

    No Lincoln Trust may borrow money or issue debt or mortgage or pledge any of its assets.

                           DESCRIPTION OF GUARANTEES

    A Guarantee will be executed and delivered by the Company concurrently with the issuance by each Lincoln Trust of its Preferred Securities for the benefit of the holders from time to time of such Preferred Securities. The First National Bank of Chicago will act as indenture trustee ("Guarantee Trustee") under each Guarantee for the purposes of compliance with the Trust Indenture Act and each Guarantee will be qualified as an indenture under the Trust Indenture Act. This summary of certain provisions of the Guarantees does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of each Guarantee Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. The form of the Guarantee has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Reference in this summary to Preferred Securities means that Lincoln Trust's Preferred Securities to which a Guarantee relates. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the related Lincoln Trust's Preferred Securities.

GENERAL

    The Company will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that such Lincoln Trust may have or assert other than the defense of payment. The following payments with respect to the Preferred Securities, to the extent not paid by or on behalf of the related Lincoln Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on such Preferred Securities, to the extent that such Lincoln Trust has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Preferred Securities called for redemption to the extent that such Lincoln Trust has funds on hand available therefor at such time, or (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of such Lincoln Trust (unless the Corresponding Junior Subordinated Debt Securities are distributed to holders of such Preferred Securities), the lesser of (a) the Liquidation Distribution and (b) the amount of assets of such Lincoln Trust remaining available for distribution to holders of Preferred Securities. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the applicable Preferred Securities or by causing the Lincoln Trust to pay such amounts to such holders.

    Each Guarantee will be an irrevocable guarantee on a subordinated basis of the related Lincoln Trust's obligations under the Preferred Securities, but will apply only to the extent that such related Lincoln Trust has funds sufficient to make such payments, and is not a guarantee of collection.

    If the Company does not make interest payments on the Corresponding Junior Subordinated Debt Securities held by the Lincoln Trust, the Lincoln Trust will not be able to pay Distributions on the Preferred Securities and will not have funds legally available therefor. Each Guarantee will rank subordinate and junior in right of payment to all Senior Debt of the Company. See "--Status of the Guarantees." The Company is a non-operating holding company and almost all of the operating assets of the Company and its consolidated subsidiaries are owned by such subsidiaries. The Company relies primarily on dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. Accordingly, the Company's obligations under the Guarantees will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and claimants should look only to the assets of the Company for payments thereunder. The payment of dividends by the Company's insurance company subsidiaries is limited under the insurance holding company laws in which such subsidiaries are domiciled. See "Lincoln National Corporation." Except as otherwise provided in the applicable Prospectus Supplement, the Guarantees do not limit the incurrence or issuance of other secured or unsecured debt of the Company, whether under the Indenture, any other indenture that the Company may enter into in the future or otherwise. See the Prospectus Supplement relating to any offering of Preferred Securities.

    The Company's obligations described herein and in any accompanying Prospectus Supplement, through the applicable Guarantee, the applicable Trust Agreement, the Junior Subordinated Debt Securities, the Junior Subordinated Indenture and any supplemental indentures thereto, and the Expense Agreement, taken together, constitute a full, irrevocable and unconditional guarantee by the Company of payments due on the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Lincoln Trust's obligations under the Preferred Securities. See "The Lincoln Trusts," "Description of Preferred Securities," and "Description of Junior Subordinated Debt Securities."

STATUS OF THE GUARANTEES

    Each Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Debt.

    Each Guarantee will rank PARI PASSU with all other Guarantees issued by the Company. Each Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will be held for the benefit of the holders of the related Preferred Securities. Each Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Lincoln Trust or upon distribution to the holders of the Preferred Securities of the Corresponding Junior Subordinated Debt Securities. None of the Guarantees places a limitation on the amount of additional Senior Debt that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Debt.

AMENDMENTS AND ASSIGNMENT

    Except with respect to any changes which do not materially adversely affect the rights of holders of the related Preferred Securities (in which case no vote will be required), no Guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of the Preferred Securities--Voting Rights; Amendment of Each Trust Agreement." All guarantees and agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the related Preferred Securities then outstanding.

EVENTS OF DEFAULT

    An event of default under each Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate Liquidation Amount of the related Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such

Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

    Any holder of the Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under such Guarantee without first instituting a legal proceeding against the Lincoln Trust, the Guarantee Trustee or any other person or entity.

    The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

    The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of any Guarantee, undertakes to perform only such duties as are specifically set forth in each Guarantee and, after default with respect to any Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of any Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEES

    Each Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the related Preferred Securities, upon full payment of the amounts payable upon liquidation of the related Lincoln Trust or upon distribution of Corresponding Junior Subordinated Debt Securities to the holders of the related Preferred Securities. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related Preferred Securities must restore payment of any sums paid under such Preferred Securities or such Guarantee.

GOVERNING LAW

    Each Guarantee will be governed by and construed in accordance with the laws of the State of New York.

THE EXPENSE AGREEMENT

    Pursuant to the Expense Agreement entered into by the Company under each Trust Agreement (the "Expense Agreement"), the Company will irrevocably and unconditionally guarantee to each person or entity to whom the Lincoln Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Lincoln Trust, other than obligations of the Lincoln Trust to pay to the holders of any Preferred Securities or other similar interests in the Lincoln Trust of the amounts due such holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be.

                    DESCRIPTION OF STOCK PURCHASE CONTRACTS
                            AND STOCK PURCHASE UNITS

    The Company may issue Stock Purchase Contracts, representing contracts obligating holders to purchase from the Company, and the Company to sell to the holders, a specified number of shares of Common Stock at a future date or dates. The price per share of Common Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units ("Stock Purchase Units") consisting of a Stock Purchase Contract and either (x) Senior Debt Securities, Subordinated Debt Securities or Junior Subordinated Debt Securities, (y) debt obligations of third parties, including U.S. Treasury securities, or (z) Preferred Securities of a Lincoln Trust, securing the holder's obligations to purchase the Common Stock under the Stock Purchase Contracts. The Stock Purchase Contracts may require the Company to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances the Company may deliver newly issued prepaid stock purchase contracts ("Prepaid Securities") upon release to a holder of any collateral securing such holder's obligations under the original Stock Purchase Contract.

    The applicable Prospectus Supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units and, if applicable, Prepaid Securities. The description in the Prospectus Supplement will not purport to be complete and will be qualified in its entirety by reference to the Stock Purchase Contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such Stock Purchase Contracts or Stock Purchase Units and, if applicable, the Prepaid Securities and the document pursuant to which such Prepaid Securities will be issued.

                              BOOK-ENTRY ISSUANCE

    DTC will act as securities depositary for all of the Preferred Securities and the Junior Subordinated Debt Securities, unless otherwise referred to in the Prospectus Supplement relating to an offering of Preferred Securities or Junior Subordinated Debt Securities. The Preferred Securities and the Junior Subordinated Debt Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global certificates will be issued for the Preferred Securities of each Lincoln Trust and the Junior Subordinated Debt Securities, representing in the aggregate the total number of such Lincoln Trust's Preferred Securities or aggregate principal balance of Junior Subordinated Debt Securities, respectively, and will be deposited with DTC.

    DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

    Purchases of Preferred Securities or Junior Subordinated Debt Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities or Junior Subordinated Debt Securities on DTC's records. The ownership interest of each actual purchaser of each Preferred Security and each Junior Subordinated Debt Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities or Junior Subordinated Debt Securities. Transfers of ownership interests in the Preferred Securities or Junior Subordinated Debt Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Preferred Securities or Junior Subordinated Debt Securities, except in the event that use of the book-entry system for the Preferred Securities of such Lincoln Trust or Junior Subordinated Debt Securities is discontinued.

    DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities or Junior Subordinated Debt Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities or Junior Subordinated Debt Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications buy DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Redemption notices shall be sent to Cede & Co. as the registered holder of the Preferred Securities or Junior Subordinated Debt Securities. If less than all of a Lincoln Trust's Preferred Securities or the Junior Subordinated Debt Securities are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

    Although voting with respect to the Preferred Securities or the Junior Subordinated Debt Securities is limited to the holders of record of the Preferred Securities or Junior Subordinated Debt Securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities or Junior Subordinated Debt Securities. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the relevant Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Preferred Securities or Junior Subordinated Debt Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

    Distribution payments on the Preferred Securities or the Junior Subordinated Debt Securities will be made by the relevant Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the relevant Trustee, the Lincoln Trust thereof or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to DTC is the responsibility of the relevant Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

    DTC may discontinue providing its services as securities depositary with respect to any of the Preferred Securities or the Junior Subordinated Debt Securities at any time by giving reasonable notice to the relevant Trustee and the Company. In the event that a successor securities depositary is not obtained, definitive Preferred Security or Junior Subordinated Debt Security certificates representing such Preferred Securities or Junior Subordinated Debt Securities are required to be printed and delivered. The Company, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After a Junior Subordinated Debt Security Event of Default, the holders of a majority in liquidation preference of Preferred Securities or aggregate principal amount of Junior Subordinated Debt Securities may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such Preferred Securities or Junior Subordinated Debt Securities will be printed and delivered.

    The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Lincoln Trusts and the Company believe to be accurate, but the Lincoln Trusts and the Company assume no responsibility for the accuracy thereof. Neither the Lincoln Trusts nor the Company has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                  RELATIONSHIP AMONG THE PREFERRED SECURITIES,
             THE CORRESPONDING JUNIOR SUBORDINATED DEBT SECURITIES
                               AND THE GUARANTEES

FULL AND UNCONDITIONAL GUARANTEE

    Payments of Distributions and other amounts due on the Preferred Securities (to the extent the Lincoln Trust has funds available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of Guarantees." Taken together, the Company's obligations under each series of Junior Subordinated Debt Securities, the Junior Subordinated Indenture, the related Trust Agreement, the related Expense Agreement, and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related series of Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Lincoln Trust's obligations under the Preferred Securities. If and to the extent that the Company does not make payments on any series of Corresponding Junior Subordinated Debt Securities, such Lincoln Trust will not pay Distributions or other amounts due on its Preferred Securities. The Guarantees do not cover payment of Distributions when the related Lincoln Trust does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of a series of Preferred Securities is to institute a legal proceeding directly against the Company for enforcement of payment of such Distributions to such holder. The obligations of the Company under each Guarantee are subordinate and junior in right of payment to all Senior Debt of the Company.

SUFFICIENCY OF PAYMENTS

    As long as payments of interest and other payments are made when due on each series of Corresponding Junior Subordinated Debt Securities, such payments will be sufficient to cover Distributions and other payments due on the related Preferred Securities, primarily because (i) the aggregate principal amount of each series of Corresponding Junior Subordinated Debt Securities will be equal to the sum of the aggregate stated Liquidation Amount of the Related Preferred Securities and related Common Securities; (ii) the interest rate and interest and other payment dates on each series of Corresponding Junior Subordinated Debt Securities will match the Distribution rate and Distribution and other payment dates for the related Preferred Securities; (iii) the Company shall pay for all and any costs, expenses and liabilities of such Lincoln Trust except the Lincoln Trust's obligations to holders of its Preferred Securities under such Preferred Securities; and (iv) each Trust Agreement further provides that the Lincoln Trust will not engage in any activity that is not consistent with the limited purposes of such Lincoln Trust.

    Notwithstanding anything to the contrary in the Junior Subordinated Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the related Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF PREFERRED SECURITIES

    A holder of any related Preferred Security may institute a legal proceeding directly against the Company to enforce its rights under the related Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the related Lincoln Trust or any other person or entity.

    A default or event of default under any Senior Debt of the Company would not constitute a default or Event of Default. However, in the event of payment defaults under, or acceleration of, Senior Debt of the Company, the subordination provisions of the Junior Subordinated Indenture provide that no payments may be made in respect of the Corresponding Junior Subordinated Debt Securities until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of Corresponding Junior Subordinated Debt Securities would constitute an Event of Default.

LIMITED PURPOSE OF LINCOLN TRUSTS

    Each Lincoln Trust's Preferred Securities evidence a beneficial interest in such Lincoln Trust, and each Lincoln Trust exists for the sole purpose of issuing its Preferred Securities and Common Securities and investing the proceeds thereof in Corresponding Junior Subordinated Debt Securities. A principal difference between the rights of a holder of a Preferred Security and a holder of a Corresponding Junior Subordinated Debt Security is that a holder of a Corresponding Junior Subordinated Debt Security is entitled to receive from the Company the principal amount of and interest accrued on Corresponding Junior Subordinated Debt Securities held, while a holder of Preferred Securities is entitled to receive Distributions from such Lincoln Trust (or from the Company under the applicable Guarantee) if and to the extent such Lincoln Trust has funds available for the payment of such Distributions.

RIGHTS UPON TERMINATION

    Upon any voluntary or involuntary termination, winding-up or liquidation of any Lincoln Trust involving the liquidation of the Corresponding Junior Subordinated Debt Securities, the holders of the related Preferred Securities will be entitled to receive, out of assets held by such Lincoln Trust, the Liquidation Distribution in cash. See "Description of Preferred Securities--Liquidation Distribution Upon Termination." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Corresponding Junior Subordinated Debt Securities, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Debt, but entitled to receive payment in full of principal and interest, before any stockholders of the Company receive payments or distributions. Since the Company is the guarantor under each Guarantee and has agreed to pay for all costs, expenses and liabilities of each Lincoln Trust (other than the Lincoln Trust's obligations to the holders of its Preferred Securities), the positions of a holder of such Preferred Securities and a holder of such Corresponding Junior Subordinated Debt Securities relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

                              PLAN OF DISTRIBUTION

    The Company and/or any Lincoln Trust may sell any of the Offered Securities in any one or more of the following ways from time to time: (i) through agents;
(ii) to or through underwriters; (iii) through dealers; or (iv) directly to purchasers.

    The Prospectus Supplement with respect to the Offered Securities will set forth the terms of the offering of the Offered Securities, including the name or names of any underwriters, dealers or agents; the purchase price of the Offered Securities and the proceeds to the Company and/or a Lincoln Trust from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such Offered Securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    The distribution of the Offered Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

    Offers to purchase Offered Securities may be solicited by agents designated by the Company from time to time. Any such agent involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company and/or the applicable Lincoln Trust to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Offered Securities so offered and sold.

    If Offered Securities are sold by means of an underwritten offering, the Company and/or the applicable Lincoln Trust will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement which will be used by the underwriters to make resales of the Offered Securities in respect of which this Prospectus is delivered to the public. If underwriters are utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. Offered Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the Offered Securities, unless otherwise indicated in the Prospectus Supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Offered Securities will be obligated to purchase all such Offered Securities of a series if any are purchased.

    If a dealer is utilized in the sales of the Offered Securities in respect of which this Prospectus is delivered, the Company and/or the applicable Lincoln Trust will sell such Offered Securities to the dealer as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the Offered Securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

    Offers to purchase Offered Securities may be solicited directly by the Company and/or the applicable Lincoln Trust and the sale thereof may be made by the Company and/or the applicable Lincoln Trust directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

    Agents, underwriters and dealers may be entitled under relevant agreements to indemnification or contribution by the Company and/or the applicable Lincoln Trust against certain liabilities, including liabilities under the Securities Act.

    Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, the Company and its subsidiaries in the ordinary course of business.

    Offered Securities may also be offered and sold, if so indicated in the applicable Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for the Company and/or the applicable Lincoln Trust. Any remarketing firm will be identified and the terms of its agreement, if any, with its compensation will be described in the applicable Prospectus Supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the Offered Securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with the Company and/or the applicable Lincoln Trust to indemnification or contribution by the Company and/or the applicable Lincoln Trust against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company and its subsidiaries in the ordinary course of business.

    If so indicated in the applicable Prospectus Supplement, the Company and/or the applicable Lincoln Trust may authorize agents, underwriters or dealers to solicit offers by certain types of institutions to purchase Offered Securities from the Company and/or the applicable Lincoln Trust at the public offering prices set forth in the applicable Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date or dates in the future. A commission indicated in the applicable Prospectus Supplement will be paid to underwriters, dealers and agents soliciting purchases of Offered Securities pursuant to any such delayed delivery contracts accepted by the Company and/or the applicable Lincoln Trust.

                             VALIDITY OF SECURITIES

    Unless otherwise indicated in the applicable Prospectus Supplement, certain legal matters will be passed upon for the Company and the Lincoln Trusts by Sonnenschein Nath & Rosenthal, Chicago, Illinois, counsel to the Company, and for the Lincoln Trusts by Richards, Layton & Finger, special Delaware counsel to the Lincoln Trusts. Sonnenschein Nath & Rosenthal will rely on (i) the opinion of Richards, Layton & Finger as to matters of Delaware law and (ii) the opinion of Jack D. Hunter, Esq., Executive Vice President and General Counsel of the Company, as to matters of Indiana law. As of February 27, 1998, Mr. Hunter beneficially owned 103,476 shares of Common Stock of the Company, including 49,125 shares of Common Stock which Mr. Hunter has the right to acquire pursuant to options exercisable within 60 days of such date.

                                    EXPERTS

    The consolidated financial statements and schedules of Lincoln National Corporation and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

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    NO DEALER, SALESMAN OR ANY OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY LINCOLN NATIONAL CORPORATION OR BY THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF LINCOLN NATIONAL CORPORATION SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                              --------------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                    PAGE
                                                    -----
Incorporation of Certain Documents by
  Reference....................................         S-4
Risk Factors...................................         S-5
Forward-Looking Statements.....................         S-9
Lincoln National Capital III...................         S-9
Lincoln National Corporation...................        S-10
Selected Consolidated Financial Data...........        S-13
Capitalization.................................        S-14
Use of Proceeds................................        S-15
Accounting Treatment...........................        S-15
Certain Terms of Series C TOPrS................        S-15
Certain Terms of Series C Subordinated
  Debentures...................................        S-18
Certain Federal Income Tax Consequences........        S-21
Underwriting...................................        S-25
Validity of Securities.........................        S-26

                         PROSPECTUS
Available Information..........................           3
Incorporation of Certain Documents by
  Reference....................................           4
Lincoln National Corporation...................           5
The Lincoln Trusts.............................           5
Use of Proceeds................................           6
Consolidated Ratios of Earnings to Fixed
  Charges and Earnings to Combined Fixed
  Charges and Preferred Stock Dividends........           6
Description of the Senior Debt Securities......           7
Description of Junior Subordinated Debt
  Securities...................................          14
Description of Preferred Stock and Common
  Stock........................................          26
Description of Depositary Shares...............          31
Description of Warrants........................          34
Description of Preferred Securities............          35
Description of Guarantees......................          47
Description of Stock Purchase Contracts and
  Stock Purchase Units.........................          49
Book-Entry Issuance............................          50
Relationship Among the Preferred Securities,
  the Corresponding Junior Subordinated Debt
  Securities and the Guarantees................          52
Plan of Distribution...........................          53
Validity of Securities.........................          55
Experts........................................          55

                         8,000,000 PREFERRED SECURITIES

                          LINCOLN NATIONAL CAPITAL III

                                % TRUST ORIGINATED
                           PREFERRED SECURITIES-SM-,
                             SERIES C ("TOPRS-SM-")
                            (LIQUIDATION AMOUNT $25
                            PER PREFERRED SECURITY)
                     FULLY AND UNCONDITIONALLY GUARANTEED,
                            AS DESCRIBED HEREIN, BY

                                     [LOGO]

                                 -------------

                             PROSPECTUS SUPPLEMENT

                                 -------------

                              MERRILL LYNCH & CO.

                             CHASE SECURITIES INC.

                                LEHMAN BROTHERS

                           MORGAN STANLEY DEAN WITTER

                            PAINEWEBBER INCORPORATED

                                 JULY   , 1998

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